AMENDED AND RESTATED LOAN AGREEMENT

                  ORIGINALLY DATED AS OF JANUARY 31, 1986

         AMENDED AND RESTATED IN ITS ENTIRETY AS OF MARCH 31, 1997

                                   AMONG

                       PETROLEUM HELICOPTERS, INC.,

                          WHITNEY NATIONAL BANK,

                     FIRST NATIONAL BANK OF COMMERCE,

                        NATIONSBANK OF TEXAS, N.A.

                                    AND

                   NATIONSBANK OF TEXAS, N.A., AS AGENT

                             TABLE OF CONTENTS

                                                                       Page


1.   DEFINITIONS AND ACCOUNTING TERMS. . . . . . . . . . . . . . . . . . .1

     1.01 Certain Definitions. . . . . . . . . . . . . . . . . . . . . . .1
     1.02 Other Definitional Provisions. . . . . . . . . . . . . . . . . 21

2.   THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

     2.01 Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     2.02 Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . 22
     2.03 Borrowing Procedure. . . . . . . . . . . . . . . . . . . . . . 23
     2.04 Rates of Interest. . . . . . . . . . . . . . . . . . . . . . . 24
     2.05 Increased Costs - Reserve Requirements, Etc. . . . . . . . . . 26
     2.06 Recapture. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     2.07 Commitment Fees; Agent's Fees. . . . . . . . . . . . . . . . . 26
     2.08 Payments, Notice of Certain Repayments, and Computations . . . 27
     2.09 Set-Off, Counterclaims and Taxes . . . . . . . . . . . . . . . 27
     2.10 Termination or Reduction of Commitments. . . . . . . . . . . . 28
     2.11 Application of Proceeds. . . . . . . . . . . . . . . . . . . . 28
     2.12 Conversion and Continuation. . . . . . . . . . . . . . . . . . 28
     2.13 Provisions Relating to LIBOR Loans . . . . . . . . . . . . . . 29
     2.14 Permitted Letters of Credit. . . . . . . . . . . . . . . . . . 31
     2.15 Issuance of Permitted Letters of Credit. . . . . . . . . . . . 32
     2.16 Reimbursement Obligations; Duties of Issuing Bank. . . . . . . 33
     2.17 Participations . . . . . . . . . . . . . . . . . . . . . . . . 33
     2.18 Payment of Reimbursement Obligations . . . . . . . . . . . . . 35
     2.19 EXONERATION. . . . . . . . . . . . . . . . . . . . . . . . . . 35
     2.20 Reporting Requirements . . . . . . . . . . . . . . . . . . . . 36
     2.21 Compensation for Permitted Letters of Credit . . . . . . . . . 37

3.   PREPAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

     3.01 Optional Prepayments . . . . . . . . . . . . . . . . . . . . . 37
     3.02 Mandatory Prepayments. . . . . . . . . . . . . . . . . . . . . 38

4.   PAYMENTS MADE ON BUSINESS DAYS. . . . . . . . . . . . . . . . . . . 39

5.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . 39

     5.01 Organization and Qualification . . . . . . . . . . . . . . . . 39
     5.02 Financial Statements . . . . . . . . . . . . . . . . . . . . . 40
     5.03 Actions Pending. . . . . . . . . . . . . . . . . . . . . . . . 40
     5.04 No Default . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     5.05 Warranty of Title; Leases. . . . . . . . . . . . . . . . . . . 41
     5.06 Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . 41
     5.07 Conflicting or Adverse Agreements or Restrictions. . . . . . . 41
     5.08 Purpose of Borrowings. . . . . . . . . . . . . . . . . . . . . 41
     5.09 Patents, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . 42
     5.10 Authorization, Validity, Etc.. . . . . . . . . . . . . . . . . 42
     5.11 Franchises, Permits, Etc.. . . . . . . . . . . . . . . . . . . 42
     5.12 Governmental Approvals . . . . . . . . . . . . . . . . . . . . 42
     5.13 Description of and Title to Helicopters and Engines. . . . . . 43
     5.14 Registered Office of Company, Etc. . . . . . . . . . . . . . . 43
     5.15 Title to Parts and Receivables . . . . . . . . . . . . . . . . 43
     5.16 Section 1110 of Bankruptcy Reform Act of 1978. . . . . . . . . 43
     5.17 Environmental Protection Statutes. . . . . . . . . . . . . . . 44

6.   CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . 45

     6.01 Conditions Precedent to this Agreement . . . . . . . . . . . . 45
     6.02 Conditions Precedent to each Borrowing . . . . . . . . . . . . 46

7.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 47

     7.01 Financial Statements and Information . . . . . . . . . . . . . 47
     7.02 Books and Records. . . . . . . . . . . . . . . . . . . . . . . 50
     7.03 General Insurance. . . . . . . . . . . . . . . . . . . . . . . 50
     7.04 Maintenance of Property. . . . . . . . . . . . . . . . . . . . 50
     7.05 Inspection of Property and Records . . . . . . . . . . . . . . 50
     7.06 Existence, Laws, Obligations, etc. . . . . . . . . . . . . . . 50
     7.07 Notification of Defaults . . . . . . . . . . . . . . . . . . . 51
     7.08 Election and Incumbency Certificate. . . . . . . . . . . . . . 52
     7.09 Registration, Maintenance, Operation, Foreign Operations and
          Marking. . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     7.10 Insurance with Respect to the Aircraft . . . . . . . . . . . . 54
     7.11 Recording, Etc.. . . . . . . . . . . . . . . . . . . . . . . . 56
     7.12 Material Adverse Change. . . . . . . . . . . . . . . . . . . . 57
     7.13 Further Assurances . . . . . . . . . . . . . . . . . . . . . . 57
     7.14 Change of Control. . . . . . . . . . . . . . . . . . . . . . . 57
     7.15 Location of Parts. . . . . . . . . . . . . . . . . . . . . . . 58

8.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . 58

     8.01 Current Ratio; Consolidated Tangible Net Worth . . . . . . . . 58
     8.02 Restricted Payments. . . . . . . . . . . . . . . . . . . . . . 58
     8.03 Capital Expenditures . . . . . . . . . . . . . . . . . . . . . 58
     8.04 Modified Cash Flow Coverage. . . . . . . . . . . . . . . . . . 59
     8.05 Liens, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     8.06 Limitations on Indebtedness for Money Borrowed and Long-Term
          Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     8.07 Investments. . . . . . . . . . . . . . . . . . . . . . . . . . 60
     8.08 Nature of Business . . . . . . . . . . . . . . . . . . . . . . 61
     8.09 Stock of Subsidiaries, Merger, Sale of Assets, Etc.. . . . . . 61
     8.10 Change in Accounting Method. . . . . . . . . . . . . . . . . . 61
     8.11 Sale of Receivables and Parts. . . . . . . . . . . . . . . . . 61
     8.12 Tax Consolidation. . . . . . . . . . . . . . . . . . . . . . . 61
     8.13 Chief Executive Office; Registered Office. . . . . . . . . . . 62
     8.14 Transactions with Affiliates . . . . . . . . . . . . . . . . . 62
     8.15 Leasing. . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     8.16 Limitation on Amount of Loans and Permitted Letters of
          Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     8.17 Limitation on Prepayments on Funded Indebtedness . . . . . . . 62
     8.18 Loans and Advances to Other Persons. . . . . . . . . . . . . . 62
     8.19 Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . 62

9.   POSSESSION, USE, VALUATION AND RELEASE OF COLLATERAL; APPLICATION OF
     PROCEEDS THEREOF; ADDITIONS TO COLLATERAL . . . . . . . . . . . . . 63

     9.01 Possession and Use of Collateral . . . . . . . . . . . . . . . 63
     9.02 Loss, Restriction, Requisition, Etc. . . . . . . . . . . . . . 64
     9.03 Valuation of Aircraft, Etc.. . . . . . . . . . . . . . . . . . 68
     9.04 Protection of Purchasers . . . . . . . . . . . . . . . . . . . 70
     9.05 Other Additions to Collateral; Releases of Collateral. . . . . 70

10.  EVENTS OF DEFAULT AND REMEDIES. . . . . . . . . . . . . . . . . . . 72

     10.01     Events of Default . . . . . . . . . . . . . . . . . . . . 72
     10.02     Acceleration of Maturity. . . . . . . . . . . . . . . . . 74
     10.03     Right of Set-off. . . . . . . . . . . . . . . . . . . . . 75
     10.04     Sharing of Payments, Etc. . . . . . . . . . . . . . . . . 75
     10.05     Application of Proceeds of Collateral . . . . . . . . . . 76

11.  THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78

     11.01     Appointment of Agent; Authority . . . . . . . . . . . . . 78
     11.02     INDEMNIFICATION OF AGENT. . . . . . . . . . . . . . . . . 78
     11.03     LIABILITY OF AGENT. . . . . . . . . . . . . . . . . . . . 79
     11.04     Independent Credit Decision . . . . . . . . . . . . . . . 79
     11.05     Agent and Affiliates; Multiple Capacities . . . . . . . . 80
     11.06     Successor Agent . . . . . . . . . . . . . . . . . . . . . 80

12.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 81

     12.01     No Waiver; Remedies . . . . . . . . . . . . . . . . . . . 81
     12.02     Amendments, Etc.. . . . . . . . . . . . . . . . . . . . . 81
     12.03     Duty With Respect to Collateral . . . . . . . . . . . . . 81
     12.04     Performance of Company's Covenants. . . . . . . . . . . . 81
     12.05     INDEMNITIES . . . . . . . . . . . . . . . . . . . . . . . 81
     12.06     Notices . . . . . . . . . . . . . . . . . . . . . . . . . 84
     12.07     Binding Effect. . . . . . . . . . . . . . . . . . . . . . 85
     12.08     Interest. . . . . . . . . . . . . . . . . . . . . . . . . 86
     12.09     Survival of Representations and Warranties. . . . . . . . 86
     12.10     Severability. . . . . . . . . . . . . . . . . . . . . . . 86
     12.11     Descriptive Headings. . . . . . . . . . . . . . . . . . . 86
     12.12     Counterparts. . . . . . . . . . . . . . . . . . . . . . . 86
     12.13     GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . 87


Schedule I     Description of Aircraft

Schedule II    Liens of the Company and the Subsidiaries
          Existing on March 31, 1997

Schedule III   Indebtedness of the Company and the
          Subsidiaries Existing on March 31, 1997

Exhibit A-1    Form of Term Note
Exhibit A-2    Form of Revolving Credit Note
Exhibit B Subsidiaries
Exhibit C Form of Borrowing Base Certificate
Exhibit D-1    Form of Opinion of Correro, Fishman, Haygood, Phelps, Weiss,
               Walmsley & Casteix, L.L.P.
Exhibit D-2    Form of Opinion of Lytle, Soule & Curlee
Exhibit E Form of Officer's Certificate as to Release of Collateral

                    AMENDED AND RESTATED LOAN AGREEMENT


          THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of
March 31, 1997, (the "Effective Date"), by and among PETROLEUM HELICOPTERS, INC., a Louisiana corporation (hereinafter referred to as the "Company"), NATIONSBANK OF TEXAS, N.A. (formerly known as NCNB Texas National Bank) ("NationsBank"), WHITNEY NATIONAL BANK (formerly known as Whitney National Bank of New Orleans) ("Whitney"), and FIRST NATIONAL BANK OF COMMERCE ("FNBC"), (hereinafter individually referred to as a "Bank" and collectively referred to as the "Banks") and NationsBank, as agent for the Creditors (as hereinafter defined) under this Agreement (hereinafter in such capacity referred to as the "Agent"),

                           W I T N E S S E T H:

          WHEREAS, NationsBank, Whitney, FNBC, NationsBank as agent for the foregoing, and the Company entered into an Amended and Restated Loan Agreement dated as of August 13, 1996, as amended as of January 1, 1997 (as so amended, the "Prior Amended and Restated Loan Agreement"); and

          WHEREAS, the Company has requested the Banks to amend certain provisions of the Prior Amended and Restated Loan Agreement by, among other things, (i) dividing the credit facility thereunder into an approximately eighty month term loan and an approximately twenty month revolving credit facility which will convert to a five-year term loan and
(ii) increasing the availability to the Company thereunder; and

          WHEREAS, the Banks are willing to amend and restate the Prior Amended and Restated Loan Agreement and to modify the indebtedness outstanding thereunder as hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


1.   DEFINITIONS AND ACCOUNTING TERMS.

     1.01 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural form of the terms defined).

          "1988 Loan Agreement" shall mean that certain Amended and Restated Loan Agreement dated as of August 1, 1988, as amended as of December 19, 1988, July 28, 1989, October 17, 1989, February 1, 1990,
June 1, 1990 and October 24, 1990 among NCNB Texas National Bank, Whitney, FNBC, NCNB Texas National Bank as agent for the forgoing, and the Company.

          "Affiliate" shall mean a person (other than the Company) which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any Subsidiary, which beneficially owns or holds 5% or more of the shares of any class of Voting Stock of the Company or any Subsidiary or 5% or more of the shares of any class of Voting Stock of which is beneficially owned or held by the Company or any Subsidiary. "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

          "Agreement" shall mean this Amended and Restated Loan
Agreement, as the same may be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Aircraft" shall mean the helicopters described in Schedule I of this Agreement, together with all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including communications equipment), parts, apparatus, appurtenances and accessories (including without limitation property which consists of, or which may from time to time hereafter consist of, one or more aircraft engines of 750 or more rated takeoff horsepower or the equivalent of that horsepower, and one or more propellers capable of absorbing 750 or more rated takeoff shaft horsepower) now or from time to time hereafter incorporated or installed in or attached or appertaining to one or more of said helicopters, in each case so long as the same shall be subject or required or intended to be subject to the Security Interest, including without limitation those aircraft engines described in Schedule I of this Agreement, and shall include any helicopters or other Aviation Units from time to time hereafter subject or required or intended to be subject to the Security Interest, together with all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including communications equipment), parts, apparatus, appurtenances and accessories (including property which consists of, or which may from time to time hereafter consist of, one or more aircraft engines of 750 or more rated takeoff horsepower or the equivalent of that horsepower, and one or more propellers capable of absorbing 750 or more rated takeoff shaft horsepower) from time to time incorporated or installed in or attached or appertaining to any thereof and subject or required or intended to be subject to the Security Interest.
          "Aircraft Registry" shall mean the Federal Aviation Administration Aircraft Registry located in Oklahoma City, Oklahoma, or such different office or location of said Registry, or the office of any successor to said Registry, as may be duly designated by the Secretary of Transportation (or his successor or designee) for receipt and recording of "conveyances" (as defined in the Federal Aviation Act) to preserve and protect their validity as against, and to publish notice to, third parties.

          "Applicable Prime Rate" shall mean in respect of any Prime
Rate Borrowing a fluctuating rate per annum (based on a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the sum of the Prime Rate plus (i) 0.50% per annum for so long as the Leverage Ratio is greater than 4.75, or (ii) 0% for so long as the Leverage Ratio is less than or equal to 4.75.

          "Appraised Value" shall mean (i) with respect to any of the Aircraft that shall at the time be new or not more than one year old, the purchase price thereof, as certified by the Company in Officers' Certificates delivered to the Agent and the Banks at the times and under the circumstances contemplated by this Agreement and (ii) with respect to any of the Aircraft that shall at the time be more than one year old, the purchase price thereof that would be agreed to in an arm's-length transaction between an informed and willing buyer-user (other than a user currently in possession or a used equipment or scrap dealer) and an informed and willing seller under no compulsion to sell or lease (the costs of removal from the location of current use being deductions from such value), as specified by the Independent Appraiser (after consultation with the Company and after such physical inspection, if any, of such Aircraft as the Independent Appraiser shall deem to be necessary or appropriate) in written opinions addressed and delivered to the Agent and the Banks at the times and under the circumstances contemplated by this Agreement. For the purpose of determining whether clause (i) or (ii) of the first sentence of this definition of "Appraised Value" shall apply to any particular Aircraft, the Aircraft in question shall be deemed to be one year old upon the expiration of one year from the delivery by the original manufacturer to, and acceptance by, the first user thereof (or the person anticipated to be the first user thereof), whether or not the Company shall have been such first user or other person. For the purpose of determining the "Appraised Value" of any Aircraft that shall be new or not more than one year old, the term "purchase price" with respect thereto shall mean the actual purchase price thereof that shall appear on the invoice issued by the manufacturer of said Aircraft and by the manufacturer or distributor of any instruments or other equipment added thereto after the date of the invoice issued by the manufacturer of said Aircraft (excluding, however, any freight or transportation charges, erection costs or other charges or costs that do not reflect the price of materials and components used in the manufacture of said Aircraft or instruments or equipment, whether or not such charges or costs shall be separately stated on the invoice).

          "Appropriate Actions" shall mean, with respect to the inclusion of an Aviation Unit in the Security Interest, (a) filing or causing to be filed a proper bill or bills of sale covering said
Aviation Unit (on FAA Form 8050-2, "Aircraft Bill of Sale", or on any other appropriate form) in the Aircraft Registry and in any other public office necessary for full compliance by the Company with the terms hereof;
(b) causing said Aviation Unit to be free and clear of all Liens (other than Permitted Liens), making the appropriate filings, registrations and recordings (including the filing of FAA Form 8050-41 and any appropriate termination statements or releases) necessary to release any existing Liens of record and otherwise causing said Aviation Unit to be in full compliance with all the terms and provisions of this Agreement with the same effect as if the same were a portion of the original Aircraft described in this Agreement; (c) executing and delivering any registration, recordation or filing documents and any other appropriate security documentation as the Agent or any Creditor through the Agent may request for the purpose of describing said Aviation Unit (including all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including communications equipment), parts, apparatus, appurtenances and accessories) in reasonable detail, and expressly and specifically subjecting the same to the Security Interest; (d) delivering or causing to be delivered to the Agent and each Creditor an opinion of counsel (dated the date of the filing for recordation in the Aircraft Registry of the security documentation referred to in clause (c) above) to the effect that the Company has good and marketable title to said Aviation Unit free of all Liens (other than Permitted Liens) and that said Aviation Unit has been duly subjected to the Security Interest and constitutes a portion of the Collateral; and
(e) delivering to the Agent and each Creditor an Officers' Certificate certifying that the Company is in full compliance with all provisions of this Agreement with respect to the same.

          "Aviation Unit" shall mean any engine-powered device that is used or intended to be used for flight in the air and shall include within each such device all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including without limitation communications equipment), parts, apparatus, appurtenances and accessories from time to time incorporated or installed therein or attached or appertaining thereto.

          "Bank" and "Banks" shall have the meanings given such terms in the introductory paragraph of this Agreement.

          "Borrowing" shall mean a Term Loan Borrowing or a Revolving Credit Borrowing.

          "Borrowing Base" shall mean at any time an amount equal to (a)
(i) 80% of the amount of Eligible Receivables, plus (ii) 50% of the Appraised Value of the Aircraft, plus (iii) the Value of Pledged Investment Securities, plus (iv) 50% of the value of Eligible Parts (valued at the lower of average cost or market), in which each of the Creditors shall have a valid equal and ratable perfected first priority Security Interest, pursuant to the Security Documents, minus (b) the aggregate principal amount of the Term Loans, at the time of such determination.

          "Borrowing Base Certificate" shall mean an Officers'
Certificate in the form of Exhibit C attached hereto and made a part hereof, with the blanks appropriately completed.

          "Borrowing Date" shall mean, with respect to a Borrowing, the date designated in a Notice of Borrowing with respect thereto upon which the proceeds of such Borrowing are to be paid or delivered to the Company.

          "Business Day" shall mean (a) for all purposes other than as provided in clause (b) below, any day other than a Saturday, Sunday or other day on which banking institutions in Dallas, Texas or New Orleans, Louisiana are permitted or required by law or executive order to be closed and (b) with respect to all notices and determinations in connection with any borrowings consisting of payments of principal and interest in respect of LIBOR Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading between prime banks in the London interbank market.

          "Capital Lease" shall mean with respect to any person any lease which should, in accordance with generally accepted accounting principles, be required to be capitalized on a balance sheet of the lessee or, if not so capitalized, for which the amounts of the asset and liability (had such lease been capitalized) be required to be disclosed in a note to such a balance sheet.

          "CERCLA" shall have the meaning given in the definition of "Environmental Protection Statute."

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

          "Collateral" shall mean (a) the Aircraft, including all substitutions, renewals and replacements of any portion thereof and all additions, improvements, accessions and accumulations to any portion thereof, whether now owned or held or hereafter acquired or now or from time to time hereinafter incorporated or installed in or attached or appertaining to any portion of the Aircraft (whether or not the same shall be or remain incorporated or installed in or attached to any portion of such property), whether now owned or held or hereafter acquired, (b) the Receivables of the Company, (c) the Parts, (d) all Pledged Investment Securities, (e) all estates, rights, power and privileges of the Company, whether now held or enjoyed or hereafter acquired, in respect of any of the foregoing and (f) any and all proceeds of the conversion, voluntary or involuntary, of any portion of the property now or from time to time hereafter subject or required or intended to be subject to the Security Interest, into cash, negotiable instruments or other instruments for the payment of money, chattel paper, security agreements, documents, liquidated claims or any other form of proceeds, including proceeds of insurance and of any governmental takings, subject, however, to the further provisions of this Agreement and the Security Documents (it being understood and agreed that the inclusion of proceeds in the Collateral does not authorize the Company to sell, dispose of or otherwise use the Collateral in a manner that is not expressly permitted by this Agreement or the Security Documents).

          "Collateral Chattel Mortgage (Parts)" shall mean that certain Act of Collateral Chattel Mortgage (Parts) dated April 16, 1986 by the Company affecting certain aircraft parts of the Company and recorded in the chattel mortgage records of Lafayette Parish, Louisiana under Entry No. 300228, in the chattel mortgage records of Jefferson Parish, Louisiana under Entry No. 108980, in the chattel mortgage records of Cameron Parish, Louisiana under Entry No. 199328, in the chattel mortgage records of Vermilion Parish, Louisiana under Entry No. 861783, in the chattel mortgage records of St. Mary Parish, Louisiana under Entry No. 276914, in the chattel mortgage records of Terrebonne Parish, Louisiana under Entry No. 779432, in the chattel mortgage records of Plaquemines Parish, Louisiana in Chattel Mortgage Book 42, folio 2001, and in the chattel mortgage records of Lafourche Parish, Louisiana under Entry No. 646530, together with any and all supplements, modifications or amendments thereto or restatements thereof.

          "Collateral Mortgage Note (Parts)" shall mean that certain Collateral Mortgage Note (Parts) made by the Company on April 16, 1986 in the principal sum of $30,000,000.00, payable to Bearer, due on demand, and secured by and paraphed for identification with the Collateral Chattel Mortgage (Parts).

          "Commitment" shall mean for each Bank, that Bank's
Ratable Share of $40,000,000, as such amount is reduced from time to time pursuant to Section 2.10 and Section 3.02, less the amount of such Bank's Ratable Share of the Permitted Letter of Credit Amount at such time.

          "Commitment Fee" means a fee payable by the Company pursuant to Subsection 2.07(a) in the amount of 0.375% (based on a year of 365 or 366 days, as the case may be, and actual days elapsed) on the daily average unused amounts of the Commitments.

          "Company" shall have the meaning given such term in the introductory paragraph of this Agreement.

          "Consolidated Current Assets" shall mean, as of the date of determination thereof, the following assets of the Company and Consolidated Subsidiaries, after eliminating all offsetting debits and credits among the Company and Consolidated Subsidiaries and all other items to be eliminated in the process of consolidation effected in accordance with generally accepted accounting principles consistently applied and after deducting from the value thereof appropriate reserves against any thereof required to be created or maintained in accordance with generally accepted accounting principles consistently applied: (a) cash and cash items in any bank or trust company, on hand and in transit,
(b) spare parts and supplies (whether or not held for sale to customers in the ordinary course of business), stated at the lower of average cost or fair market value, (c) direct obligations of the United States Government having a final maturity of not more than one year from the date of original issuance thereof, stated at the lower of cost or current market value, (d) commercial paper rated "Prime-1" by Moody's Investors Service, Inc. or "A-1" by Standard & Poor's Ratings Group (or comparably rated by either such organization or any successor thereto if the rating system of such organization is changed or there is such a successor) and having a final maturity of not more than nine months from the date of original issuance thereof, stated at the lower of cost or current market value, (e) time deposits in any bank or trust company organized under the laws of the United States of America, any state thereof or the District of Columbia (provided, however, that such bank or trust company is a member of the Federal Reserve System and has a combined capital, surplus and undivided profits in excess of $80,000,000), stated at the lower of cost or current market value, (f) customers' accounts, bills and notes receivable, not more than 90 days overdue, (g) such other Tangible Assets (but excluding investments other than those included in Consolidated Current Assets by clauses (c), (d) and (e) above and excluding real property in the process of development or sale), and such insurance proceeds receivable within one year after the date of determination of "Consolidated Current Assets", as, in accordance with generally accepted accounting principles consistently applied, would be included in current assets and (h) prepaid interest, rents, insurance premiums and taxes which, in accordance with generally accepted accounting principles consistently applied, would be included in current assets.

          "Consolidated Current Liabilities" shall mean, as of the date of determination thereof, the following obligations of the Company and Consolidated Subsidiaries, after eliminating all offsetting debits and credits among the Company and Consolidated Subsidiaries and all other items to be eliminated in the process of consolidation effected in accordance with generally accepted accounting principles consistently applied: (a) all Indebtedness thereof payable on demand or maturing within one year from the date of determination and not renewable or extendible at the option of the obligor, under a revolving credit agreement or otherwise, to a date more than one year from the date of creation thereof, (b) final maturities, prepayments, sinking fund payments and other payments required to be made within one year from the date of determination in respect of any Indebtedness thereof (including the Notes), (c) accounts, bills and notes payable and (d) all other items (including taxes accrued as estimated) which, in accordance with generally accepted accounting principles consistently applied, would be included in current liabilities.

          "Consolidated Current Ratio" shall mean, for any accounting period, the ratio obtained by dividing Consolidated Current Assets by Consolidated Current Liabilities.

          "Consolidated Indebtedness" shall mean, as of the date of determination thereof, Indebtedness of the Company and Consolidated Subsidiaries, after eliminating all offsetting debits and credits among the Company and Consolidated Subsidiaries and all other items to be eliminated in the process of consolidation effected in accordance with generally accepted accounting principles consistently applied.

          "Consolidated Interest Charges" shall mean, for any accounting period, the total of interest and amortization of debt discount expense and premium of all Consolidated Indebtedness, excluding, however, obligations of the Company and the Consolidated Subsidiaries under all Operating Leases.

          "Consolidated Net Income" and "Consolidated Net Loss" shall mean, for any accounting period, the consolidated net income or loss, as the case may be, of the Company and Consolidated Subsidiaries determined in accordance with generally accepted accounting principles consistently applied, but in any event excluding (a) in calculating "Consolidated Net Income", the following items:

          (i) the earnings of any person (other than a Consolidated Subsidiary) predecessor to the Company or any Consolidated
     Subsidiary through merger, consolidation, sale of assets or otherwise during the period prior to the date of determination, or the earnings of any Consolidated Subsidiary prior to the date it shall have become a Consolidated Subsidiary;

          (ii) all items properly classified as extraordinary in accordance with generally accepted accounting principles (provided, however, that, irrespective of the classification of earnings or losses derived from resales of helicopters by the Company or any Consolidated Subsidiaries, such earnings or losses shall not be considered as extraordinary for the purposes of this definition);

          (iii) any equity in the earnings of any person other than a Consolidated Subsidiary, except to the extent of any dividend actually received by the Company from such person in cash or in other tangible property (valued at the fair market value thereof at the time of receipt thereof by the Company); and

          (iv) any fees payable by the Company under Section 2.07(a);
and

(b) in calculating "Consolidated Net Loss", losses of any person other than the Company or a Consolidated Subsidiary.

          "Consolidated Subsidiary" or "Consolidated Subsidiaries" shall mean a Subsidiary or Subsidiaries, respectively, whose financial statements are prepared on a consolidated basis with those of the Company in accordance with generally accepted accounting principles.

          "Consolidated Tangible Net Worth" shall mean, as of the date of determination thereof, the sum of (a) the par value (or value stated on the books of the Company) of all classes of the capital stock of the Company and (b) the amount of the consolidated surplus, whether capital or earned, of the Company and Consolidated Subsidiaries less all deferred charges, patents, trade names, copyrights, licenses, franchises, goodwill, acquisition expenses, unamortized debt discount and expense and other intangible items, all determined in accordance with generally accepted accounting principles consistently applied.

          "Conversion Date" shall mean October 31, 1998.

          "Creditors" shall mean the Banks and any and all Swap
Providers.

          "Default" shall mean any of the events specified in Subsections 10.01(a) through 10.01(m), whether or not any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act has been satisfied.

          "Direct Expenses" shall mean all expenses incurred by the Company and the Consolidated Subsidiaries in the operation of their respective helicopter fleets determined in accordance with generally accepted accounting principles consistently applied excluding (a) depreciation and amortization, (b) lease rental expense arising under Operating Leases, (c) general and administrative expenses, (d) interest expense and (e) profit sharing plan contributions.

          "Dollars" and "$" shall mean lawful currency of the United States of America.

          "Effective Date" shall have the meaning given such term in the introductory paragraph of this Agreement.

          "Eligible Parts" shall mean all Parts on the books of account of the Company on the date any determination is made, located within the State of Texas or the State of Louisiana, and in which the Agent shall have a perfected first priority security interest for the benefit of the Creditors.

          "Eligible Receivables" shall mean Receivables of the Company carried on its books of account which, on the date as of which the determination is being made (a) arose in the ordinary course of business,
(b) arose from the sale or lease of goods or performance of services by the Company, (c) are evidenced by an "Invoice" (i.e., an invoice, shipping order or similar writing) dated no later than the last day of the calendar month in which the sale or lease of goods or performance of services occurred, and which Invoice provides for payment within 30 days or less from the date of such Invoice, (d) are not subject to set-off, counterclaim or defense, (e) are not more than 90 days old, (f) are payable by persons other than any person who is an officer or a director of the Company or an officer or director of an Affiliate, (g) are not payable by the United States of America or any agency or department thereof, and (h) does not by its terms prohibit the assignment thereof or require the consent of the obligor thereon to any assignment thereof; provided, however, Receivables of the Company due from persons who are Affiliates or persons located outside the United States shall not constitute in the aggregate more than 10% of the Eligible Receivables; and further, provided, that if any Receivable of the Company is more than 90 days old, upon receipt by the Company of a notice from the Agent, acting at the request of the Majority Banks, specifying that no Receivables of the Company due from the obligor of such Receivable be included as an Eligible Receivable, no such Receivable of the Company shall be included as an Eligible Receivable unless the prior written consent of the Majority Banks is obtained. For purposes of this Agreement, a Receivable is 90 days old on the 90th day after the date of the Invoice evidencing such Receivable, and the age of any other Receivable is likewise the number of days since the date of its Invoice.

          "Environmental Protection Statute" means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A.
S 9601 et seq.), as amended from time to time, and any and all rules and regulations issued or promulgated thereunder ("CERCLA"); (b) the Resource Conservation and Recovery Act, (as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. S 6901 et seq.), as amended from time to time, and any and all rules and regulations promulgated thereunder ("RCRA"); (c) the Clean Air Act, 42 U.S.C.A. S 7401 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (d) the Clean Water Act of 1977, 33 U.S.C.A. S 1251 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (e) the Toxic Substances Control Act, 15 U.S.C.A. S 2601 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; or (f) any other federal or state law, statute, rule, or regulation enacted in connection with or relating to the protection or regulation of the environment (including, without limitation, those laws, statutes, rules, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Materials) and any rules and regulations issued or promulgated in connection with any of the foregoing by any governmental authority, and "Environmental Protection Statutes" means each of the foregoing.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" shall mean any Subsidiary or trade or business (whether or not incorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of Section 414 of the Code (such rules and regulations shall also be deemed to apply to foreign corporations and entities).

          "Event of Default" shall mean any of the events specified in Subsections 10.01(a) through 10.01(m), provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

          "Event of Loss" shall mean any of the following events: (a) the total destruction of any helicopter or other Aviation Unit constituting a portion of the Aircraft, or damage thereto to an extent which, in the opinion of the Company (as evidenced by an Officers' Certificate to such effect delivered to the Agent with a copy to each Bank, together with, if requested by any Bank, a certificate of the Independent Appraiser addressed and delivered to the Agent with a copy to each Bank), shall render repair impracticable or uneconomical; or (b) the condemnation, confiscation, theft or seizure of, or the requisition of title to or use of, any such helicopter or other Aviation Unit constituting a portion of the Aircraft, or any portion thereof, as shall result in the loss of use or possession of such helicopter or other Aviation Unit by the Company for a period of 90 days or longer.

          "Federal Aviation Act" shall mean the Federal Aviation Act of 1958, as amended and in effect at the particular time, or comparable provisions of any successor statute.

          "FNBC" shall have the meaning given such term in the introductory paragraph of this Agreement.

          "Funded Indebtedness" shall mean, with respect to any person, all Indebtedness for Money Borrowed of such person which has a final maturity (or, pursuant to the terms of the agreement under which it has been issued, an anticipated maturity) more than one year after the date of creation thereof (or which is renewable or extendible at the option of the obligor for more than one year from the date of creation thereof), and shall include the obligation of such person to make payments in respect thereof required to be made less than one year after the date of creation thereof, notwithstanding the fact that the obligation of such person to make such payments may at the time also be included in current liabilities under generally accepted accounting principles.

          "General Assignment of Accounts Receivable" shall mean that certain General Assignment of Accounts Receivable dated April 16, 1986, executed by the Company as Assignor, which constituted a pledge and assignment by the Company to the Original Banks of all of the Company's Receivables then existing and all future anticipated Receivables, together with all proceeds thereof, together with any and all supplements, modifications or amendments thereto or restatements thereof.

          "Guaranty" shall mean, with respect to any person, without duplication for such person, all obligations of such person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such person (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation or (ii) to maintain working capital or equity capital, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation or (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof; provided, however, that, with respect to the Company, the term "Guaranty" shall not be construed to include obligations of the Company under provisions of any flight service agreement between the Company and a customer whereby the Company indemnifies such customer against tort claims for injury to persons or loss of property arising thereunder, or against contract claims where the maximum amount of the Company's liability is not indicated (whether directly or by implication).

          "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by RCRA, (b) any "hazardous substance" as defined by CERCLA,
(c) asbestos, (d) polychlorinated biphenyls, (e) any substance the presence of which on any of the Company's or any of the Subsidiaries' properties is prohibited by any government, board, court, agency, or political subdivision thereof, and (f) any other substance which requires special handling pursuant to any Environmental Protection Statute.

          "Hibernia" shall mean Hibernia National Bank (formerly known as Hibernia National Bank in New Orleans).

          "Highest Lawful Rate" shall mean, as of a particular date and with respect to any Bank, the maximum nonusurious interest rate that may under applicable Federal and Texas law then be contracted for, charged, received, taken or reserved by such Bank in connection with the Borrowings.

          "Indebtedness" shall mean, with respect to any person, all items (other than capital stock and surplus) which, in accordance with generally accepted accounting principles consistently applied, would be shown on the liability side of a balance sheet of such person as of the date on which Indebtedness is to be determined. Except as otherwise agreed in writing by the Majority Banks, "Indebtedness" shall also mean, whether or not so reflected, (a) all debt, obligations and liabilities secured by any Lien existing on property owned by such person if such property shall be subject to such Lien, whether or not the debt, obligations or liabilities secured thereby shall have been assumed; (b) all obligations of such person under any lease which is a Capital Lease or any lease which, whether or not such lease is a Capital Lease, contains terms that require the payment of lease rentals whether or not the property leased thereunder shall exist or can be used for the purpose for which it shall have been leased, or provide for a termination payment calculated to be sufficient to retire any debt, obligations or liabilities secured by a Lien on such lease or on the property leased thereunder; (c) all guaranties by such person; (d) all obligations of such person to purchase any materials, supplies or other property, or to obtain the services of any other person, if the relevant contract or other related document requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered or such services are ever performed or tendered; and (e) all obligations of such person (contingent or direct) in respect of letters of credit issued for the account of such person or other extensions of credit to such person.

          "Indebtedness for Money Borrowed" shall mean, with respect to any person, all Indebtedness of such person (a) in respect of money borrowed or evidenced by a promissory note, debenture or other like written obligation to pay money, (b) in respect of letters of credit issued for the account of such person or other extensions of credit to such person, (c) in respect of obligations under any lease of Aviation Units which is a Capital Lease or any lease of Aviation Units which, whether or not such lease is a Capital Lease, contains terms that require the payment of lease rentals whether or not the property leased thereunder shall exist or can be used for the purpose for which it shall have been leased, or provide for a termination payment calculated to be sufficient to retire any debt, obligations or liabilities secured by a Lien on such lease or on the property leased thereunder, (d) representing all or part of the purchase price of any assets acquired by such person, other than any such purchase price payable to a trade creditor in the ordinary course of business the full payment of which may be deferred for a period customary in the particular trade (but in any event not exceeding 60 days) and which is not rendered delinquent by nonpayment before the expiration of such period and (e) in respect of obligations of such person to purchase any Aviation Units if the relevant contract or other related document requires that payment for such Aviation Units shall be made regardless of whether or not delivery of such Aviation Units is ever made or tendered.

          "Independent Appraiser" shall mean (a) Air Associates, Inc., so long as the same shall not be an Affiliate or have as an officer or director any Affiliate, an officer or director of the Company or an officer, director or partner of any Affiliate, or (b) such other person who or which is neither an Affiliate, an officer or director of the Company nor an officer, director or partner of any Affiliate and which, if other than an individual, does not have as an officer, director or partner any Affiliate, an officer or director of the Company or an officer, director or partner of any Affiliate, if the same shall have been selected by the Company and shall be acceptable to the Majority Banks; provided, however, that the Majority Banks may for cause shown at any time and from time to time remove any person serving as the Independent Appraiser hereunder by an instrument in writing delivered to the Company, such removal to become effective at the time (which shall be after the date of delivery of such instrument to the Company) designated in such instrument.

          "Interest Payment Date" shall have the meaning set forth in
Section 2.04.

          "Investment Securities" shall mean direct certificated obligations of the United States Government maturing within three months of issue, or such other certificated obligations of, or guaranteed by, the United States Government which are acceptable to the Banks.

          "Issuing Bank" means NationsBank, in its capacity as issuer of the Permitted Letters of Credit.

          "Letter of Credit Reimbursement Agreement" means, with respect to a Permitted Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may be agreed upon by such Issuing Bank and the account party and as are not materially adverse to the interests of any Bank or the Agent; provided, however, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

          "Leverage Ratio" means, for any period of four consecutive fiscal quarters of the Company, a quotient equal to (a) the sum of (i) Funded Indebtedness of the Company and the Consolidated Subsidiaries as of the last day of such period, and (ii) the product of (A) eight and (B) Rent Expense for such period, divided by (b) the greater of $1 or the sum of (i) Consolidated Net Income (or Consolidated Net Loss, as the case may be) for such period, and, (ii) to the extent actually deducted in computing such Consolidated Net Income (or Consolidated Net Loss), (A) Consolidated Interest Charges for such period, (B) depreciation and amortization expense of the Company and the Consolidated Subsidiaries for such period, (C) tax expense of the Company and the Consolidated Subsidiaries for such period, and (D) Rent Expense for such period.

          "LIBOR" means, with respect to any Rate Period relating to a LIBOR Loan, a per annum rate equal to the annual rate of interest determined by the Agent two Business Days prior to the first day of such Rate Period to be the annual rate of interest at which deposits in Dollars and in an amount substantially equal to such LIBOR Loan are offered by the principal office of the Agent to prime banks in the London interbank market for such Rate Period.

          "LIBOR Interest Payment Date" shall have the meaning set forth in Section 2.04.

          "LIBOR Loan" means the outstanding principal amount of any Loan that, during the Rate Period relating thereto, bears interest at the lesser of (i) the LIBOR Rate applicable during such Rate Period, and (ii) the Highest Lawful Rate in effect from time to time during such Rate Period.

          "LIBOR Margin" means a rate per annum equal to (i) 1.50% per annum for so long as the Leverage Ratio is greater than 4.75, (ii) 1.375% per annum for so long as the Leverage Ratio is greater than 4.50 but less than or equal to 4.75, (iii) 1.250% per annum for so long as the Leverage Ratio is greater than 4.25 but less than or equal to 4.50, (iv) 1.125% per annum for so long as the Leverage Ratio is greater than 4.00 but less than or equal to 4.25, or (v) 1.00% per annum for so long as the Leverage Ratio is less than or equal to 4.00.

          "LIBOR Rate" means, with respect to any Rate Period, a per annum rate equal to the sum of (i) (x) LIBOR for such Rate Period divided by (y) 100% minus the LIBOR Reserve Percentage, and (ii) the LIBOR Margin applicable two Business Days prior to the first day of such Rate Period.

          "LIBOR Reserve Percentage" means, with respect to any Rate Period, the percentage determined by the Agent to be the reserve requirement in effect for the Agent from time to time during such Rate Period, including any basic, supplemental and emergency reserves (expressed as a percentage) applicable to a member bank of the Federal Reserve System in respect of "eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

          "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, any person other than the owner of the property, whether such interest shall be based on the common law, statute or contract, and including the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, the Company or any Subsidiary, as the case may be, shall be deemed to be the owner of any property which it shall have acquired or shall hold subject to a conditional sale agreement or other arrangement pursuant to which title to the property shall have been retained by or vested in some other person for security purposes.

          "Loans" shall mean the Term Loans and the Revolving Credit
Loans.

          "Louisiana Security Agreement" shall mean that certain Amended and Restated Security Agreement, dated as of March 31, 1997, executed by the Company, as Grantor, to the Agent as Secured Party, for the benefit of NationsBank (in its capacity as a Bank and as a Swap Provider), Whitney, FNBC and any other Swap Providers, granting a security interest in the collateral described therein, then existing or thereafter acquired, wherever located, with any and all supplements, modifications or amendments thereto or restatements thereof.

          "Majority Banks" shall mean, as of the date of determination thereof, Banks holding 100% of both (a) the Ratable Shares and (b) any unreimbursed Permitted Letter of Credit Amounts.

          "Modified Cash Flow Coverage" shall mean, for any accounting period, Consolidated Net Income, plus Federal and state taxes measured on income of the Company and Consolidated Subsidiaries, plus Consolidated Interest Charges, plus lease expense of the Company and Consolidated Subsidiaries, plus depreciation and amortization of the Company and Consolidated Subsidiaries, for such period, determined in accordance with generally accepted accounting principles, divided by an amount equal to the sum of all payments of principal on Consolidated Indebtedness, plus Consolidated Interest Charges, plus lease expense of the Company and Consolidated Subsidiaries, required to be made during such period under the terms governing such Consolidated Indebtedness, Consolidated Interest Charges and lease expense, regardless of whether such payments or expenses were actually paid by the Company or its Consolidated Subsidiaries during such period or instead were prepaid during an earlier period or postponed until a later period.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, Section 414 of the Code or
Section 3(37) of ERISA (or any similar type of plan established or regulated under the laws of any foreign country) to which the Company or any ERISA Affiliate is making or accruing, or has made or accrued an obligation to make, contributions.

          "Multiple Employer Plan" shall mean any employer benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer other than an ERISA Affiliate or the Company contribute.

          "Note" shall mean a Term Note or a Revolving Credit Note.

          "Notice of Assignment" shall mean that certain Notice of Assignment dated April 16, 1986 executed by the Company, as Assignor, and Republic, TCB, FNBC, Whitney and Hibernia, as Assignee, and recorded in the Conveyance Book 1455, Folio 0042 of the records of Jefferson Parish, Louisiana, and in the conveyance records of Lafayette Parish, Louisiana under file number 86-12558, together with any and all supplements, modifications, or amendments thereto or restatements thereof.

          "Notice of Borrowing" shall have the meaning given such term in Section 2.03.

          "Notice of Conversion or Continuation" shall have the meaning set forth in Subsection 2.12(b).

          "Notice of Election" shall have the meaning given such term in Subsection 9.02(a).

          "Office of the Agent" shall mean the office of the Agent located at 901 Main Street, Dallas, Texas 75201, or at such other office of the Agent as the Agent may from time to time specify in a notice to the parties hereto.

          "Officers' Certificate" shall mean a certificate signed in the name of the Company by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President and by any other Vice
President, the Treasurer, the Secretary or any Assistant Secretary or Assistant Treasurer of the Company.

          "Operating Lease" shall mean any lease other than a Capital
Lease.

          "Original Banks" shall mean TCB, Hibernia and Republic, collectively.

          "Parts" shall mean, until installed in any Aviation Unit, all aircraft engines, propellers, rotors, appliances, tires, airframes, spare parts, radios and other communication equipment together with all other aircraft appliances, instruments, mechanisms, apparatus, appurtenances, accessories and parts or components thereof, of the Company wherever maintained, now or hereafter existing, whether acquired by purchase or otherwise and whether held by the Company for use in its business or held by the Company for sale or lease or to be furnished by the Company under contracts of service, and all proceeds and products thereof and accessories thereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

          "PBGC Plan" shall mean any Plan subject to Title IV of ERISA.

          "Permitted Letter of Credit Amount" shall mean that amount which any Bank has paid, or may be required to pay, to the beneficiary of any Permitted Letter of Credit, pursuant to the terms thereof when issued.

          "Permitted Letters of Credit" shall have the meaning given such term in Section 2.14.

          "Permitted Liens" shall have the meaning set forth in Section
8.05.

          "person" shall mean an individual, partnership, corporation, trust, unincorporated organization or a government or any department or agency thereof.

          "Pledge of Collateral Mortgage Note (Parts)" shall mean that
Act of Pledge of the Collateral Mortgage Note (Parts) by the Company dated April 16, 1986, together with any and all supplements, modifications or amendments thereto or restatements thereof.

          "Pledged Investment Securities" shall mean all Investment Securities of the Company now or from time to time hereafter delivered to the Agent and in which the Agent for the equal and ratable benefit of the Creditors shall have a valid and perfected first priority security interest pursuant to a Security Pledge Agreement.

          "Prime Rate" shall mean a fluctuating rate per annum (based on a year of 365 or 366 days, as the case may be, and actual days elapsed) equal on any given day to the prime rate most recently announced by the Agent, which Prime Rate shall automatically fluctuate, without special notice to the Company or any other person, upward and downward as and in the amount by which such prime rate shall fluctuate. The Prime Rate is set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate. The Prime Rate is not necessarily the lowest or best rate actually charged to any customer, and such rate may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general. The Agent and any of the Banks may make various business or other loans at rates of interest having no relationship to the Prime Rate. Without notice to the Company or any other person, the Prime Rate shall change automatically from time to time, as determined by the Agent, subject always to limitation to the Highest Lawful Rate.

          "Prime Rate Interest Payment Date" shall have the meaning set forth in Section 2.04.

          "Prime Rate Loan" means the outstanding principal amount of any Loan that bears interest at the lesser of (i) the Applicable Prime Rate and (ii) the Highest Lawful Rate in effect from time to time.

          "Prior Amended and Restated Loan Agreement" shall have the meaning set forth in the recitals to this Agreement.

          "Ratable Share" shall mean, in the case of NationsBank, 37.5%, in the case of Whitney, 37.5%, and in the case of FNBC, 25%.

          "Rate Period" means with respect to any LIBOR Loan, the period commencing on the date of Borrowing applicable to such LIBOR Loan under
Section 2.03 (or with respect to the outstanding principal amount of any Loan that is to be converted to, or continued as, a LIBOR Loan, the date of such conversion or continuation) and ending 1, 2, 3, 4, 6, 9 or 12 months thereafter, as the Company may specify in the Request for Borrowing or the Notice of Conversion or Continuation, as the case may be;

          provided, all of the foregoing provisions relating to Rate Periods are subject to the following:

          (1) if any Rate Period would otherwise end on a day that is not a Business Day, such Rate Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Rate Period into another calendar month in which event such Rate Period shall end on the immediately preceding Business Day;

          (2) any Rate Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

          (3) any Rate Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Rate Period) shall end on the last Business Day of a calendar month;

          (4) the Company shall use reasonable efforts to select Rate Periods so as not to require a payment or prepayment of any LIBOR Loan during a Rate Period for such Loan;

          (5) the early termination provisions set forth in Subsection 2.13(e); and

          (6) the Company may not select any Rate Period which ends after any quarterly payment of principal pursuant to Section 2.01(b) or Section 2.02(b) unless, after giving effect to such selection, the Company would be able to make such payment without violation of the next to the last sentence of Subsection 3.01(b).

          "RCRA" shall have the meaning given in the definition of "Environmental Protection Statute".

          "Receivables" shall mean, with respect to any person, all Indebtedness presently existing or hereafter owing to such person in connection with such person's business, profession, occupation, or undertaking that is carried on wholly or partly in the State of Louisiana, including, but not limited to the sale of goods or the performance of services or the leasing of property, together with all proceeds thereof; excluding, however any indebtedness due to or arising out of claims in tort and indebtedness evidenced by a promissory note or a negotiable instrument.

          "Reimbursement Obligations" means the reimbursement or repayment obligations of the Company to the Issuing Banks pursuant to this Agreement or the Letter of Credit Reimbursement Agreements with respect to Permitted Letters of Credit issued for the account of the Company.

          "Rent Expense" means, for any period, all rental expenses of the Company and the Consolidated Subsidiaries for such period (other than rental expenses under Capital Leases), including without limitation, rental expense for leases of real, personal or intangible property of the Company and each Consolidated Subsidiary.

          "Reportable Event" shall have the meaning assigned to that term in Section 4043 (excluding Subsection (b)(7) and (b)(9)) of ERISA.

          "Republic" shall mean First RepublicBank Houston, N.A.
(formerly known as RepublicBank Houston, N.A.)

          "Request for Borrowing" shall have the meaning given such term in Section 6.02.

          "Responsible Officer" means any Senior Vice President within the Southwest Corporate Division of the Agent.

          "Restricted Payment" shall mean any payment in cash, property or other assets upon or in respect of any shares of any class of capital stock of the Company, including payments as dividends and payments for the purpose of purchasing, retiring or redeeming any such shares of stock (or any warrants or options evidencing a right to purchase any such shares of stock) or making any other distribution in respect of any such shares of stock, excluding, however, any dividends payable solely in common stock of the Company and excluding any stock split whereby the issued shares of any existing class or series of common stock of the Company are changed into a greater or smaller number of shares of the same class or series and no other consideration is distributed to shareholders; provided, however, that the amount of any Restricted Payment in the nature of a dividend declared or other payment or distribution made in property other than cash shall be deemed to be the greater of net book value or fair market value of such property at the time of declaration (in the case of dividends) or, in other cases, at the time of payment or distribution, as the case may be.

          "Revolving Credit Borrowing" shall mean a borrowing consisting of a simultaneous Revolving Credit Loan from each Bank.

          "Revolving Credit Loan" shall have the meaning given such term in Subsection 2.02(a).

          "Revolving Credit Note" shall mean a note, substantially in the form attached hereto as Exhibit A-2, evidencing the Revolving Credit Loans made by a Bank, including all renewals, extensions, modifications, amendments, rearrangements and replacements thereof.

          "Securities Pledge Agreement" shall have the meaning given such term in Section 9.02(a)(i).

          "Security Agreement - Parts" shall mean that certain Amended and Restated Security Agreement dated as of August 1, 1988, executed by the Company, as Grantor, to NCNB Texas National Bank, as Secured Party, for the equal and ratable benefit of itself, Whitney and FNBC covering all of the Collateral (as defined therein) then existing or thereafter acquired and located within the State of Texas, together with any and all supplements, modifications or amendments thereto or restatements thereof.

          "Security Documents" shall mean the Collateral Chattel
Mortgage (Parts), the Collateral Mortgage Note (Parts), the General Assignment of Accounts Receivable, the Notice of Assignment, the Pledge of the Collateral Mortgage Note (Parts), the Security Agreement - Parts, each Securities Pledge Agreement, the Louisiana Security Agreement, and all other documents, agreements, instruments, financing statements, financing statement changes and continuation statements heretofore, now or hereafter executed or delivered by any person in connection with, or as security for the payment of the Loans and the obligations of the Company pursuant to the Swap Agreement.

          "Security Interest" means, with reference to the Collateral
(or any portion thereof), mortgages, liens, security interests, charges or other encumbrances created by the Company in favor of the Banks and the Creditors, as the case may be, and held by the Agent for their respective equal and ratable benefit pursuant to the Security Documents.

          "Swap Agreement" shall mean any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, on terms and conditions satisfactory to the Majority Banks at the inception of such interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or which the Company is a party or a beneficiary, together with all schedules thereto and the confirmations thereunder, as may be further amended, modified, restated or supplemented (including, without limitation, amendments, modifications, restatements or supplements which have the effect of increasing the notional amount, liabilities or obligations thereunder).

          "Swap Provider" shall mean any Bank, or any affiliate of such Bank, satisfactory to the Majority Banks at the time such Bank or affiliate initially enters into its Swap Agreement with the Company, which is a party to a Swap Agreement and has agreed in writing to be bound by the terms of this Agreement.

          "Subsidiary" shall mean any corporation of which at least a majority of the Voting Stock is at the time directly or indirectly owned by the Company. Anything to the contrary herein notwithstanding, the ownership of Voting Stock of another corporation by any officers or directors of the Company shall not, of itself, constitute indirect ownership of such Voting Stock by the Company.

          "Tangible Assets" shall mean, with respect to any person, all assets of such person (after deducting applicable reserves for depreciation and all other reserves properly deductible from the value of such assets in accordance with generally accepted accounting principles) except (a) deferred assets, (b) patents, copyrights, trademarks, trade names, franchises and goodwill, (c) unamortized debt discount and expense and (d) all other items generally regarded as intangibles in accordance with generally accepted accounting principles.

          "TCB" shall mean Texas Commerce Bank National Association.

          "Term Loan Borrowing" shall mean a borrowing consisting of a simultaneous Term Loan from each Bank.

          "Term Loan Note" shall mean a note, substantially in the form attached hereto as Exhibit A-1, evidencing the Term Loan made by a Bank, including all renewals, extensions, modifications, amendments, rearrangements and replacements thereof.

          "Term Loans" shall have the meaning given such term in Subsection 2.01(a).

          "Termination Date" shall have the meaning given such term in Subsection 2.01(b).

          "Trade Payables" shall mean, with respect to any person, the accounts payable or trade indebtedness payable by such person in respect of goods or services acquired by such person on a recurring basis and classified as accounts or trade indebtedness payable on the balance sheet of such person in accordance with generally accepted accounting principles consistently applied.

          "Value of Pledged Investment Securities" shall mean the value of all Pledged Investment Securities valued at the lower of cost or market value as of the date of the applicable Borrowing Base Certificate.

          "Voting Stock" shall mean the stock of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

          "Whitney" shall have the meaning given such term in the introductory paragraph.

          "Wholly-owned Subsidiary" shall mean any Subsidiary 100% of the stock of every class of which (except for directors' qualifying shares) at the time as of which any determination is being made, is owned, directly or indirectly, by the Company.

     1.02 Other Definitional Provisions. All accounting terms used in this Agreement which are not expressly defined herein shall be construed in accordance with generally accepted accounting principles in the United States consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles. All references to "Sections", "Subsections", "Articles", "Exhibits" and "Schedules" shall be to sections, subsections, articles, exhibits and schedules, respectively, of this Agreement unless otherwise specifically provided. Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.

2.   THE LOANS.

     2.01 Term Loans.

          (a) Upon the terms and conditions set forth in this Agreement, each Bank agrees to renew, modify and extend the loans made by it to the Company pursuant to the Prior Amended and Restated Loan Agreement and to convert $40,000,000 of such loans to principal outstanding under a term facility (the "Term Loans"). After giving effect to the foregoing, each Bank's Term Loan shall be evidenced by a Term Loan Note, payable to the order of such Bank in installments and bearing interest payable (except as otherwise provided in Article 3) on each Interest Payment Date and on the date when such Term Loan is paid in full at the rate or rates set forth in Section 2.04. The conversion of the indebtedness due to each Bank under the loans made to the Company pursuant to the Prior Amended and Restated Loan Agreement into the Term Loans under the terms of this Agreement, shall not effect a novation of, but shall be, to the fullest extent applicable, in modification, renewal, extension, rearrangement and replacement of, the loans made by the Banks to the Company pursuant to the Prior Amended and Restated Loan Agreement.

          (b) The aggregate principal amount of the Term Loans shall be payable in quarterly installments each in an amount equal to (i) for all quarterly installments prior to October 31, 2003 (the "Termination Date"), $1,000,000 and (ii) for the quarterly installment due on the Termination Date, $14,000,000, which quarterly installments shall be payable on the last day of each January, April, July and October of each year, commencing April 30, 1997 and ending on the first such date on which the aggregate unpaid principal amount of the Term Loans shall be paid in full by reason of quarterly installments paid as aforesaid and any prepayments made pursuant to Article 3 or otherwise (but in any event no later than the Termination Date).

          (c) Each Bank shall post on a schedule attached to its Term Loan Note or in records relating to its Term Loan Note (i) the rate of interest such Term Loan will bear and (ii) each payment of principal and interest thereon; provided, however, that neither the failure to make any such postings nor any inaccuracy therein shall affect the Company's obligations under any Term Loan Note or this Agreement. The information set forth on such schedule shall be rebuttably presumptive evidence of the matters described in the immediately preceding sentence.

     2.02 Revolving Credit Loans.

          (a) Upon the terms and conditions set forth in this Agreement, each Bank agrees to renew, modify and extend the loans made by it to the Company pursuant to the Prior Amended and Restated Loan Agreement and to convert $17,500,000 of such loans to principal outstanding under a revolving credit facility that will be used for general corporate purposes, for funding the Company's purchase of additional Aviation Units and for funding other capital expenditures and that will convert into a term facility on the Conversion Date (the "Revolving Credit Loans"), and to make additional Revolving Credit Loans to the Company as part of Revolving Credit Borrowings hereunder on any one or more Business Days on or after March 31, 1997 to but not including the Conversion Date, up to an aggregate principal amount not exceeding at any one time outstanding its Commitment, subject to the provisions of Section
8.16. After giving effect to the foregoing, each Bank's Revolving Credit Loans shall be evidenced by a Revolving Credit Note, payable to the order of such Bank in installments and bearing interest payable (except as otherwise provided in Article 3) on each Interest Payment Date and on the date when such Revolving Credit Loan is paid in full at the rate or rates set forth in Section 2.04. Within the limits set forth above and subject to the terms and conditions of this Agreement, the Company may repay or prepay the Revolving Credit Loans pursuant to Article 3 and prior to, but not on or after the Conversion Date, borrow and reborrow under this Subsection 2.02(a). On and after the Conversion Date, the Commitments of the Banks are no longer revolving in nature and amounts repaid or prepaid may not be reborrowed. The conversion of the indebtedness due to each Bank under the loans made to the Company pursuant to the Prior Amended and Restated Loan Agreement into the Revolving Credit Loans under the terms of this Agreement, shall not effect a novation of, but shall be, to the fullest extent applicable, in modification, renewal, extension, rearrangement and replacement of, the loans made by the Banks to the Company pursuant to the Prior Amended and Restated Loan Agreement.

          (b) The aggregate principal amount of the Revolving Credit Loans shall be payable in quarterly installments each in an amount equal to 5% of the aggregate principal amount of the Revolving Credit Loans outstanding as of the Conversion Date, which quarterly installments shall be payable on the last day of each January, April, July and October of each year, commencing January 31, 1999 and ending on the first such date (after the Conversion Date) on which the aggregate unpaid principal amount of the Revolving Credit Loans shall be paid in full by reason of quarterly installments paid as aforesaid and any prepayments made pursuant to Subsection 3.02(b) and 3.02(c) or otherwise (but in any event no later than the Termination Date).

          (c) Each Bank shall post on a schedule attached to its Revolving Credit Note or in records relating to its Revolving Credit Note
(i) the date and principal amount of each Revolving Credit Loan, (ii) the rate of interest each such Revolving Credit Loan will bear, and (iii) each payment of principal and interest thereon; provided, however, that neither the failure to make any such postings nor any inaccuracy therein shall affect the Company's obligations under any Revolving Credit Note or this Agreement. The information set forth on such schedule shall be rebuttably presumptive evidence of the matters described in the immediately preceding sentence.

     2.03 Borrowing Procedure.

          (a) With the exception of the Loans made on the Effective Date, the Loans under Sections 2.01 and 2.02 shall be made upon at least three (3) full Business Days' prior notice from the Company to the Agent and each Bank (a "Notice of Borrowing"). Each such Notice of Borrowing shall specify (i) the Borrowing Date, (ii) the total amount of the proposed Loans (which shall be for not less than $1,000,000 and in an integral multiple of $250,000), and (iii) whether such Loans are to be Prime Rate Loans or LIBOR Loans, and if such Loans are to be LIBOR Loans, the Rate Period applicable thereto.

          (b) In connection with each Revolving Credit Borrowing to be used to fund the Company's purchase of additional Aviation Units, the Company shall (i) deliver, prior to the Borrowing Date set forth in the Notice of Borrowing related to such Revolving Credit Borrowing, to the Agent, with a copy to each Bank, invoices, receipts, or other evidence of purchase (such evidence to be within seven (7) days prior to such Borrowing Date) showing an aggregate value thereof that is greater than or equal to the amount of the Revolving Credit Borrowing referred to in such Notice of Borrowing and (ii), pursuant to, and within the time periods specified by, Section 9.05(a), subject such Aviation Units to the Security Interest and execute and deliver to the Agent Security Documents, satisfactory to the Agent, to subject such Aviation Units to the Security Interest, and (iii) comply with each of the requirements set forth in clause (a) of the second paragraph of Section 7.11 in relation to such Aviation Units.

          (c) The failure of any Bank to make the Loan(s) to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan(s) on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan(s) to be made by such other Bank on the date of any Borrowing.

          (d) Not later than 11:00 a.m. (Dallas time) on the Borrowing Date for each Borrowing, each Bank shall make its Ratable Share of such Borrowing available at the Office of the Agent in immediately available funds. On each Borrowing Date, provided each Bank shall have made its Ratable Share of the applicable Borrowing available to the Agent as required by the immediately preceding sentence, the Agent shall pay the proceeds of such Borrowing in immediately available funds to or upon the order of the Company no later than 2:00 p.m. (Dallas time).

          (e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's Ratable Share of such Borrowing, the Agent may assume that such Bank has made such Ratable Share available to the Agent on the date of such Borrowing in accordance with Subsection 2.03(d), and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent such Bank shall not have so made such Ratable Share available to the Agent, such Bank, upon demand, and the Company, within three (3) Business Days after demand, severally agree to repay to the Agent such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent, at the federal funds rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

     2.04 Rates of Interest. The Loans shall bear interest on the unpaid principal amount thereof from time to time outstanding at a rate or rates per annum as follows:

          (a) The Loans shall bear interest prior to maturity (by acceleration or otherwise) at (i) for the Loans maintained as Prime Rate Loans at the lesser of (A) the Applicable Prime Rate and (B) the Highest Lawful Rate in effect from time to time and (ii) for the Loans maintained as LIBOR Loans, at the lesser of (A) the LIBOR Rate applicable during such Rate Period, and (B) the Highest Lawful Rate in effect from time to time during such Rate Period. Interest on the Prime Rate Loans shall be due and payable quarterly on (each a "Prime Rate Interest Payment Date") the last day of each January, April, July and October commencing on the last day of April, 1997, and on each such date thereafter until the date (after the Conversion Date) when all principal amounts outstanding under the Notes shall be paid in full and until the obligation of each Bank to make Revolving Credit Loans shall be terminated. Interest on each LIBOR Loan shall be due and payable on each Prime Rate Interest Payment Date, and, if not a Prime Rate Interest Payment Date, the last day of each Rate Period for such LIBOR Loan (each a "LIBOR Interest Payment Date" and, together with each Prime Rate Interest Payment Date, an "Interest Payment Date").

          (b) Overdue amounts of principal and interest on the Notes shall bear interest payable on demand at a rate per annum (based on a year of 365 or 366 days and actual days lapsed) equal to the lesser of the Highest Lawful Rate or 3% per annum above the Prime Rate, but in no event to exceed the maximum rate allowed by La. R.S. S 9:3509.1 if and to the extent applicable.

          (c) If the Applicable Prime Rate, the LIBOR Rate or the Commitment Fee should become subject to adjustment in accordance with the definition of the term Applicable Prime Rate, LIBOR Margin or Commitment Fee, respectively, in Section 1.01, such adjustment shall:

          (A) be made upon receipt by the Banks of the quarterly financial statements required to be delivered pursuant to
          Section 7.01,

          (B) be effective as of the first day of the fiscal quarter of the Company following the fiscal quarter reported upon in such financial statements, and

          (C) remain effective for each day thereafter until the first day of the fiscal quarter of the Company following the failure to meet or the exceeding of the requirements of the applicable clause of the definition of the term Applicable Prime Rate, LIBOR Margin or Commitment Fee, as applicable, in
          Section 1.01.

               (i) In the event any such adjustment to the Applicable Prime Rate, the LIBOR Rate or the Commitment Fee, respectively, shall result in the amount of interest or fees paid to any Bank on a previous Interest Payment Date being more or less than the amount due on such Interest Payment Date calculated at the adjusted level, the amount of any overpayment or underpayment, as the case may be, to such Bank resulting therefrom shall be deducted from or added to, respectively, the amount of interest or fees due to such Bank on the next Interest Payment Date succeeding such adjustment to the Applicable Prime Rate, the LIBOR Rate or the Commitment Fee, respectively; provided, however that no deductions or additions shall occur after the Termination Date with respect to interest or fees paid on any Loan, or the Conversion Date with respect to any fees paid with respect to the unused portion of the Commitments, and any adjustment to the Applicable Prime Rate, the LIBOR Rate or the Commitment Fee, respectively, that would otherwise require such deduction or addition after such date shall be of no effect.

               (ii) All adjustments to the Applicable Prime Rate, the LIBOR Rate or the Commitment Fee, respectively, provided for in this Subsection 2.04(c) and in the definition of Applicable Prime Rate, LIBOR Margin and Commitment Fee, respectively, in Section 1.01 shall be adequately supported, in the sole but reasonable discretion of the Banks, by the quarterly financial statements required to be delivered from the Company to the Banks pursuant to Section 7.01.

     2.05 Increased Costs - Reserve Requirements, Etc.

          (a) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's Loans or Commitment and other loans or commitments of this type then, upon demand by such Bank (with a copy of such demand to the Agent), the Company shall immediately pay to such Bank from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of any of such Bank's Loans or Commitment hereunder.

          (b) The Company shall pay immediately upon demand by the Agent any applicable stamp and registration taxes, duties, official and sealed paper taxes or similar charges due, or which under applicable law could in the future become due, or which may in the future become due as a result of any change in applicable law, the interpretation thereof, or otherwise, in connection with any Borrowing or the Notes or this Agreement or in connection with the enforcement hereof or thereof.

          (c) A certificate of any Bank seeking direct payment, compensation or reimbursement under this Section 2.05 and setting forth a computation of the amount or amounts to be paid by the Company shall be delivered to the Company and shall be conclusive in the absence of manifest error.

     2.06 Recapture. Notwithstanding anything in this Agreement to the contrary, if the rate of interest applicable to any Borrowing or portion thereof (the "Applicable Rate") would, but for the limitation of the rate herein to the Highest Lawful Rate, for any period of time exceed the Highest Lawful Rate, the rate of interest to accrue on such Borrowing or portion thereof during such period shall be limited to the Highest Lawful Rate, but such Borrowing shall bear interest thereafter at the Highest Lawful Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if the Applicable Rate would have at all times been in effect during such period.

     2.07 Commitment Fees; Agent's Fees.

          (a) The Company agrees to pay to the Agent for the account of the Banks the Commitment Fee, from and including the Effective Date to and including the Conversion Date. The Commitment Fee shall be due and payable on each Prime Rate Interest Payment Date, and shall be computed for the period commencing with the day on which the Commitment Fee was last paid, as the case may be, to but not including the day the Commitment Fee is due and payable.

          (b) In addition to the Commitment Fees described above, the Company agrees to pay to the Agent for the period from and including the Effective Date to and including the date upon which all obligations of the Company under this Agreement, any and all Swap Agreements, the Notes and the Security Documents have been paid in full and neither the Agent nor any Bank has any commitment hereunder, an agent's fee for its services as Agent in an amount equal to (a) $25,000 on the first day of May in each year in which this Agreement shall be in effect as of such date, and (b) on the date on which all such obligations are paid in full and neither the Agent nor any Bank has any commitment hereunder, an amount equal to $25,000 times a fraction, the numerator of which is the number of days that has elapsed from but not including the date on which such Agent's fee was last paid to and including the date on which such obligations are paid in full and neither the Agent nor any Bank has any commitment hereunder, and the denominator of which is 365.

     2.08 Payments, Notice of Certain Repayments, and Computations.

          (a) All payments by the Company of principal, interest and Commitment Fees hereunder and under the Notes shall be made in Dollars to the Agent at the Office of the Agent for the account of each of the respective Banks in immediately available funds not later than 11:00 a.m. (Dallas time) on the date when due. The Company hereby authorizes each Bank, if and to the extent payment is not made within three (3) days of the date when due pursuant to any Note held by such Bank or the provisions of this Agreement, to debit any account of the Company with such Bank in an amount equal to the principal, interest, expenses, reimbursements, compensation, Commitment Fees, and any other amount from time to time due under any Note payable to such Bank or hereunder or under any Security Document. Any Bank which so debits an account of the Company shall give the Company and the Agent prompt notice of such debit, the amount thereof and the obligations of the Company to which the amount so debited was applied.

               All payments by the Company of agent's fees hereunder shall be made in Dollars to the Agent at the Office of the Agent in immediately available funds not later than 11:00 a.m. (Dallas time) on the date when due.

          (b) Interest shall be calculated on Prime Rate Loans on the basis of a year of 365 or 366 days, as applicable, and on LIBOR Loans on the basis of a year of 360 days. The Agent shall determine each interest rate applicable to the Loans in accordance with this Agreement, and the Agent's determination thereof shall be conclusive in the absence of clearly demonstrated error.

     2.09 Set-Off, Counterclaims and Taxes. All payments of principal, interest, expenses, reimbursements, compensation and any other amount from time to time due hereunder or under the Notes shall be made by the Company without set-off or counterclaim and shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever now or hereafter imposed by any taxing authority, excluding income and franchise taxes of the United States and any political subdivision thereof. If the making of such payments is prohibited by law unless such a tax, levy, impost or other charge is deducted or withheld therefrom, the Company shall pay to the Agent, on the date of each such payment, such additional amounts as may be necessary in order that the net amounts received by the Agent after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required. A certificate of the Agent seeking payment of such additional amounts under this Section 2.09 and setting forth a computation of the amount or amounts to be paid to it by the Company shall be delivered to the Company and shall be conclusive in the absence of manifest error. The Company shall confirm that all applicable taxes, if any, imposed on this Agreement or on any transaction hereunder, shall have been properly and legally paid by it to the appropriate taxing authorities, by sending official tax receipts or notarized copies of such receipts to the Agent within 30 days after payment of the payment evidenced thereby.

     2.10 Termination or Reduction of Commitments.

          The Company may at any time, upon at least five (5) full Business Days' notice to the Agent and each Bank, terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks, provided that such termination and each such partial reduction shall be irrevocable and that each such partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple thereof, and provided, further, that the Company shall not reduce the sum of the Commitments at any time to an amount less than the aggregate unpaid principal amount of the Revolving Credit Notes and the Permitted Letter of Credit Amounts, then outstanding. On the date specified in such notice, the respective Commitments of the Banks shall be deemed reduced or terminated, as the case may be, as provided in such notice.

     2.11 Application of Proceeds. The proceeds of all Borrowings under this Agreement shall be used solely for capital expenditures and for general corporate purposes of the Company.

     2.12 Conversion and Continuation.

          (a) With respect to the principal amount of the Loans outstanding from time to time, subject to the terms and provisions of this Agreement, the Company shall have the option, to (a) convert on any Business Day all or any part of such outstanding principal amount maintained as a Prime Rate Loan at such time to a LIBOR Loan; provided, however, that each such LIBOR Loan shall be in a principal amount greater than or equal to $1,000,000 or an integral multiple of $500,000 in excess thereof, (b) convert all or any part of such outstanding principal amount maintained as a LIBOR Loan to a Prime Rate Loan on the last day of the Rate Period relating to such LIBOR Loan, or (c) effective as of the last day of any Rate Period during which the outstanding principal amount of a Loan is maintained as a LIBOR Loan, continue all or a portion of such outstanding principal amount as a LIBOR Loan and the succeeding Rate Period of each such continued LIBOR Loan shall commence on the last day of the Rate Period then ended; provided, however, that each such continued LIBOR Loan shall be in a principal amount greater than or equal to $1,000,000 or an integral multiple of $500,000 in excess thereof. Notwithstanding anything set forth herein, none of the outstanding principal amount of the Loans shall be converted to, or continued as, a LIBOR Loan if (y) the last day of the Rate Period relating to such LIBOR Loan does not occur on or before the Termination Date or (z) a Default or an Event of Default has occurred and is continuing.

          (b) In the event the Company shall elect to convert or continue all or any part of the outstanding principal amount of a Loan as provided in the immediately preceding Subsection 2.12(a), the Company shall deliver a written notice to the Agent (each such notice, a "Notice of Conversion or Continuation") (x) with respect to the conversion of all or any part of a Loan to a LIBOR Loan or the continuation of any LIBOR Loan, no later than 11:00 a.m., Dallas, Texas time three Business Days in advance of the proposed conversion or continuation date, and (y) with respect to the conversion of all or any part of a LIBOR Loan to a Prime Rate Loan, no later than 11:00 a.m., Dallas, Texas time on the Business Day immediately preceding the proposed conversion date, specifying in each case (i) the amount of the outstanding principal amount of each Loan that is to be converted or continued, (ii) the date of such proposed conversion or continuation, which date shall be a Business Day,
(iii) whether the proposed conversion is of (A) Prime Rate Loan(s) to LIBOR Loan(s), or (B) LIBOR Loan(s) to Prime Rate Loan(s), (iv) in the case of a conversion to, or continuation of, a LIBOR Loan, the requested Rate Period, (v) the aggregate principal amount of the Loans outstanding after giving effect to such conversion or continuation, and (vi) that no Default or Event of Default has occurred and is continuing. Each Notice of Conversion or Continuation shall be irrevocable and the Company shall be bound to convert or continue in accordance therewith.

          (c) If with respect to all or any part of the outstanding principal amount of any LIBOR Loan the Company fails to timely submit a Notice of Conversion or Continuation, such outstanding principal amount shall, effective as of the last day of the Rate Period relating thereto, automatically and without notice of any kind be converted to a Prime Rate Loan.

     2.13 Provisions Relating to LIBOR Loans.

          (a) Notwithstanding anything set forth this Agreement, the Banks shall not be obligated to convert all or any part of the outstanding principal amount of any Loan maintained as a LIBOR Loan to a Prime Rate Loan until the last day of the Rate Period relating to such LIBOR Loan.

          (b) If the Company shall have requested a LIBOR Loan or requested that all or any part of the outstanding principal amount of any Loan be converted to, or continued as, a LIBOR Loan and the Agent in good faith determines (which determination shall be conclusive) that extraordinary circumstances make it impossible or impracticable to ascertain the applicable LIBOR Rate for the applicable Rate Period, such Loan or portion thereof shall instead be funded, converted into or continued, as the case may be, as a Prime Rate Loan.

          (c) Notwithstanding anything set forth in this Agreement, if at any time the Agent in good faith determines (which determination shall be final and conclusive) that the introduction of, or any change in, any applicable law, rule, regulation or treaty or any change in the interpretation, application or administration thereof by any governmental or other regulatory authority charged with the interpretation, application or administration thereof shall make it unlawful for any of the Banks to maintain or fund any LIBOR Loan, the Agent shall give notice thereof to the Company and effective as of the date of such notice, and notwithstanding Subsection 2.13(a), the outstanding principal amount of such LIBOR Loan shall be converted to a Prime Rate Loan. Within five (5) Business Days after any Bank's written notice and demand therefor, the Company shall pay to such Bank such amount or amounts (to the extent that such amount or amounts would not be usurious under applicable Law and to the extent such amount or amounts have not been included in the determination of the LIBOR Rate) as may be necessary to compensate such Bank for any direct or indirect costs and losses incurred by it under, in connection with or as a result of such conversion, but otherwise without penalty. If notice with respect to any LIBOR Loan has been given by the Agent pursuant to the foregoing provisions of this Subsection 2.13(c) then, unless and until the Agent notifies the Company that the circumstances giving rise to such notice no longer apply, the Banks shall have no obligation to make or convert all or any part of the outstanding principal amount of any Loan into a LIBOR Loan. Any claim by the Banks for compensation under this Subsection 2.13(c) shall be accompanied by a certificate setting forth the computation upon which such claim is based and such certificate shall be conclusive and binding for all purposes absent manifest error.

          (d) In the event that any law, regulation, treaty or directive or any change therein or in the interpretation, application or administration thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality, does or shall, as a result of, or with respect to, any LIBOR Loan:

               (i) subject such Bank to any tax, duty or other charge of any kind whatsoever with respect to this Agreement, any other Loan Document or all or any part of the outstanding principal amount of any Loan, or change the basis of taxation of payments to such Bank of principal, interest or any other amount payable hereunder or under any other Loan Document (except for changes in the rate of any tax presently imposed on such Bank);

               (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank; or

               (iii)     impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, renewing or maintaining advances or extensions of credit to the Company or to reduce any amount receivable from the Company thereunder then, in any such case (and to the extent not already included in the calculation of the applicable LIBOR Rate), the Company shall promptly pay to such Bank, within five (5) Business Days after such Bank's written notice and demand therefor, any amounts necessary to compensate such Bank for such additional cost or reduced amount receivable. Any claim by a Bank for compensation under this Subsection 2.13(d) shall be accompanied by a certificate setting forth the computation upon which such claim is based and such certificate shall be conclusive and binding for all purposes absent manifest error.

          (e) In the event any prepayment under Section 3.02 requires the Company to prepay a LIBOR Loan, or any part thereof, prior to the last day of the Rate Period relating thereto, within five (5) Business Days after the Agent's demand therefor the Company shall pay to the Agent such amount or amounts (to the extent that such amount or amounts would not be usurious under applicable Law) as may be necessary to compensate the Banks for any costs and losses incurred by it under, in connection with or as a result of such prepayment. Any claim by the Agent for compensation under this Subsection 2.13(e) shall be accompanied by a certificate setting forth the computation upon which such claim is based and such certificate shall be conclusive and binding for all purposes absent manifest error.

          (f) The Company may not prepay any LIBOR Loan before the last day of the Rate Period relating thereto, except for payments required under Section 3.02(b).

     2.14 Permitted Letters of Credit. Subject to the terms and conditions of this Agreement, the Company may request that the Issuing Bank issue, from time to time during the period commencing on March 31, 1997, and ending on the Business Day immediately prior to the Conversion Date, for the account of the Company through such of the Issuing Bank's branches as it and the Company may jointly agree, one or more letters of credit in accordance with this Section 2.14 and subject to the provisions of Section 8.16 (each such letter of credit issued in accordance with this Section 2.14, being individually referred to as a "Permitted Letter of Credit" and collectively referred to as the "Permitted Letters of Credit"). Notwithstanding the foregoing, the Issuing Bank shall not have any obligation to issue any Permitted Letter of Credit at any time.

          The Company may request issuances of Permitted Letters of Credit only if:

          (a) the aggregate undrawn face amount of Permitted Letters of Credit theretofore issued by the Issuing Bank, after giving effect to all requested but unissued Permitted Letters of Credit, does not exceed any limit imposed by law or regulation upon the Issuing Bank;

          (b) immediately after giving effect to the issuance of such Permitted Letter of Credit, the aggregate amount of Permitted Letter of Credit Amounts would not exceed $5,000,000 and the amount available for Revolving Credit Loans under the Commitments would not be less than $0;

          (c) such Permitted Letter of Credit has an expiration date on or before the Business Day immediately preceding the Conversion Date;

          (d) the Company shall have satisfied in full the conditions precedent set forth in Section 6.02 as though such Permitted Letter of Credit constituted a Revolving Credit Loan in the face amount thereof;

          (e) the Company shall have delivered to the Issuing Bank, at such times and in such manner as the Issuing Bank may prescribe, a Permitted Letter of Credit application, a Letter of Credit Reimbursement Agreement, and such other documents and materials as may be required pursuant to the terms thereof;

          (f) the terms of the proposed Permitted Letter of Credit shall not be inconsistent with any term or provision of this Agreement and otherwise shall be reasonably satisfactory to the Issuing Bank; and

          (g) as of the date of issuance of such Permitted Letter of Credit, no order, judgment, or decree of any court, arbitrator, or Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Permitted Letter of Credit, and no law, rule, or regulation applicable to the Issuing Bank, and no request or directive (whether or not having the force of law) from any Governmental Authority having jurisdiction over the Issuing Bank, shall prohibit or request that the Issuing Bank refrain from the issuance of letters of credit generally or the issuance of such Permitted Letter of Credit.

     2.15 Issuance of Permitted Letters of Credit.

          (a) The Company shall give the Issuing Bank written notice in an Officers' Certificate of its request for the issuance of a Permitted Letter of Credit no later than 10:00 a.m. three (3) Business Days prior to the date such Permitted Letter of Credit is requested to be issued. Such notice shall be irrevocable and shall specify, with respect to such requested Permitted Letter of Credit, the face amount, beneficiary, effective date of issuance, expiry date (which effective date and expiry date shall be a Business Day and, with respect to the expiry date, shall be no later than the Business Day immediately preceding the Conversion
Date), and the currency in which, and the purpose for which, such Permitted Letter of Credit is to be issued. The Issuing Bank may issue such Permitted Letter of Credit on the date requested by the Company, unless (i) on or before the Business Day prior to such issuance date, the Issuing Bank shall have received written notice from any Bank that the conditions precedent to the Company's request for an issuance of a Permitted Letter of Credit as set forth in Section 2.14 have not been met; or (ii) on the requested issuance date, the officer of the Issuing Bank executing such Permitted Letter of Credit has actual knowledge that such conditions precedent to the Company's request for an issuance of a Permitted Letter of Credit as set forth in Section 2.14 have not been met. If the Issuing Bank receives written notice, or such officer has actual knowledge that the conditions precedent to the Company's request for an issuance of a Permitted Letter of Credit have not been met, then the Issuing Bank shall not issue any Permitted Letter of Credit until (a) such notice is withdrawn; (b) the condition(s) described in such notice have been waived in accordance with the provisions of this Agreement, or (c) such officer shall have actual knowledge of the satisfaction of all conditions precedent having been met.

          (b) The Issuing Bank shall not extend or amend any Permitted Letter of Credit unless the requirements of this Section 2.15 are met as though a new Permitted Letter of Credit was being requested and issued.

     2.16 Reimbursement Obligations; Duties of Issuing Bank.

          (a) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

               (i) The Company shall reimburse the Issuing Bank for a drawing under a Permitted Letter of Credit issued by the Issuing Bank no later than the earlier of (A) the time specified in the related Letter of Credit Reimbursement Agreement; or (B) one (1) Business Day after the Issuing Bank has provided notice (which notice may be in writing or oral, including without limitation oral notice by telephone) of any payment of such drawing by the Issuing Bank; and

               (ii) the Company's Reimbursement Obligation with respect to a drawing under a Permitted Letter of Credit shall bear interest from the date of such drawing to the date paid in full at the Applicable Prime Rate.

          (b)   No action taken or omitted to be taken by the Issuing
Bank in connection with any Permitted Letter of Credit shall (i) result in any liability on the part of the Issuing Bank to any other Bank, unless the Issuing Bank's action or omission constitutes willful misconduct or gross negligence; or (ii) relieve any Bank of any of its obligations to the Issuing Bank hereunder, unless the Permitted Letter of Credit in question was issued at a time during which a notice, described in Section 2.15, from such Bank to the Issuing Bank remained in effect. Each Bank agrees that, prior to making any payment to a beneficiary with respect to a drawing under a Permitted Letter of Credit, the Issuing Bank shall be responsible only to confirm that documents required by the terms of such Permitted Letter of Credit to be delivered as a condition precedent to such drawing have been delivered and that the same appear on their face to conform with the requirements thereof. Each Bank further agrees that the Issuing Bank may assume that documents appearing on their face to be the documents required to be delivered as a condition precedent to a drawing do in fact comply with the terms of such Permitted Letter of Credit.

     2.17 Participations.

          (a) Immediately upon the issuance by the Issuing Bank of any Permitted Letter of Credit in compliance with the provisions of Section 2.14, each Bank, other than the Issuing Bank, shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Bank's Ratable Share in such Permitted Letter of Credit, including, without limitation, all obligations of the Company with respect thereto and any security therefor or guaranty pertaining thereto.

          (b) The Issuing Bank shall promptly notify each other Bank, if the Company fails to reimburse the Issuing Bank for payments made by the Issuing Bank in respect of drawings by a beneficiary under a Permitted Letter of Credit. Upon such Bank's receipt of such notice, such Bank shall unconditionally pay to the Agent, for the account of the Issuing Bank, an amount equal to such Bank's Ratable Share of the unreimbursed payment made by the Issuing Bank under the Permitted Letter of Credit. Such payment shall be made by such Bank in the same currency in which the applicable Permitted Letter of Credit was denominated and in same day funds on the day such Bank receives notice from the Agent that such payment is owing, if such notice is received by such Bank prior to 10:00 a.m. (Dallas, Texas time) on a Business Day; if such notice is not received by such time, then such Bank shall remit its payment on the next Business Day following the day such notice is received. Any amount payable by a Bank under this Subsection 2.17(b) which is not paid when due pursuant to the terms hereof, shall be payable on demand, together with interest thereon at the federal funds rate from the date such payment was due until paid in full. The failure of any Bank to make any payment owing by it under this Subsection 2.17(b) shall neither relieve nor increase the obligation of any other Bank to make any payment owing by it under this Subsection 2.17(b). The Agent shall promptly remit to the Issuing Bank all amounts received by the Agent, for the account of the Issuing Bank, from each other Bank pursuant to this Subsection 2.17(b).

          (c) Whenever the Issuing Bank receives a payment with respect to a Reimbursement Obligation (including any interest thereon) for which the Issuing Bank has received payments from another Bank pursuant to Subsection 2.17(b), the Issuing Bank shall promptly remit to each Bank which has funded its participating interest therein, in the currency and in the kind of funds so received, an amount equal to such Bank's Ratable Share thereof. Each such payment shall be made by the Issuing Bank on the Business Day on which such person receives the funds paid to such person pursuant to the preceding sentence, if received prior to 10:00 a.m. (Dallas, Texas time) on such Business Day, and otherwise on the next succeeding Business Day.

          (d) The obligations of a Bank under Subsection 2.17(b) to make payments to the Agent for the account of the Issuing Bank with respect to a Permitted Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever, and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances (assuming that the Issuing Bank has issued such Permitted Letter of Credit in compliance with the provisions of Section 2.14), including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any Note or Security Document;

               (ii) the existence of any claim, setoff, defense, or other right which the Company may have at any time against a beneficiary named in a Permitted Letter of Credit or any transferee of any Permitted Letter of Credit (or any person for whom any such transferee may be acting), the Agent, any Bank, the Issuing Bank, or any person, whether in connection with this Agreement, any Permitted Letter of Credit, the transactions contemplated herein, or any unrelated transactions (including any underlying transactions between the Company and the beneficiary named in any Permitted Letter of Credit);

               (iii) any draft, certificate, or any other document presented under the Permitted Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any Loan Document; or

               (v)  the occurrence of any Default or Event of Default.

     2.18 Payment of Reimbursement Obligations.

          (a) The Company agrees to pay to the Issuing Bank the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Permitted Letter of Credit immediately when due, irrespective of any claim, set-off, defense, or other right which the Company may have at any time against the Issuing Bank or any other person.

          (b) In the event any payment by the Company received by the Issuing Bank with respect to a Permitted Letter of Credit and distributed to the Banks on account of their respective participation is thereafter set aside, avoided, or recovered from the Issuing Bank in connection with any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction, each Bank which received such distribution shall, upon demand by the Issuing Bank, contribute such Bank's Ratable Share of the amount set aside, avoided, or recovered together with interest at the rate required to be paid by the Issuing Bank upon the amount required to be repaid by it.

     2.19 EXONERATION. As between the Company, the Issuing Bank, each other Bank and the Agent, the Company assumes all risks of the acts and omissions of, or misuse of the Permitted Letter of Credit issued by the Issuing Bank by, the respective beneficiaries of such Permitted Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Permitted Letter of Credit applications, each of the Issuing Bank, the other Banks and the Agent, in the absence of gross negligence or intentional misconduct on its part, shall not be responsible:

          (a) for the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any party in connection with the application for and issuance of a Permitted Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

          (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Permitted Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) for failure of the beneficiary of a Permitted Letter of Credit to comply duly with conditions required in order to draw upon such Permitted Letter of Credit;

          (d) for errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher;

          (e)  for errors in interpretation of technical terms;

          (f) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Permitted Letter of Credit or of the proceeds thereof;

          (g) for the misapplication by the beneficiary of such Permitted Letter of Credit; or

          (h) for any consequences arising from causes beyond the control of the Agent or any Bank (including the Issuing Bank) including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

          IN FURTHERANCE AND EXTENSION AND NOT IN LIMITATION OF THE SPECIFIC PROVISIONS HEREINABOVE SET FORTH, ANY ACTION TAKEN OR OMITTED BY THE ISSUING BANK UNDER OR IN CONNECTION WITH THE PERMITTED LETTERS OF CREDIT OR ANY RELATED CERTIFICATES, IF TAKEN OR OMITTED IN GOOD FAITH AND NOT CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, SHALL NOT PUT THE AGENT, THE ISSUING BANK OR ANY OTHER BANK UNDER ANY RESULTING LIABILITY TO THE COMPANY OR RELIEVE THE COMPANY OF ANY OF ITS OBLIGATIONS HEREUNDER TO ANY SUCH PERSON.

     2.20 Reporting Requirements. In addition to the reports required by Section 7.01, the Company shall, no later than the tenth Business Day following the last day of each month, provide to each Bank separate schedules for each Permitted Letter of Credit, in form and substance satisfactory to the Agent, showing the date of issue, beneficiary, face amount, expiration date, and the reference number of each Permitted Letter of Credit issued by the Issuing Bank which was outstanding at any time during such month and the aggregate amount payable by the Company during the month pursuant to Section 2.21.

     2.21 Compensation for Permitted Letters of Credit.

          (a) Letter of Credit Fee. The Company agrees to pay to the Agent, for the account of each Bank, in the case of each Permitted Letter of Credit, a letter of credit fee (the "Letter of Credit Fee") payable quarterly in arrears equal to the greater of (i) the LIBOR Margin multiplied by the average amount available to be drawn under such Permitted Letter of Credit during the quarter then ending multiplied by the actual number of days during such quarter on which such Permitted Letter of Credit was outstanding, divided by 360 and (ii) the actual number of days during such quarter on which such Permitted Letter of Credit was outstanding multiplied by $300, divided by 360. The Company shall also pay to the Agent, in the event of any extension or modification of a Permitted Letter of Credit which extends the expiration date or increases the maximum amount available for drawing thereunder an additional fee calculated and payable on the same basis as that set forth in the first sentence of this Subsection 2.21(a) with respect to any such extension or additional amount. Whenever the Issuing Bank receives a payment from the Company with respect to any fees incurred in connection with any Permitted Letter of Credit issued by the Issuing Bank, the Issuing Bank shall promptly remit to the Agent, and the Agent shall promptly remit to each Bank which has funded its participation in such Permitted Letter of Credit, in the currency provided for in such Permitted Letter of Credit and in same day funds, an amount equal to such Bank's Ratable Share of such fees.

          (b) Issuing Bank's Charges. The Issuing Bank shall have the right to receive, solely for its own account, such amounts as it and the Company may agree, in writing, to compensate the Issuing Bank with respect to issuance fees and the Issuing Bank's out-of-pocket costs of issuing and servicing Permitted Letters of Credit.

          (c) Increased Capital. If either (i) the introduction of or any change in or in the interpretation of any law or regulation, or (ii) compliance by the Issuing Bank or any other Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by it or any corporation controlling it, and the Issuing Bank or such other Bank determines, on the basis of reasonable allocations, that the amount of such capital is increased by or is based upon its issuance or maintenance of or participation in, the Permitted Letters of Credit then, upon demand by such Bank, the Company shall immediately pay to the Agent (for the account of such Bank), from time to time as specified by the Issuing Bank or such other Bank, additional amounts sufficient to compensate such Bank therefor. A certificate as to such amounts submitted to the Company by such Bank shall, in the absence of manifest error, be conclusive and binding for all purposes.

3.   PREPAYMENT.

     3.01 Optional Prepayments. The Company at any time and from time to time on any Business Day may prepay the principal amount of any Borrowings in whole or in part, without premium or penalty; provided that:

          (a) The Company shall give to the Agent and each Bank not less than five (5) full Business Days prior notice of each prepayment specifying the type of Borrowing (i.e., Term Loan Borrowing or Revolving Credit Borrowings) and the aggregate principal amount of such Borrowings to be prepaid and the prepayment date. The Company's notice of such prepayment having been given as aforesaid, the principal amount of the Loans comprising such Borrowings specified in the notice, together with interest thereon to the date of prepayment, shall become due and payable on such prepayment date; and

          (b)  Prepayments of Revolving Credit Loans made under this
Section 3.01 on or after the Conversion Date and prepayment of the Term Loans made under this Section 3.01 shall be applied, ratably, to such principal installments of such Loans as the Company shall designate in its notice of prepayment given pursuant to Subsection 3.01(a); provided that:

               (i) if the Company does not so designate the principal installments of the Revolving Credit Loans or Term Loans, as the case may be, to which any of such prepayments is to be applied, such prepayment shall be applied ratably (according to each Bank's Ratable Share) to the principal installments due under such Loans in the inverse order of their respective due dates (the "Back End Installments");

               (ii) the Company may not designate the principal installments of the Revolving Credit Loans or Term Loans, as the case may be, to which any of such prepayment is to be applied, other than the Back End Installments, except in an amount that, when added to the sum of all other prepaid principal installments applied other than to the Back End Installments and for which, as of the date of determination thereof, the respective due dates of such prepaid principal installments shall not yet have passed, shall not exceed $8,000,000; and

               (iii) the Company may not designate installments of the Revolving Credit Loans or Term Loans, as the case may be, other than the Back End Installments, to which any of such prepayments is to be applied, more than two times in any one fiscal quarter of the Company.

          Notwithstanding the foregoing, the Company may not prepay any LIBOR Loan under this Section 3.01 before the last day of the Rate Period relating thereto. Each partial prepayment made under this Section 3.01 designated to be applied to the Back End Installments (unless made pursuant to the sale of one or more Aircraft under Subsection 9.05(b)(i) or pursuant to an Event of Loss under Section 9.02) shall be in the aggregate principal amount of not less than $500,000 and in an integral multiple of $250,000.

     3.02 Mandatory Prepayments.

          (a) The Company shall prepay the Loans in whole at the option of the Majority Banks, under the circumstances specified in Section 7.14.

          (b) In the event of a Default under Section 8.16, the Company will, within three (3) Business Days of the date upon which the Company or any Bank determines that such Default has occurred, either (i) make a prepayment on the Term Loans in the amount by which the aggregate principal then outstanding under the Revolving Credit Loans and the aggregate Permitted Letter of Credit Amounts exceeds the lesser of (x) $40,000,000 and (y) the Borrowing Base, provided, however, if, at the time of such prepayment, there is no aggregate principal amount outstanding under the Term Loans, the Company may prepay the Revolving Credit Loans and the respective Commitment of each Bank shall be permanently and ratably reduced by the amount of such prepayment, or (ii) comply with the provisions of clause (i) or (ii) of Subsection 9.03(b); provided, however, if the sole cause of such Default is the occurrence of an Event of Loss and so long as no other Default or any Event of Default has occurred and is continuing, the Company may comply with the provisions of Subsection 9.02(a) within the time periods provided therein, further provided, however, that at no time while any Default under Section 8.16 is continuing may the Company request any Borrowings hereunder.

          (c) The Company shall prepay the Loans under the circumstances specified in Subsection 9.05(b). Such prepayments of Loans made under this Subsection 3.02(c) shall be applied to the principal installment due under the Term Loans according to the terms and conditions of Subsection 3.01(b) , provided, however, if, at the time of such prepayment, there is no aggregate principal amount outstanding under the Term Loans, the Company may prepay the Revolving Credit Loans and the respective Commitment of each Bank shall be permanently and ratably reduced by the amount of such prepayment.

          (d) In the event the Company makes a prepayment pursuant to this Section 3.02 or pursuant to a Notice of Election, the Company shall designate in a notice to the Agent and each Bank the amount of such prepayment. Except as provided in Subsection 3.02(c), the amount of any such prepayment shall be applied ratably to the principal installments of the Loans in inverse order of maturity. All prepayments under this
Section 3.02 or pursuant to a Notice of Election shall be without premium or penalty, except as provided in Subsection 2.13(e).

4. PAYMENTS MADE ON BUSINESS DAYS. If any payment of principal, interest, Commitment Fees, agent's fees or other amounts hereunder, under any Security Document or any Note shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest in connection with such payment provided, however, if such extension would cause payment of interest on or principal of LIBOR Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

5. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants:

     5.01 Organization and Qualification.  The Company and each
Subsidiary (a) are corporations duly organized and in good standing under the laws of the state of their respective incorporation, have the corporate power to own their respective property and to carry on their respective business as now conducted, and (c) are duly qualified as a foreign corporation to do business and are in good standing in every jurisdiction where the failure to be so qualified would have a material adverse effect on the business, prospects, earnings, properties or condition, financial or otherwise, of the Company or such Subsidiary, as the case may be. The Company is a Louisiana corporation and is a "citizen of the United States" within the meaning of Section 101(13) of the Federal Aviation Act and is an "air carrier" duly qualified as an "air taxi commercial operator" within the meaning of said Act and the regulations issued thereunder. The corporations named in Exhibit B are the only Subsidiaries of the Company on the Effective Date, and such Exhibit accurately reflects the percentage of (x) the issued and outstanding capital stock, and (y) the Voting Stock of each class of each Subsidiary on the Effective Date and accurately identifies the Consolidated Subsidiaries and the percentage of the Company's and each other Subsidiary's ownership of the outstanding Voting Stock of each Subsidiary. The shares of capital stock of each Subsidiary owned by the Company have been validly issued, are outstanding, fully-paid and non-assessable shares of such Subsidiary and are owned by the Company free and clear of all Liens (except statutory liens for taxes not yet due and for salaries of clerical employees, none of which liens has been filed or perfected).

     5.02 Financial Statements.  The Company has furnished the Banks
with the following financial statements:   consolidated financial
statements as at and for the fiscal year of the Company ended April 30, 1996 included in the Company's Annual Report on Form 10-K for the fiscal year of the Company ended April 30, 1996 and accompanied by the report of KPMG Peat Marwick, and unaudited consolidated financial statements as at and for the fiscal quarter of the Company ended October 31, 1996, certified by the principal financial officer of the Company. These statements have been prepared in conformity with generally accepted accounting principles consistently followed throughout the periods involved and present fairly the consolidated financial condition of the Company and the Consolidated Subsidiaries and the consolidated results of operations of the Company and the Consolidated Subsidiaries as at the dates and for the periods indicated, and neither the Company nor any Consolidated Subsidiary has any material obligations or liabilities, contingent or otherwise, not disclosed in the financial statements described in clause (a) of this Section 5.02. There has been no material adverse change in the consolidated condition or operations, financial or otherwise, of the Company and the Subsidiaries since April 30, 1996.

     5.03 Actions Pending. There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before any court or administrative agency which might result in a material adverse change in the business or condition of the Company and the Subsidiaries when taken as a whole. There are no outstanding judgments or awards against the Company or any Subsidiary.

     5.04 No Default. Neither the Company nor any Subsidiary is in default in any respect under the provisions of any instrument evidencing any Indebtedness of the Company or such Subsidiary or of any agreement relating thereto, or in default in any respect under any order, writ, injunction or decree of any court, or in default in any respect under or in violation of any order, regulation or demand of any governmental instrumentality, which defaults or violations might have consequences which would materially adversely affect the business, prospects, earnings, properties or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

     5.05 Warranty of Title; Leases. The Company and each Subsidiary have good and marketable title to their real property and valid and indefeasible ownership interests in their other properties, free and clear of all Liens other than Permitted Liens. The Company has good and marketable title to all the Collateral and has good right and full power and authority to subject the Collateral to the Security Interest. The Collateral is free and clear of all Liens other than Permitted Liens. The Security Documents do, as of the Effective Date, constitute a first mortgage on and first priority perfected security interest in the Collateral subject only to Permitted Liens. There is no financing statement, chattel mortgage or notice thereof (including FAA Form 905, "Aircraft Chattel Mortgage") or other security agreement or instrument or notice thereof in which the Company (or any predecessor person) or any Subsidiary is named as debtor or mortgagor, or which the Company (or any predecessor person) or any Subsidiary has signed as debtor or mortgagor, now on file in any public office (including the Aircraft Registry) and not canceled covering any of the Collateral other than those previously filed, the effect of which has been terminated by termination statements or releases (including FAA Form 8050-41) duly filed prior to the time of the filing of any of the Security Documents for recordation in the Aircraft Registry. The Company and each Subsidiary have the right to, and do, enjoy peaceful and undisturbed possession under all leases to which any of them is a party or under which any of them is operating. All such leases are valid and subsisting, and no default exists under any such lease.

     5.06 Payment of Taxes. The Company and each Subsidiary have filed all federal and state income and franchise tax returns which are required to be filed and have paid all taxes shown on said returns and all assessments which are due. The respective federal income tax returns of the Company and each of its Consolidated Subsidiaries have been examined and reported on by the Internal Revenue Service for all fiscal years to and including the fiscal year ended April 30, 1992. The Company and its officers know of no claims by any governmental authority for any unpaid taxes. There are no tax sharing agreements between the Company and any of the Subsidiaries.

     5.07 Conflicting or Adverse Agreements or Restrictions. Neither the Company nor any Subsidiary is a party to any contract or agreement or subject to any restriction which materially and adversely affects the business or assets or financial condition of the Company and the Subsidiaries when taken as a whole. Neither the execution nor delivery of this Agreement or the Notes nor compliance with the terms and provisions hereof or of the Notes or any of the Security Documents will be contrary to the provisions of, or constitute a default under, the charter or by-laws of the Company or any Subsidiary or any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which it is subject.

     5.08 Purpose of Borrowings. Neither the Company nor any Subsidiary owns any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (herein called "margin stock").
No part of the proceeds of any Borrowing will be used for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin stock. No part of the proceeds of any Borrowing shall be used for any purpose which might constitute the transactions contemplated by this Agreement a "purpose" credit within the meaning of said Regulation U, as now in effect or as it may hereafter be amended. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement, any Note or any Borrowing hereunder to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect on the date of any Borrowing.

     5.09 Patents, Etc. The Company and each Subsidiary have all patents, patent rights or licenses, trademarks, trademark rights, trade names, trade name rights, and copyrights which are required in order for the Company or such Subsidiary to conduct its business as now conducted without conflict with the rights of others.

     5.10 Authorization, Validity, Etc. The Company has the corporate power and authority to make and carry out this Agreement, to make the Borrowings provided for herein, to execute and deliver the Notes and to perform its obligations hereunder and under the Notes and the Security Documents; and all such action has been duly authorized by all necessary corporate proceedings on its part. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, and the Notes, when duly executed and delivered by the Company pursuant to the provisions hereof, will constitute the valid and binding obligations of the Company enforceable in accordance with the respective terms thereof and of this Agreement, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights.

     5.11 Franchises, Permits, Etc. The Company and each Subsidiary hold free from materially burdensome restrictions all municipal consents, franchises, permits, licenses, rights-of-way, easements, consents and other rights which, together with their respective corporate and charter powers, are sufficient for the proper and efficient operation as a whole of their respective businesses as presently conducted and as presently proposed to be conducted.

     5.12 Governmental Approvals. No consent, approval or authorization of, registration with or notice to any federal, state or local governmental or public authority or agency or any third party creditor or supplier is or will be required for the valid execution and delivery of the Notes or this Agreement (except for the registrations and filings referred to in Article 6, which, except to the extent otherwise stated therein, have been made prior hereto) or for the valid performance of this Agreement, the Security Documents or the Notes.

     5.13 Description of and Title to Helicopters and Engines.  Schedule
I to this Agreement contains a correct and complete description of all of the helicopters and other Aviation Units subject to the Security Interest as of the Effective Date, and a correct and complete description of each aircraft engine of 750 or more rated takeoff horsepower, or the equivalent of that horsepower, installed in or attached or appertaining to any such helicopters or other Aviation Units. Without limiting the generality of the representations and warranties contained in Sections 5.05 and 5.12, the Company has made all filings, registrations and recordings (including, without limitation, the filing for recordation in the Aircraft Registry of FAA Form 8050-2, "Aircraft Bill of Sale", or other comparable forms, covering each such helicopter, other Aviation Unit and engine), necessary or advisable in order to establish, protect and preserve its title to and interest in such helicopters, other Aviation Units and engines as against the respective sellers thereof and all third parties, and each such helicopter, other Aviation Unit and engine has been duly registered in the name of the Company pursuant to the Federal Aviation Act. There are not now any Liens on such helicopters, other Aviation Units and engines other than Permitted Liens and those security interests created by the Security Documents in favor of the Agent. Except for the filing of UCC Continuation Statements in accordance with the recording provisions of Louisiana and Texas law, no further action, including, without limitation, any filing or recording of any documents (whether under Article 9 of the Uniform Commercial Code of any applicable jurisdiction, or otherwise), is necessary or advisable in order to establish, protect, perfect or preserve the Company's title to and interest in such helicopters, other Aviation Units and engines, and the first priority, perfected, security interest of the Creditors in such helicopters, other Aviation Units and engines created by the Security Documents in such helicopters, other Aviation Units and engines (subject only to Permitted Liens), and in the proceeds thereof as against the respective sellers thereof and all third parties.

     5.14 Registered Office of Company, Etc. The registered office of the Company (as shown on the records of the Secretary of State of the State of Louisiana) and its chief executive office is 2121 Airline Highway, Suite 400, Metairie, Louisiana 70001-5979.

     5.15 Title to Parts and Receivables. There are no Liens on the Parts (except for Permitted Liens) or on the Company's Receivables (except for Permitted Liens of the type described in Subsection 8.05(b)).
Schedule II to the Louisiana Security Agreement contains a complete listing of all of the locations at which Parts are located in the United States. Except for the filing of UCC Continuation Statements, in accordance with the recording provisions of the laws of the States of Louisiana and Texas, no further action, including, without limitation, the filing or recording of any additional documents (whether under Article 9 of the Uniform Commercial Code of any applicable jurisdiction, or otherwise), is necessary or advisable in order to establish, protect or preserve the prior perfected Security Interest of the Creditors in the Parts and the Company's Receivables created by the Security Documents as against third parties.

     5.16 Section 1110 of Bankruptcy Reform Act of 1978. The Company is "a citizen of the United States of America holding an air carrier operating certificate issued by the Secretary of Transportation," within the meaning of the United States Bankruptcy Code, as amended, and it is the intention of the Company and the Creditors that the Agent, for the equal and ratable benefit of the Creditors, upon the execution and delivery of this Agreement, will be a "secured party with a purchase-money equipment security interest", within the meaning of Section 1110, in the Aircraft and each portion thereof now or from time to time hereafter subjected to the Security Interest to the extent that the Security Interest constitutes a "purchase-money equipment security interest" therein, with the result that the Agent, for the equal and ratable benefit of the Creditors, may take the full benefit of the provisions of said
Section 1110 with respect to such Aircraft and each such portion thereof.

     5.17 Environmental Protection Statutes.

          (a) Neither the Company nor any of the Subsidiaries has: (i) received any summons, citation, directive, letter, notice, or other form of communication, or otherwise learned of any claim, demand, action, event, condition, report, or investigation indicating or concerning any potential or actual liability which would individually, or in the aggregate, have a material adverse effect on the financial condition, business, properties or operations of the Company and the Subsidiaries taken as a whole, or on the ability of the Company to perform its obligations under this Agreement, the Notes or any of the Security Documents, arising in connection with (A) any non-compliance with, or violation of, the requirements of any Environmental Protection Statute;
(B) the release, or threatened release, of any Hazardous Materials which the Company or any Subsidiary would have a duty to report to any governmental authority under any Environmental Protection Statute; (C) the existence of any environmental lien on any property of the Company or any of the Subsidiaries resulting from the presence of such Hazardous Materials; (ii) obtained knowledge of any threatened or actual liability in connection with the release or threatened release of any Hazardous Materials which would individually, or in the aggregate, have a material adverse effect on the financial condition, business, properties or operations of the Company and the Subsidiaries taken as a whole, or on the ability of the Company to perform its obligations under this Agreement, the Notes or any of the Security Documents; (iii) received any notice of, or otherwise learned of, any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Materials for which the Company or any of the Subsidiaries may be liable; or (iv) received any notice that the Company or any the Subsidiaries is or may be liable to any person under any Environmental Protection Statute.

          (b) The Company and each Subsidiary have obtained all permits, licenses and authorizations which are required under all Environmental Protection Statutes, (including, without limitation, laws relating to emissions, discharges, releases, or threatened releases of Hazardous Materials (including, without limitation, ambient air, surface water, ground water, or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials), except to the extent that failure to have or obtain any such permit, license or authorization does not have a material adverse effect on the financial condition, business, properties or operations of the Company and the Subsidiaries taken as a whole, or on the ability of the Company to perform its obligations under this Agreement, the Notes or any of the Security Documents. The Company and each of the Subsidiaries is in compliance with all terms and conditions of the permits, licenses and authorizations required to be obtained by it, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or contained in any regulations, code, plan, order, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder, except to the extent that failure to comply does not have a material adverse effect on the financial condition, business, properties or operations of the Company and the Subsidiaries taken as a whole, or on the ability of the Company to perform its obligations under this Agreement, the Notes or any of the Security Documents.

6.   CONDITIONS OF LENDING.

     6.01 Conditions Precedent to this Agreement. This Agreement shall be effective between the parties hereto and the Banks shall be obligated to make Loans hereunder upon, and shall not be effective between the parties hereto and the Banks shall not be obligated to make Loans hereunder until, satisfaction of the conditions precedent that the Agent shall have received for the account of the Banks all of the following, each dated (unless otherwise indicated) the Effective Date, in form, scope and substance satisfactory to the Banks:

          (a) The favorable signed opinions of Correro, Fishman, Haygood, Phelps, Weiss, Walmsley & Casteix, L.L.P., counsel for the Company, and Lytle, Soule & Curlee, a professional corporation, special Federal Aviation Act counsel for the Company, as to the matters set forth in Exhibits D-1 and D-2, respectively, with such changes as approved by the Banks in their sole discretion, and as to such other matters as any Bank may reasonably require.

          (b) The Notes, duly authorized, executed and delivered by the Company, renewing, extending and modifying the Notes (as defined in the Prior Amended and Restated Loan Agreement) executed and delivered under the Prior Amended and Restated Loan Agreement.

          (c) This Agreement, duly authorized, executed and delivered by the Company, together with all Schedules and Exhibits hereto.

          (d) The Louisiana Security Agreement, duly authorized, executed and delivered by the Company, together with any necessary financing statement changes.

          (e) A certificate of the president or a vice president and of the secretary or an assistant secretary of the Company certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors of the Company (A) authorizing the execution, delivery and performance by the Company of this Agreement, the Notes and the borrowings hereunder, (B) approving the forms of this Agreement and the Notes, and (C) authorizing officers of the Company to execute and deliver this Agreement, the Notes and any related documents, including, without limitation, any agreement or security document contemplated by this Agreement, (ii) the incumbency and specimen signatures of the officers of the Company executing any documents on behalf of the Company and (iii) the absence of any proceedings for the dissolution or liquidation of the Company.

          (f)  The assignment to FNBC of 2.5% interests in the Loans
(as defined in the Prior Amended and Restated Loan Agreement) from each of NationsBank and Whitney in exchange for payment by FNBC in immediately available funds to each of NationsBank and Whitney.

          (g) All accrued and unpaid interest and fees owing under the Prior Amended and Restated Loan Agreement (allocated in accordance with the definition of "Ratable Share" contained therein) whether or not otherwise then due and payable.

          (h) The Articles of Incorporation of the Company, as in effect on March 31, 1997, certified by the Secretary of State of the State of Louisiana and dated a date within 10 days prior to March 31, 1997.

          (i) The Bylaws of the Company, including all amendments thereto, certified by the secretary or an assistant secretary of the Company.

          (j) Certificates of the appropriate government officials of the State of Louisiana as to the Company's existence and good standing, and certificates of the appropriate government officials in each state where the Company does business and where failure to qualify as a foreign corporation would have a material adverse effect on the business, prospects, earnings, properties, operations or condition, financial or otherwise of the Company, as to the Company's good standing and due qualification to do business in such state, each dated a date within 10 days prior to March 31, 1997, together with a telegram or facsimile bearing the signature of the appropriate government official of the State of Louisiana, certifying to the existence and good standing of the Company as of March 31, 1997.

     6.02 Conditions Precedent to each Borrowing. The obligation of each Bank to make each Loan shall be subject to the following conditions precedent that on the date of the Borrowing consisting of the Loans then being made by the Banks (a) the following statements shall be true and the Agent and each Bank shall have received an Officers' Certificate requesting such Borrowing (a "Request for Borrowing") stating that (i) the representations and warranties contained in Article 5, in Section 7.14 and in the Security Documents are true on and as of the date of such Borrowing with the same effect as though such representations and warranties had been made on and as of such Borrowing, (ii) the Creditors have a valid, equal and ratable perfected first priority Security Interest in the Collateral, subject only to Permitted Liens, (iii) there exists on the date of such Borrowing no Event of Default or Default, (iv) since April 30, 1996, no material adverse change has occurred with respect to the business, prospects, earnings, properties or condition, financial or otherwise, of the Company or the Company and the Subsidiaries taken as a whole (including, without limitation, any material downward valuation by the Company or any Subsidiary of the Aviation Units or any determination by the Company or any Subsidiary that a significant portion of its Receivables is uncollectible), and (v) the business and operations of the Company and all of the Subsidiaries as conducted at all times relevant to the transactions contemplated hereby to and including the close of business on the date of such Borrowing have been and are in compliance with applicable state and Federal laws, regulations and orders affecting the Company and each Subsidiary and its business and operations, or any of them, (b) for each Borrowing, the Agent and each Bank shall have received a Borrowing Base Certificate dated as of the date of such Borrowing, and
(c) the Agent shall have received such other approvals, opinions or documents as the Agent, or any Bank through the Agent, may reasonably request.

7. AFFIRMATIVE COVENANTS. So long as the principal amount of any Borrowing or any amount of interest accrued under the Notes or any commitment or Agent's fees, or any expense, compensation, reimbursement or other amounts payable by the Company shall remain unpaid or the Agent or any Bank shall have any commitment hereunder, the Company will, unless the Majority Banks shall otherwise consent in writing:

     7.01 Financial Statements and Information.  Deliver to each Bank:

          (a) as soon as available after the end of each fiscal year of the Company, and in any event within 120 days thereafter, a copy of (i) a consolidated balance sheet of the Company and the Consolidated Subsidiaries as of the end of such fiscal year and consolidated statements of earnings, stockholders' equity and cash flows of the Company and the Consolidated Subsidiaries for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company in an unqualified written opinion which shall state that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary under the circumstances, and (ii) a consolidating balance sheet of the Company and the Consolidated Subsidiaries as of the end of such fiscal year and consolidating statements of earnings, stockholders' equity and changes in the financial position of the Company and the Consolidated Subsidiaries for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, all in reasonable detail and certified as complete and correct by the principal financial officer of the Company;

          (b) as soon as available after the end of each of the first three fiscal quarters of the Company, and in any event within 60 days thereafter, a copy of (i) a consolidated balance sheet of the Company and the Consolidated Subsidiaries as of the end of such fiscal quarter and
(ii) consolidated statements of earnings and cash flows of the Company and the Consolidated Subsidiaries for such fiscal quarter and (in the case of the second and third fiscal quarters of the Company) for the portion of the fiscal year ending with such fiscal quarter, setting forth, in each case in comparative form, the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of the Company;

          (c) within 45 days after the end of each of the first, second, fourth, fifth, seventh, eighth, tenth and eleventh months of each fiscal year of the Company, a copy of (i) a consolidated balance sheet of the Company and the Consolidated Subsidiaries as of the end of such month, and (ii) a consolidated statement of earnings of the Company and the Consolidated Subsidiaries for such month and for the portion of the fiscal year ending with such month, setting forth, in each case in comparative form, the figures for the corresponding periods in the previous fiscal year, all in reasonable detail;

          (d) promptly upon receipt thereof, one copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or such Subsidiary (other than any auditors' comment letter to management, unless the same shall have been requested by any Bank through the Agent);

          (e) promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to stockholders generally, and one copy of each regular or periodic report, registration statement or prospectus, or written communication (other than transmittal letters) in respect thereof, filed by the Company or any Subsidiary with, or received by the Company or any Subsidiary from any securities exchange or the Securities and Exchange Commission, or any successor to either;

          (f) with each set of financial statements delivered pursuant to Subsections 7.01(a) and (b), an Officers' Certificate (i) setting forth computations demonstrating compliance with the financial covenants contained herein as of the date of such financial statements and for the period then ended and setting forth computations demonstrating the amount of the Leverage Ratio as of the date of such financial statements and (ii) certifying that the signers have reviewed the relevant terms of this Agreement (including Section 7.09) and have made, or have caused to be made under their supervision, a review of the transactions and condition of the Company and the Subsidiaries from the beginning of the accounting period covered by the statement of earnings being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any Event of Default or Default or, if any such Event of Default or Default existed or exists, specifying the nature and period of existence thereof and the action the Company has taken or proposes to take with respect thereto; in addition, with each set of financial statements delivered pursuant to Subsection 7.01(a), an Officers' Certificate specifying (x) the insured value of the Aircraft,
(y) the existence and nature of any changes in the insurance coverage required to be maintained by the Company under Section 7.10 and (z) if any Aviation Unit constituting a portion of the Aircraft is then being leased by the Company to another person, or operated by the Company under contract with another person, the name of such person and the term of the relevant lease or contract;

          (g) with each set of financial statements delivered pursuant to Subsection 7.01(a), a report of the accountants who have examined such financial statements, stating that, in connection with their examination, nothing came to their attention that caused them to believe that the Company was not in compliance with the terms, covenants, provisions and conditions of Sections 8 (except 8.05, 8.08, 8.11-16 and 8.18), 10.01(a)
and 10.01(b) (as to Subsection 10.01(b), limited to payment terms and other financial terms, financial covenants, financial provisions and financial conditions), or, if anything did come to their attention that they believed to constitute noncompliance with any of those Sections, specifying the nature and period of existence thereof;

          (h) as soon as available after the end of each fiscal quarter of the Company, and in any event within 60 days after the end of each of the first three fiscal quarters of the Company and within 120 days after the end of the fourth fiscal quarter of the Company (i) a schedule of the Direct Expenses incurred by the Company and the Consolidated Subsidiaries during such quarter in such form and containing such information and detail as the Agent, or any Bank through the Agent, may request, (ii) a summary description of the Parts, by type of Aviation Unit to which such Parts are applicable, (iii) a list of the Receivables of the Company as at the end of such quarter, (iv) a list of the Trade Payables of the Company and the Consolidated Subsidiaries as at the end of such quarter, each such schedule, description and list to be in such form and contain such information and detail as the Agent, or any Bank through the Agent, may reasonably request, including, without limitation, as to such Receivables, agings thereof in the customary manner, identifying each obligor thereon and designating each such Receivable that is 90 days old, and as to such summary description of the Parts, the opening balance, withdrawals, additions and closing balance, and as to such Trade Payables, agings thereof in the customary manner, the supplier and the designation of each Trade Payable not paid pursuant to its payment terms and (iv) a written confirmation of the make and model, manufacturer's serial number and United States registration number of each Aviation Unit constituting a portion of the Aircraft, the month and year of purchase of each such Aviation Unit and the parish (or county) and state (or, if such Aviation Unit shall at the time be situated outside the United States, the country and province) of the current location of each thereof;

          (i) with each set of financial statements delivered pursuant to Subsection 7.01(b) with respect to each third fiscal quarter of the Company, a copy of a pro forma consolidated balance sheet of the Company and the Consolidated Subsidiaries for the next succeeding fiscal year of the Company and pro forma consolidated statements of earnings, stockholder's equity and cash flows of the Company and the Consolidated Subsidiaries for the next succeeding fiscal year of the Company;

          (j) within 45 days after the end of each month of each fiscal year of the Company, and within 45 days after each Event of Loss, a Borrowing Base Certificate;

          (k) on or before June 15 in each calendar year, the written opinion of the Independent Appraiser as to the Appraised Value of the Aircraft, as contemplated by Subsection 9.03(a); and

          (l) promptly upon request, such additional financial or other information as the Agent, or any Bank through the Agent, may reasonably request.

     7.02 Books and Records. Maintain, and cause the Subsidiaries to maintain, proper books of record and account in accordance with generally accepted accounting practices in which true, full and correct entries will be made of all its dealings and business affairs.

     7.03 General Insurance. Maintain, and cause the Subsidiaries to maintain insurance with responsible companies in such amounts and against such risks as is customarily carried on comparable businesses and properties, and furnish to any Bank, upon request, an Officers' Certificate containing full information as to the insurance carried; and promptly after notice in writing from the Agent, or any Bank through the Agent, obtain such additional insurance as the Agent, or any Bank through the Agent, may reasonably request and which is customarily carried on comparable businesses or properties. All policies of insurance maintained by the Company on the Parts shall name the Agent as an additional insured and any payment of claims thereunder shall be made payable to the Agent (without the necessity for the Company's joining in endorsing any check or otherwise accepting any payment) under a standard mortgagee loss payable clause satisfactory to the Agent and the Banks; provided, however, that such policies may provide that, with respect to proceeds of any particular claim, such proceeds not in excess of $500,000 may be paid by the insurers directly to the Company rather than to the Agent unless an Event of Default or Default shall have occurred and is continuing and the Agent shall have notified the insurer thereof.

     7.04 Maintenance of Property. Cause its property and the property of the Subsidiaries to be maintained, preserved, protected and kept in good repair, working order and condition so that the business carried on in connection therewith may be conducted properly and efficiently.

     7.05 Inspection of Property and Records. Permit any employee of any Bank or any other person designated by such Bank in writing to visit and inspect any of the properties, corporate books and financial records of the Company and the Subsidiaries and make copies and extracts therefrom and discuss the respective affairs and finances of the Company and the Subsidiaries with the officers, employees and independent public accountants (who are hereby so authorized), all at such times as such Bank may reasonably request.

     7.06 Existence, Laws, Obligations, etc.   (a)  Maintain, and cause
each of the Subsidiaries to maintain, its corporate existence and its good standing and qualification to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect upon the business, prospects, earnings, properties or condition (financial or otherwise) of the Company or such Subsidiary, as the case may be; (b) pay and cause the Subsidiaries to pay all claims for labor, supplies, rent and other obligations which if unpaid might become a Lien against the property of the Company or a Subsidiary, except liabilities being contested in good faith by appropriate proceedings, and with respect to which adequate reserves shall have been established; (c) remain a citizen of the United States within the meaning of Section 101(16) of the Federal Aviation Act and an "air carrier" duly qualified as an "air taxi commercial operator" (or equivalent status permitting the Company to continue to conduct its business as presently conducted) under said Act; (d) defend its title to the Collateral against the claims and demands of all persons whomsoever other than the Agent and the Creditors;
(e) from time to time, at its own cost and expense, promptly take such action as may be necessary duly to discharge any Liens on the Collateral other than Permitted Liens; (f) pay or cause to be paid all taxes (including documentary stamp taxes), assessments and any other governmental charges lawfully levied or assessed upon the Notes or upon the Collateral or any portion thereof, upon the income from the Collateral, or upon the interest of the Agent or any Creditor in the Collateral, prior to the time when any fine, penalty, interest or cost may be added thereto or charged for the nonpayment thereof; (g) duly observe and conform to all requirements of any governmental authority relative to any portion of the Collateral and all covenants, terms and conditions upon or under which any portion of the Collateral shall at any time be held (except that the Company shall not be required to observe or conform to any such requirements of any governmental authority or to pay or cause to be paid any such tax, assessment or governmental charge so long as (i) the validity thereof shall be contested by it in good faith by proceedings which, in an opinion of counsel delivered to the Agent with a copy to each Creditor by counsel for the Company in any case involving an amount in excess of $25,000, are appropriate, (ii) book reserves which, in the opinion of the Company's independent public accountants, are adequate have been established with respect thereto and (iii) the Company's title to the affected portion of the Collateral shall not be divested thereby and its right to use the affected portion of the Collateral shall not be adversely affected thereby); and (h) subject to the further provisions of this
Section 7.06 to the extent that it is not legally prohibited from doing so, PAY, AND SAVE THE AGENT AND THE CREDITORS HARMLESS AGAINST any and all liability with respect to, any intangible personal property tax or other similar tax, now or hereafter in effect, of any jurisdiction in which any portion of the Collateral is or may be located, to the extent that the same may be payable by the Agent or any Creditor in respect of the Notes, any Swap Agreement, or the Security Documents; provided, however, that the Company shall not have any obligation to pay, or to indemnify the Agent or any Creditor against, any particular taxes, assessments or other governmental charges of the nature referred to above which arise solely by reason of the business, operations or activities conducted by the Agent or such Creditor in a particular jurisdiction or jurisdictions (other than any actions contemplated, required or permitted to be taken by the Agent or such Creditor by or pursuant to this Agreement, any Swap Agreement or the Security Documents, including the execution, delivery and recording of the Security Documents, the creation of the Security Interest and any actions taken by the Agent or such Creditor or in respect of the Collateral, the Notes, the Security Documents, any Swap Agreement or this Agreement, whether before or after the occurrence of a Default or Event of Default). The obligations of the Company under this Section 7.06 shall survive the payment or transfer of the Notes or any interest therein and the discharge of this Agreement and any and all Swap Agreements, and, without limiting the generality of Section 12.09, said obligations are herein assumed expressly for the benefit of, and shall be enforceable by, the Agent, the Creditors or any other holder of an interest in any Note.

     7.07 Notification of Defaults. Promptly, and in any case within 5 days after the Chairman of the Board, Vice Chairman of the Board, the Secretary or the Treasurer of the Company learns thereof, notify the Agent and each Bank in writing of the occurrence of a Default or an Event of Default hereunder and of the default of the Company or any Subsidiary under any other Indebtedness for Money Borrowed of the Company or such Subsidiary or any contract and of the nature thereof and what action the Company proposes to take with respect thereto.

     7.08 Election and Incumbency Certificate. Promptly after the annual meeting of the Company's stockholders, send to each Bank an Officers' Certificate of the election and incumbency of the Company's officers and directors in form and substance satisfactory to the Agent, and each Bank.

     7.09 Registration, Maintenance, Operation, Foreign Operations and
Marking.

          (a) At its own cost and expense: (i) forthwith upon the delivery thereof, cause each portion of the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Company, under the Federal Aviation Act; it will not register any portion of the Aircraft under the laws of any country other than the United States of America as aforesaid and it will cause the Security Documents to be duly recorded and maintained of record in the Aircraft Registry and any other appropriate public offices as a first mortgage on, and as creating a prior perfected security interest in, the Aircraft and each portion thereof (including each portion which consists of an aircraft engine of 750 or more rated takeoff horsepower, or the equivalent of that horsepower, or a propeller capable of absorbing 750 or more rated takeoff shaft horsepower); (ii) maintain, service, repair, overhaul and test the Aircraft so as to maintain the Aircraft in such condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the Federal Aviation Act, and, in any event, in good repair, working order and operating condition, ordinary wear and tear excepted, and in compliance with any applicable requirements of law and of any governmental authority having jurisdiction (regardless of upon which person such requirements shall, by their terms, be nominally imposed), and from time to time it will make or cause to be made all necessary or appropriate repairs, restorations, replacements and renewals thereof and additions or improvements thereto, and in furtherance thereof (subject to Section 9.01 and the provisions of this Agreement specifying the obligations of the Company upon the occurrence of Events of
Loss) will promptly replace aircraft engines and all Parts of whatever nature which, originally or from time to time, have been incorporated in or installed as part of the Aircraft, or any portion thereof, and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, and each replacement portion shall be free and clear of all Liens (other than Permitted Liens) and rights of others and shall be in as good operating condition as, and shall have a value and utility at least equal to that of, the replaced portion (assuming that such replaced portion shall have been in the condition and state of repair required to be maintained under the terms hereof); (iii) maintain all records, logs and other materials required by the Federal Aviation Administration, and any other governmental authority having jurisdiction, to be maintained in respect of the Aircraft, regardless of upon which person any such requirements shall, by their terms, be nominally imposed, and the Company will comply with all applicable maintenance, service, repair and overhaul manuals and service bulletins published by or on behalf of the manufacturers of the Aircraft; (iv) at such times as any Bank may reasonably request, through the Agent, furnish to the Agent, with a copy to each Bank, statements regarding the condition and state of repair of the Aircraft, in such detail as such Bank, through the Agent, may reasonably request; and (v) procure and pay for all permits, franchises, inspections and licenses necessary or appropriate in connection with the Aircraft or any repair, restoration, replacement, renewal, addition or improvement with respect to the Aircraft, the failure to procure which might have an adverse effect on any Aviation Unit or Units constituting a portion of the Aircraft, or any interest of the Creditors therein or in respect thereof. The Company further covenants that the Aircraft will not be (x) maintained, used or operated in violation of any law or any rule, regulation or order of any governmental authority having jurisdiction, or in violation of any airworthiness certification, license or registration relating to the Aircraft issued by any such governmental authority or (y) used or operated at any time that the full amount of insurance required by Section 7.10 to be carried with respect thereto shall not be in effect. The Company further covenants (A) that no portion of the Aircraft, the Appraised Value of which is used to determine the Borrowing Base will be used, operated or situated at any time or for any period outside the continental United States; and (B)(1) the Company shall maintain with respect to the Aircraft used, operated or situated outside the continental United States hull war risk insurance (including insurance against war, strikes, riots, civil commotion, acts of persons for political or terrorist purposes, malicious acts, acts of sabotage, hijacking, confiscation and nationalization, except confiscation and nationalization by the United States), extending throughout the world, which insurance shall be made payable to the Agent, for the benefit of the Creditors under a standard mortgagee loss payable clause satisfactory to the Agent and each Creditor, or (2) the Company shall have entered into such other protective arrangements with respect to such Aircraft used, operated or situated outside the continental United States as shall be acceptable to the Agent and each Creditor.

          (b) At all times affix to and maintain in each portion of the Aircraft consisting of an Aviation Unit, adjacent to the airworthiness certification therein, a metal nameplate bearing the following inscription in plain, distinct and conspicuous lettering:

     "THIS EQUIPMENT IS OWNED BY PETROLEUM HELICOPTERS, INC. SUBJECT TO A MORTGAGE IN FAVOR OF NATIONSBANK OF TEXAS, N.A., WHITNEY NATIONAL BANK AND FIRST NATIONAL BANK OF COMMERCE (THE "BANKS"). ANY BUYER OR OTHER ENCUMBRANCER OF THIS EQUIPMENT IS HEREBY PUT ON NOTICE THAT THE SALE OR CREATION OF AN ENCUMBRANCE BY PETROLEUM HELICOPTERS, INC. TO OR IN FAVOR OF SUCH BUYER OR ENCUMBRANCER IS IN VIOLATION OF THE AFORESAID MORTGAGE UNLESS AND UNTIL SUCH BUYER OR ENCUMBRANCER SHALL HAVE RECEIVED FROM SAID NATIONSBANK OF TEXAS, N.A., AS AGENT FOR THE BANKS, A WRITTEN STATEMENT TO THE EFFECT THAT SUCH EQUIPMENT HAS BEEN DULY RELEASED FROM THE SECURITY INTEREST OF SAID MORTGAGE."

The Company will promptly replace any part of such nameplate which may be removed, defaced or destroyed, and in the event that any person shall, in accordance with the terms of this Agreement, succeed to the position of the Company or the Creditors named on any such nameplate, the Company will promptly replace such nameplate with a nameplate inscribed with the name of such successor. Except as above provided, the Company will not permit or suffer the name of any person other than the Company to be placed on any portion of the Aircraft as a designation that might be interpreted as a claim of ownership or a right to the possession or use thereof.

          (c) Hangar the Aircraft principally in Lafayette Parish, Louisiana, and although any Aviation Unit may from time to time, and for various periods of time, operate in the normal course of business outside said parish and state, it is intended and agreed that such Aviation Unit shall remain principally hangared, and in that sense located, in Lafayette Parish, Louisiana.

     7.10 Insurance with Respect to the Aircraft.

          (a) Without limiting the generality of Section 7.03, at its own cost and expense, maintain, with insurers of recognized national stature and responsibility satisfactory to the Agent and the Creditors, insurance policies insuring against loss or damage to the Aircraft from such risks and in such amounts as a prudent person would maintain on similar properties; provided, however, that, without the prior written consent of the Agent and the Creditors, the Company will not permit or suffer the Aircraft to be insured on any basis or to any extent other than that upon which the other Aviation Units in the Company's fleet shall be insured, and, in any event, the Company will not permit or suffer the amount of such insurance for each occurrence, less the deductible, if any, with respect thereto, at any time to be less than the Appraised Value of the Aircraft. The policies required by this Subsection 7.10(a) to be maintained shall name the Agent as an additional insured with respect to the Aircraft and any payment of claims thereunder shall be made payable to the Agent (without the necessity for the Company's joining in endorsing any check or otherwise accepting any payment) under a standard mortgagee loss payable clause satisfactory to the Agent and the Creditors; provided, however, that such policies may provide that, with respect to proceeds of any particular claim, such proceeds not in excess of $500,000 may be paid by the insurers directly to the Company rather than to the Agent unless an Event of Default or Default shall have occurred and be continuing and the Agent shall have notified the insurer thereof. To the extent that such insurance coverage shall be available, such policies shall further provide that (v) in respect of the interest of the Agent and the Creditors in such policies, the insurance shall not be invalidated by any action or inaction of the Company or any other person, (w) the Agent's and Creditors' interest shall be insured regardless of any breach or violation by the Company of any warranties, declarations or conditions contained in such policies, (x) the insurers waive all rights of subrogation against the Company, the Agent and each Creditor, (y) the insurers waive any right to any set-off, counterclaim or deduction, whether by attachment or otherwise, in respect of any liability of the Company and (z) such insurance will not be invalidated by any foreclosure or other remedial proceedings or notices thereof relating to the Aircraft or any portion thereof or interest therein, or by any change in the title to or ownership of the Aircraft or any portion thereof or interest therein, or by the use or operation of the Aircraft or any portion thereof for purposes more hazardous, or in a manner more hazardous, than shall have been permitted by such policies. No such policy shall contain a provision reducing or eliminating the liability of the insurer thereunder for any loss by reason of the existence of other insurance policies covering the Aircraft or any portion thereof against the peril involved, whether collectible or not.
As between the Agent and the Creditors and the Company, all insurance proceeds received as the result of the occurrence of an Event of Loss shall be applied in accordance with Subsection 9.02(a), and all insurance proceeds received as the result of loss or damage not constituting an Event of Loss shall be applied in accordance with Subsection 9.02(b).

          (b) At its own cost and expense, maintain, with insurers of recognized national stature and responsibility satisfactory to the Agent and the Creditors, insurance policies with respect to the Aircraft insuring against loss or damage to the person and property of others from such risks and in such amounts as a prudent person would maintain in similar circumstances (including passenger legal liability insurance); provided, however, that the Company will maintain public liability (including passenger legal liability) and property damage insurance applicable to the Aircraft in an amount which shall not be less than $20,000,000 per accident, subject to a deductible not in excess of $50,000. The policies required by this Subsection 7.10(b) to be maintained shall name the Agent for the equal and ratable benefit of the Creditors as an additional insured with respect to the Aircraft, and, to the extent available, shall insure the Agent's and Creditors' interest regardless of any breach of or violation by the Company of any warranties, declarations or conditions contained in such policies and shall provide that the insurers waive all rights of subrogation against the Company, the Agent and each Creditor and that the insurers waive any right to any set-off, counterclaim or deduction, whether by attachment or otherwise, in respect of any liability of the Company. No such policy shall contain a provision reducing or eliminating the liability of the insurer thereunder for any loss by reason of the existence of other insurance policies covering the Aircraft or any portion thereof against the peril involved, whether collectible or not.

          Each insurance policy required by this subsection (b) to be maintained by the Company shall expressly provide that all the provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Company), shall operate in the same manner as if there were a separate policy covering each insured.

          (c) Upon request, furnish to the Agent, with a copy to each Creditor, and in any event within 120 days after the end of each fiscal year of the Company, a certificate signed by the Company's independent insurance broker or consultant summarizing the insurance then maintained by the Company pursuant to this Section 7.10 and stating that, in the opinion of said broker or consultant, such insurance complies with the terms hereof.

          The Company will, and every insurance policy required by this
Section 7.10 to be maintained by the Company shall provide that the insurer will, (i) advise the Agent and each Creditor in writing promptly of any default in the payment of any premiums or of any other act or omission on the part of the Company of which it shall have knowledge and which might invalidate or render unenforceable, in whole or in part, any such insurance and (ii) advise the Agent and each Creditor in writing, at least thirty days prior thereto, of the expiration or cancellation or any reduction or any material change in the coverage of any such insurance (each such policy to provide that no such cancellation, reduction or change will be effective until thirty days after such notice is given). The Company will advise the Agent and each Creditor in writing promptly of any notice or other communication received from any insurer by which such insurer indicates that it may seek to suspend, terminate or change any insurance required by this Section 7.10 to be maintained by the Company.

     7.11 Recording, Etc. Forthwith upon the execution and delivery of this Agreement and thereafter from time to time, cause the Security Documents and all other documents and notices with respect thereto (including financing statements and continuation statements, if any), to be promptly filed, registered or recorded (and the Company will cause any such filing, registration and recording to be continued in effect) to such extent, in such manner and in such places (including the Aircraft Registry) as may be necessary or appropriate under any present or future law in order to publish notice of and fully to preserve and protect the validity and priority of the Security Interest, and the interest of the Agent and the Creditors, in the property comprising or intended to comprise the Collateral (including any portion of the Aircraft or any Part which consists of an aircraft engine of 750 or more rated takeoff horsepower, or the equivalent of that horsepower, or a propeller capable of absorbing 750 or more rated takeoff shaft horsepower), and from time to time will perform or cause to be performed any and all other actions, and will execute and deliver or cause to be executed and delivered and filed, registered or recorded any and all other documents, that may be required by applicable law or requested by any Creditor for such publication, preservation and protection. The Company will pay or cause to be paid all filing, registration and recording taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution, delivery and acknowledgment of this Agreement, the Security Documents, financing statements, continuation statements, if any, and other such documents, and all stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, the Security Documents, financing statements, continuation statements and other such documents.

          The Company will deliver to the Agent (a) promptly after the execution and delivery of any Security Document which subjects additional Collateral other than Aviation Units to the Security Interest, an opinion of legal counsel satisfactory to the Creditors stating either (i) that such Security Document and all other documents have been properly filed, registered and recorded to the extent required by this Section 7.11, and reciting the details of such action or referring to prior opinions of counsel in which such details are given, or (ii) that no such action is necessary to maintain the Security Interest, as so required, and
(b) within 45 days after a written request from the Agent or any Creditor, but in no event more than once during each calendar year, an opinion of legal counsel satisfactory to the Creditors (i) stating that all action has been taken with respect to the filing, registration, recording, refiling, re-registration and re-recording of the Security Documents and all other documents as is necessary to maintain the Security Interest, as required under this Agreement and the Security Documents (including the Security Interest on any property acquired by the Company after the date of execution and delivery of the Security Documents and owned on the date of such request which is intended to be subject to the Security Interest), and reciting the details of such action or referring to prior opinions of counsel in which such details are given, and (ii) describing what if any action of the foregoing character may reasonably be expected to become necessary in the future to maintain the Security Interest, as so required, in the Collateral.

     7.12 Material Adverse Change. Notify each Bank promptly of the occurrence of any material adverse change with respect to the business, prospects, earnings, properties or condition, financial or otherwise, of the Company or of the Company and the Subsidiaries taken as a whole since April 30, 1996 (including, without limitation, any downward valuation by the Company or any Subsidiary of the Aviation Units or any determination by the Company or any Subsidiary that a significant portion of its Receivables is uncollectible). If at any time any Bank notifies the Company through the Agent that it believes that the value of the Aircraft to be less than the Appraised Value of the Aircraft, the Company will, at its own cost and expense, forthwith submit to the Agent, with a copy to each Bank, such new written opinions of the Independent Appraiser as the Agent, or such Bank through the Agent, shall reasonably require.

     7.13 Further Assurances. At any time and from time to time, promptly, at its own cost and expense, the Company will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all such further acts, instruments, mortgages, security agreements, financing statements, continuation statements and assurances as the Agent or any Creditor through the Agent shall reasonably require to obtain the full benefits of the estates, interests, rights, powers, privileges, and immunities granted herein and in the Security Documents and for the better mortgaging, hypothecating, pledging, assuring and confirming to or with the Creditors, or for the protection or continuance of protection of the validity and priority of the Security Interest in, all or any portion of the Collateral by the Security Documents mortgaged, hypothecated or pledged, or intended hereby or thereby to be mortgaged, hypothecated or pledged, to or with the Creditors or which the Company may be or may hereafter become bound to mortgage, hypothecate or pledge to or with the Creditors.

     7.14 Change of Control.   Notify the Agent and each Bank forthwith
if at any time Carroll Wilson Suggs ("C.W. Suggs") shall cease to own the Control Stock (hereinafter defined), and at any time thereafter, upon the written demand of the Agent given at the request of the Majority Banks, pay to the Agent, for the ratable account of the Banks, the entire unpaid principal amount of the Notes, together with accrued interest thereon on the date specified in such demand, which date shall not be less than 30 days after the date of such demand; provided, however, if C.W. Suggs shall cease to own the Control Stock solely because of the death of C.W. Suggs, then, if and so long as the Control Stock is owned by the estate of C.W. Suggs and the successor trustees of trusts created under the will of Robert L. Suggs (the "Successor Trustees") (collectively, the "Substitute Control Group"), such demand by the Agent shall be given only during the period from and including the date that is 273 days after the death of C.W. Suggs to and including the date that is 365 days after her death; provided further that if at any time after the death of C.W. Suggs the Control Stock shall cease to be owned by the Substitute Control Group, the terms of the preceding proviso shall thereupon cease to apply and such demand for payment may thereupon and at any time thereafter be given. As used in this Section 7.14, the term "Control Stock" shall mean that number of shares of the capital stock of the Company which is sufficient to give the holder or holders thereof the power to elect all of the members of the board of directors of such corporation; Control Stock shall be deemed "owned" only if owned both legally and beneficially; provided that in the case of stock owned by the estate of C.W. Suggs, the interest therein of heirs and devisees shall be disregarded until any of such stock is transferred from the estate to any such heir or devisee; provided further that for purposes of this Section 7.14, including for purposes of the representation and the warranty given in the next sentence, C.W. Suggs or the Successor Trustees, as the case may be, shall be deemed to own stock which is owned by Carroll W. Suggs, Robert L. Suggs, and Frank A. Suggs or any trust created under the will of Robert L. Suggs for so long as C.W. Suggs or the Successor Trustees, as appropriate, has the right to vote such stock. Subject to the last proviso of the immediately preceding sentence, the Company represents and warrants that according to the stock records of the Company, and to the best of the Company's knowledge, C.W. Suggs owns the Control Stock.

     7.15 Location of Parts. Notify each Creditor and the Agent promptly in the event that $5,000,000 of Parts (valued at the lower of average cost or market) are located at any location other than those enumerated in Schedule II to the Louisiana Security Agreement, and take such actions as the Creditors and the Agent may reasonably request to subject such Parts to the Security Interest.

8. NEGATIVE COVENANTS. So long as the principal amount of any Borrowing or any amount of interest accrued under the Notes or any commitment or Agent's fees, or any expense, compensation, reimbursement or other amounts payable by the Company shall remain unpaid or any Bank shall have any Commitment hereunder, the Company will not, unless the Majority Banks shall otherwise consent in writing:

     8.01 Current Ratio; Consolidated Tangible Net Worth. At the end of any fiscal quarter of the Company, permit the Consolidated Current Ratio to be less than 1.75 to 1.0 or permit Consolidated Tangible Net Worth to be less than an amount equal to the greater of (i) $69,600,000, or
(ii) the sum of $69,600,000 plus 50% of Consolidated Net Income for the period commencing on May 1, 1994 and terminating at the end of the fiscal quarter most recently ended.

     8.02 Restricted Payments. Directly or indirectly, through any Subsidiary or otherwise, declare or make or incur any liability to make any Restricted Payment; provided, however, the Company may, so long as no Default or Event of Default has occurred and is continuing or would result from the making of such Restricted Payment (unless any such Default or Event of Default has been waived in the manner required by Section 12.02)
(a) pay or declare cash dividends in an aggregate amount not in excess of 20% of the average of the quarterly Consolidated Net Income after taxes (excluding from the computation of Consolidated Net Income extraordinary gains) for the immediately preceding four consecutive fiscal quarters of the Company, and (b) acquire its stock from its employees who are leaving the employ of the Company, provided that the aggregate purchase price of all such stock acquired by the Company during any fiscal year of the Company shall not exceed $50,000.

     8.03 Capital Expenditures. Approve, incur or commit to incur, or permit any Consolidated Subsidiary to approve, incur or commit to incur, any capital expenditures if, after giving effect thereto, the aggregate amount of all such expenditures for the Company and the Consolidated Subsidiaries in any fiscal year would exceed the sum of (a) the cash proceeds, net of direct selling expenses, received by the Company or any Consolidated Subsidiary from the sale of any plant, property, equipment or other capital asset during such fiscal year, plus (b) (i) for the fiscal year ending April 30, 1997, $35,000,000, and (ii) for any subsequent fiscal year, $25,000,000. Notwithstanding any of the foregoing, the Company will not approve, incur or commit to incur, or permit any Consolidated Subsidiary to approve, incur or commit to incur, any capital expenditures during the continuance of an Event of Default.

     8.04 Modified Cash Flow Coverage.  Permit Modified Cash Flow
Coverage for any four consecutive fiscal quarters of the Company to be less than (a) for any such period of four consecutive fiscal quarters ending during the period from the Effective Date to and including July 31, 1997, 1.15 and (b) for any such period of four consecutive fiscal quarters ending after July 31, 1997, 1.25.

     8.05 Liens, Etc. Create or permit to exist or permit any Subsidiary to create or permit to exist any Liens (including, with respect to the Collateral, any Lien subordinate to the Security Interest) on any of its property or assets, real or personal, except the following (the following being sometimes in this Agreement collectively referred to as the "Permitted Liens"):

          (a)  the Security Interest;

          (b) liens for taxes either not yet delinquent or being contested in accordance with the provisions of Section 7.06;

          (c) materialmen's, mechanics', workmen's, repairmen's, vendor's, employees' or other like liens arising in the ordinary course of business for amounts the payment of which shall not be delinquent, or which shall have been bonded, or the enforcement of which shall have been suspended (but then only for the duration of such suspension);

          (d) liens arising out of judgments or awards against the Company or a Subsidiary (provided, however, that any such lien is discharged within 60 days after entry, or that the Company or such Subsidiary at the time shall in good faith be prosecuting an appeal or proceedings for review of such judgment or award and a stay of execution shall have been granted pending such appeal or proceedings, or that such lien shall have been bonded);

          (e) leases of the Aircraft permitted by Section 8.15 and leases, other than Capital Leases, of any Aviation Unit not constituting a portion of the Aircraft;

          (f) liens created by statute or lease agreement in favor of the landlord, as such, of any land upon which any portion of the Collateral is or may be located, which liens arise in the ordinary course of business and secure amounts the payment of which shall not be delinquent; provided, however, that any such lien created by or in respect of (i) any lease agreement executed and delivered after February 1, 1983 or (ii) any extension or renewal of any lease agreement in force and effect on February 1, 1983, which extension or renewal is effected pursuant to the exercise by the Company or any Affiliate after February 1, 1983 of an option to extend or renew any such lease agreement (other than by way of failure to terminate any lease agreement containing provisions for automatic extension or renewal), shall not be permitted under this
Section 8.05 unless, by contract or by operation of law, such lien shall be junior and subordinate to the Security Interest;

          (g) liens described on Schedule II attached hereto, provided that as long as this Agreement shall remain in effect, (i) the Indebtedness secured by such liens shall not increase in amount or in the actual or implicit interest rate payable thereon and shall not have the maturity of any principal payment due thereunder shortened and (ii) no such lien shall extend to or cover any property other than the property subject to such lien on March 31, 1997; and

          (h) a lien in favor of Fleet Credit Corporation, solely with respect to that certain Sikorsky S-76 helicopter, not constituting a portion of the Aircraft, provided, however, that the value of said Aviation Unit, including its engine, shall not exceed $950,000, said value to be determined in the manner provided herein for the determination of "Appraised Value," notwithstanding that the subject Aviation Unit does not constitute a portion of the Aircraft.

The Company covenants that if it or any Subsidiary shall create or assume any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens, it will make or cause to be made effective provisions whereby the Notes will be secured by such mortgage, pledge, security interest, encumbrance, lien or charge equally and ratably with any and all other Indebtedness thereby secured as long as any such other Indebtedness shall be so secured.

     8.06 Limitations on Indebtedness for Money Borrowed and Long-Term Leases. Create, assume, incur, guarantee or in any manner become liable, or permit any Subsidiary to create, assume, incur, guarantee or in any manner become liable, contingently or otherwise, in respect of any Indebtedness for Money Borrowed, except for (a) the Notes,
(b) Indebtedness for Money Borrowed existing on March 31, 1997 and listed on Schedule III, provided that as long as this Agreement shall remain in effect, such Indebtedness for Money Borrowed shall not increase in amount or in the actual or implicit interest rate payable thereon and shall not have the maturity of any principal payment due thereunder shortened, and
(c) to the extent not described in Schedule III, Permitted Letters of Credit.

     8.07 Investments. Make or acquire, or permit any Subsidiary to make or acquire, any investment in shares of the capital stock of any person which is neither a Subsidiary nor a corporation "Controlled" by the Company within the meaning of the second sentence of the definition of "Affiliate" in Article 1, or any options, warrants or other rights to purchase or acquire such shares, or any securities convertible into or exchangeable for such shares (whether or not with additional consideration). Notwithstanding the foregoing, this Section 8.07 shall not prohibit (i) investments by the Company in the capital stock (or comparable equity or partnership interests) of one or more joint ventures, other than that described in clause (iii) of this Section 8.07, that are neither Subsidiaries nor corporations "Controlled" by the Company within the meaning of the second sentence of the definition of "Affiliate" in
Article 1, provided that (x) the Company shall not make or suffer to exist any investment in any such joint venture in which 50% or more of the capital stock (or comparable equity or partnership interests) is owned by the Company and (y) the aggregate book value of all such investments, together with the book value of all loans and advances permitted under Subsection 8.18(i), shall not at any time exceed 3% of the Consolidated Tangible Net Worth of the Company at such time, (ii) the 1990 Stock Purchase Transaction as defined in the Sixth Amendment to the 1988 Loan Agreement, dated as of October 24, 1990, or (iii) the investment by the Company in up to 49% of the capital stock (or comparable equity securities) of Irish Helicopters, Limited, a corporation organized under the laws of the Republic of Ireland, the amount of such investment not to exceed $4,000,000.

     8.08 Nature of Business. Engage, or permit any Subsidiary to engage, in any line of business materially different from any line of business carried on by the Company or such Subsidiary on the Effective Date.

     8.09 Stock of Subsidiaries, Merger, Sale of Assets, Etc. Permit any Subsidiary to issue or dispose of its stock (other than directors qualifying shares) except to the Company or to another Subsidiary, and the Company will not, and will not permit any Subsidiary to, sell or otherwise dispose of any shares of stock of, or obligation (howsoever evidenced) from, any Subsidiary, or merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets, except that

          (a) any corporation may merge or consolidate with the Company or a Subsidiary provided that the Company or such Subsidiary shall be the continuing or surviving corporation and shall not be a subsidiary of another person, and

          (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary, or may merge or consolidate with the Company or with another Subsidiary.

     8.10 Change in Accounting Method. Make, or permit any Subsidiary to make, any change in accounting principles or methods or in the application thereof from those followed in the financial statements referred to in Subsection 5.02(a) if any such change would affect any computation or calculation made pursuant to this Agreement, except for changes in which the Company's independent public accountants shall concur and with respect to which the Banks shall have given their prior written consent; provided, however, if no such consent is given by the Banks, the Company may make such changes so long as it shall maintain separate financial statements for purposes of this Agreement that are consistent in accounting principle, method and application with those followed in the preparation of the financial statements referred to in Subsection 5.02(a).

     8.11 Sale of Receivables and Parts.   Sell, or permit any
Subsidiary to sell, any of its Receivables or notes receivable or sell any of the Parts other than in the ordinary course of business.

     8.12 Tax Consolidation. File or permit or suffer to be filed any consolidated income tax return with any person other than a Subsidiary.

     8.13 Chief Executive Office; Registered Office. Move either its chief executive office or registered office in the State of Louisiana from the location set forth in Section 5.14.

     8.14 Transactions with Affiliates. Enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction (including the purchase, sale or exchange of any property or the rendering of any services) with any Affiliate except in the ordinary course of business of the Company or such Subsidiary and except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a person not an Affiliate.

     8.15 Leasing. Lease, or permit or suffer to be leased, any portion of the Aircraft except pursuant to a written lease which shall contain terms expressly subjecting and subordinating the leasehold interest to the Security Interest and to the rights of the Agent and the Banks hereunder (a copy of which lease agreement shall have been furnished to each Bank), and the Company will not assign or otherwise transfer to any person any of its rights under any such lease. Flight service agreements between the Company (alone or together with one or more Subsidiaries) and its customers, pursuant to which a crew, as well as a helicopter, is furnished, shall not be considered "leases" for purposes of this
Section 8.15.

     8.16 Limitation on Amount of Loans and Permitted Letters of Credit. Permit at any time the sum of the aggregate outstanding principal amount of the Revolving Credit Loans and the aggregate amount of Permitted Letter of Credit Amounts to exceed the lesser of (i) $40,000,000 and (ii) the Borrowing Base.

     8.17 Limitation on Prepayments on Funded Indebtedness. Prepay, or permit any Consolidated Subsidiary to prepay, any Funded Indebtedness prior to its due date (except the Funded Indebtedness evidenced by the Notes).

     8.18 Loans and Advances to Other Persons. Make or permit to remain outstanding, or permit any Subsidiary to make or permit to remain outstanding, any loan or advance to any person, except for (i) loans by the Company to joint ventures, and provided that the aggregate book value of all such loans and advances, together with the book value of all investments permitted under Subsection 8.07(i), shall not at any time exceed 3% of the Consolidated Tangible Net Worth of the Company at such time, or (ii) travel advances to employees in the ordinary course of business and other loans and advances to non-officers as is normal and customary; provided, however the aggregate amount of all such travel advances and other loans and advances permitted under this Subsection 8.18(ii) shall not at any time exceed $200,000.

     8.19 Hazardous Materials. Cause or permit, or allow any of the Subsidiaries to cause or permit, any Hazardous Materials to be placed, held, used, located or disposed of on, under or at any of such person's property or any part thereof by any person in a manner which could reasonably be expected to have a material adverse effect upon the financial condition, business, properties or operations of the Company and the Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement, the Notes or any of the Security Documents, or cause or permit any part of any of such person's property to be used as a manufacturing, storage or dump site for Hazardous Materials, where such action could reasonably be expected to have a material adverse effect upon the financial condition, business, properties or operations of the Company and the Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement, the Notes or any of the Security Documents, or cause or suffer any Lien to be recorded against any of such person's property as a consequence of, or in any way related to, the presence, remediation, or disposal of Hazardous Materials in or about any of such person's property, including any so-called state, federal or local "superfund" Lien relating to such matters, which, together with all other such Liens, secures obligations which in the aggregate exceed $500,000.

9. POSSESSION, USE, VALUATION AND RELEASE OF COLLATERAL; APPLICATION OF PROCEEDS THEREOF; ADDITIONS TO COLLATERAL.

     9.01 Possession and Use of Collateral. Unless and until an Event of Default shall have occurred and be continuing, the Company may remain in full possession, enjoyment and control of the Collateral (except any Investment Securities deposited as security for the Notes and the obligations of the Company under this Agreement, any Swap Agreement and any Security Document with, and held by, the Agent in accordance with the provisions of this Agreement), may manage, operate and use the same and each portion thereof (except the aforesaid Investment Securities) and may take and use the tolls, rents, issues, profits, receipts, products, revenues and other income thereof, except as otherwise expressly provided in this Agreement or any Security Document; provided, however, that, as a condition to the foregoing privilege of the Company, the possession, enjoyment, control, management, operation and use of the Collateral shall at all times be maintained and conducted in accordance with the requirements of this Agreement and the Security Documents.

          Anything in this Agreement or the Security Documents to the contrary notwithstanding, the Company may, at its own cost and expense, remove from any Aviation Unit constituting a portion of the Aircraft, in the ordinary course of maintenance, service, repair, overhaul or testing, any aircraft engine or any Parts, whether or not worn out, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Company shall have fully complied with the provisions of Subsection 7.09(a) of this Agreement as if such removed aircraft engine or Parts shall have been worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any aircraft engine and all Parts at any time removed from any Aviation Unit constituting a portion of the Aircraft shall, no matter where located, remain subject to the Security Interest until the Company shall have fully complied with the provisions of Section
7.11 with respect to each such aircraft engine and such Part.

          It is expressly agreed that, anything herein contained to the contrary notwithstanding, the Company shall remain liable under any and all purchase orders and contracts relating to the construction or acquisition of the Aircraft or any portion thereof to perform all its obligations thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither the Agent nor any Creditor shall have liability under any of the foregoing by reason of or arising out of the action taken by the Company in the granting of the Security Interest, nor shall the Agent or any Creditor be required or obligated in any manner to perform or fulfill any obligation of the Company under or pursuant to any such purchase orders or contracts.

          Upon, but not before, (a) the occurrence of an Event of Default and the automatic acceleration of the Notes pursuant to clause (a) of Section 10.02 or the making of the request or the granting of the consent required by clause (b) of Section 10.02, the Agent may, with the consent of the Majority Banks and shall upon the request of the Majority Banks, notify any and all account debtors or obligors on the Receivables of the Company to make payment on all such Receivables to the Agent for application as provided in Section 10.05, and, subsequent to the occurrence of an Event of Default, any proceeds of Receivables received by the Company shall be held in trust by the Company for the account of the Agent and the Creditors, shall not be commingled with any other funds, accounts, monies or property of the Company and, upon receipt thereof by the Company shall be promptly accounted for, paid over, transmitted and delivered to the Agent for the benefit of the Creditors in the form received by the Company. The Company agrees to assist the Agent in all such collection efforts.

          The Company hereby agrees that it will not, except as expressly permitted by this Agreement, take, suffer or omit to take any action the taking, suffering or omission of which might result in an impairment of the Collateral or any portion thereof, or the Security Interest therein. Without limiting the generality of the foregoing, the Company agrees that it will not sell, transfer or otherwise dispose of, lease, or create or suffer to exist any Lien on, all or any portion of the Collateral except as and to the extent permitted by the express terms of this Agreement.

     9.02 Loss, Restriction, Requisition, Etc.

          (a) If an Event of Loss shall occur, the Company shall forthwith (and, in any event, within 20 days after such occurrence) give the Agent and each Bank notice of such Event of Loss. Any amounts received by the Agent representing payment of insurance proceeds or payment from any governmental authority or other person with respect to any condemnation, requisition, confiscation, theft or seizure of, or requisition of title to or use of, or loss or damage to, the Aircraft or any portion thereof resulting in the occurrence of such Event of Loss, net of the direct expenses of collecting such insurance proceeds or other payments and net of the taxes payable upon or occasioned by such Event of Loss, shall be paid, ratably, to the Banks for application to the principal installments due under the Term Loans in the inverse order of their respective due dates, provided, however, if, at the time of such prepayment, there is no aggregate principal amount outstanding under the Term Loans, the Company may prepay the Revolving Credit Loans and the respective Commitment of each Bank shall be permanently and ratably reduced by the amount of such prepayment. If, as a result of such Event of Loss, the Company shall not be in compliance with Section 8.16, the Company also shall, within 40 days after the occurrence of such Event of Loss, (x) elect to take one or more of the following actions in respect of such Event of Loss and (y) give the Agent and each Bank notice of which action it has elected to take (said written notice being hereinafter in this Subsection 9.02(a) called the "Notice of Election"):

               (i) the Company may deposit with the Agent for the equal and ratable benefit of the Creditors, as security for the Notes and the obligations of the Company under this Agreement, any Swap Agreement and any Security Document and as a portion of the Collateral subject to the Security Interest, Pledged Investment Securities in an aggregate amount equal to the Appraised Value (determined prior to such Event of Loss) of the Aircraft affected by such Event of Loss and in respect of which Aviation Units shall not have been subjected to the Security Interest pursuant to clause (ii) below or the Notes shall not have been prepaid pursuant to clause (iii) below; and, in the event of the Company's election to take such action, the Company shall, within 30 days after the delivery of the Notice of Election, deposit such Pledged Investment Securities with the Agent at its principal office in Dallas, Texas (any such Investment Securities to be deposited and pledged with the Agent in such manner and pursuant to a pledge and security agreement, in form and substance satisfactory to all of the Creditors, executed by the Company in favor of the Creditors) (each such pledge and security agreement, together with all supplements, modifications and amendments thereto, herein referred to as a "Securities Pledge Agreement"); or

               (ii) the Company may subject to the Security Interest one or more Aviation Units (provided, however, that any such other Aviation Units must be acceptable to the Agent and each Creditor), having an aggregate Appraised Value (in the case of helicopters or other Aviation Units more than one year old, as specified by the Independent Appraiser in a written opinion addressed and delivered to the Agent and each Creditor) at least equal to the Appraised Value (determined prior to such Event of Loss) of the Aircraft affected by such Event of Loss and in respect of which Investment Securities shall not have been pledged with the Agent pursuant to clause (i) above or the Notes shall not have been prepaid pursuant to clause (iii) below; and, in the event of the Company's election to take such action, the Company shall, within 45 days after the delivery of the Notice of Election, take Appropriate Actions; or

               (iii) the Company may prepay principal on the Term Loan Notes in an amount equal to the amount necessary to cause the Company to be in compliance with Subsection 8.16, provided, however, if, at the time of such prepayment, there is no aggregate principal amount outstanding under the Term Loans, the Company may prepay the Revolving Credit Loans and the respective Commitment of each Bank shall be permanently and ratably reduced by the amount of such prepayment; and in the event of the Company's election to take such action, the Company shall, in the Notice of Election, specify the principal amount of the Loans to be repaid and designate a date for prepayment which shall be no later than 45 days after the date of the occurrence of such Event of Loss, and on such date such aggregate principal amount of the Loans, together with interest thereon to the date of such prepayment, shall become due and payable. All such prepayments shall be applied as set forth in Subsection 3.02(d) and shall be paid without any premium or penalty except as provided in Subsection
          3.02(d).

Upon or concurrently with full compliance by the Company with the foregoing provisions of this Subsection 9.02(a), the Company may make written request of the Agent to release from the Security Interest in accordance with Subsection 9.05(b) any Aircraft which is the subject of an Event of Loss.

          In the event that the Company shall deposit Pledged Investment Securities with the Agent pursuant to clause (i) above, the Agent shall deal with the same in accordance with the provisions of Subsection 9.02(c) and the other provisions of this Agreement. In the event that the Agent shall receive any insurance proceeds or payments from any governmental authority or other person in connection with the occurrence of such Event of Loss, such amounts shall be held by the Agent as a portion of the Collateral and may be invested in accordance with the provisions of Subsection 9.02(c). Such amounts shall be paid to the Company upon written request by the Company, but only after the Company shall have fully complied with the foregoing provisions of this Subsection 9.02(a) and only if, at the time of such payment, the Agent shall not have any actual knowledge that any Default or Event of Default shall have occurred and then be continuing, or will exist immediately after such payment.

          (b) If any Aircraft or any portion thereof shall be condemned, requisitioned, confiscated, stolen, seized, lost or damaged or its title or use requisitioned, and such action shall not result in an Event of Loss, the Company will promptly take the action required by
Section 7.09 with respect to the repair and replacement thereof, and, in the event of any such condemnation, requisition, confiscation, requisition of title or use, the Company will forthwith (and, in any event, upon the earlier of the Business Day next preceding the date upon which a Borrowing Base Certificate is to be delivered hereunder or 10 days after such occurrence) notify the Banks in writing and, forthwith upon receipt by the Company, will deposit with the Agent any award or purchase price received by the Company in connection therewith (the Company hereby assigning to the Agent for the equal and ratable benefit of the Creditors all its rights and interest in and to any and all such awards or purchase price and hereby agreeing to execute and deliver, upon the request of the Agent or any Creditor, any and all assignments and other instruments deemed by the Agent or such Creditor to be necessary or desirable for the purpose of confirming or further evidencing the assignment by the Company of the aforesaid awards or purchase price to the Agent for the benefit of the Creditors free and clear of any and all Liens of any kind or nature whatsoever created by the Company). Any amounts received by the Agent representing payment of insurance proceeds or payment from any governmental authority or other person with respect to any condemnation, requisition, confiscation, theft or seizure of, or requisition of title to or use of, or loss or damage to, the Aircraft or any portion thereof that shall not result in an Event of Loss will be applied by the Agent to reimburse the Company for (but only after its completion of) the repair or replacement of the affected portion of the Aircraft, but such reimbursement shall be made only (x) if, at the time of such reimbursement, the Agent shall not have any actual knowledge that any Default or Event of Default shall have occurred and then be continuing, or will exist immediately after such reimbursement, and (y) upon receipt by each Bank, in form and substance satisfactory to such Bank, of an Officers' Certificate requesting such reimbursement, describing the costs incurred by the Company for which it is requesting reimbursement and certifying that (i) there is not any outstanding Indebtedness for the purchase price or construction of said repairs or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis for a vendor's, mechanic's, laborer's, materialman's, statutory or other similar lien upon said repairs or replacements or any portion thereof, or which might materially impair the security afforded by said repairs or replacements; (ii) no Default or Event of Default has occurred and is then continuing, or will exist immediately after such reimbursement; (iii) no part of the amount requested for reimbursement has been or is being made the basis, in any previous or then pending application, for the withdrawal of any other proceeds under this subsection (b); and (iv) the affected portion of the Aircraft, as so repaired or replaced, is of a value not less than the value thereof immediately preceding such condemnation, requisition, confiscation, theft, seizure, requisition of title or use, loss or damage and, in any event, is in the condition required by Section
7.09 to be maintained. If, with respect to any particular loss, the Agent shall not have notified the insurers that any Default or Event of Default has occurred and is continuing, the proceeds attributable to such loss not in excess of $500,000 may be paid by the insurers directly to the Company, provided, such proceeds shall be applied by the Company (and the Company, by acceptance of such proceeds, covenants so to apply such proceeds) to the cost of repairing, restoring or replacing the property destroyed or damaged; and any portion of such proceeds remaining after such application may be retained by the Company. All proceeds attributable to such loss in excess of $500,000 shall be directly paid by the insurers, or, if the Company shall receive such proceeds, the Company shall promptly surrender such proceeds, to the Agent for the ratable benefit of the Creditors. In all instances, other than those described in the two immediately preceding sentences, such proceeds shall be directly paid by the insurers, or, if the Company shall receive such proceeds, the Company shall promptly surrender such proceeds, to the Agent for the ratable benefit of the Creditors.

          (c)  All Pledged Investment Securities deposited with the
Agent as security for the Notes and the obligations of the Company under this Agreement, any Swap Agreement and any Security Document, pursuant to Subsection 9.02(a)(i) or any other provision of this Agreement, and all insurance proceeds and payments from any governmental authority or other person received by the Agent in connection with any loss or taking of, or damage to, the Collateral, shall be held by the Agent for the benefit of the Creditors as a portion of the Collateral. Any such proceeds and payments shall be invested and reinvested by the Agent in Investment Securities in accordance with written instructions received from the Company, and Investment Securities purchased with such proceeds and payments shall also be held by the Agent for the benefit of the Creditors as Pledged Investment Securities constituting a portion of the Collateral. The interest accruing on all Pledged Investment Securities held by the Agent, and any profit realized from the investment of such proceeds and payments or the sale of Pledged Investment Securities held by the Agent (hereinafter, net of commissions and expenses, collectively called "Pledged Investment Securities Gains"), shall be held by the Agent for the account of the Company (but subject to the Security Interest), and shall be paid to or at the direction of the Company from time to time upon written request by the Company if, at such time, the Agent shall not have any actual knowledge or notice that a Default or Event of Default shall have occurred and then be continuing, or will exist immediately after such payment. Amounts equal to losses, if any, attributable to such Pledged Investment Securities deposited with the Agent and specified in any report delivered by the Agent to the Company pursuant to the next sentence shall be paid to the Agent, to be held as a portion of the Collateral, by the Company within 5 days after the delivery to the Company by the Agent of such report. Within 15 days after the end of each calendar month during which any Pledged Investment Securities shall be held by the Agent as a portion of the Collateral, the Agent shall deliver to the Company a written report of the earnings and losses, if any, attributable to such Pledged Investment Securities during the preceding calendar month, or the portion thereof during which such Pledged Investment Securities shall have been held by the Agent as a portion of the Collateral. Upon the payment by the Agent to the Company of any Pledged Investment Securities Gains in accordance with the foregoing provisions of this subsection (c), the amount of such Pledged Investment Securities Gains so paid shall be deemed to have been released from the Security Interest.

          In addition to the payment of Pledged Investment Securities Gains and the release thereof from the Security Interest in accordance with the preceding paragraph, and without limiting the generality of any other provisions of this Agreement, the Agent may, with the consent of the Creditors, make payment of and deliver Pledged Investment Securities to or at the direction of the Company, and may, with the consent of the Creditors, release the same from the Security Interest, upon the written request of the Company, the presentation to the Agent and the Creditors of any documents (including appropriate termination statements or releases), in form and substance satisfactory to the Agent and each Creditor, presented to the Agent and each Creditor by the Company and necessary to release the same from the Security Interest, and the taking by the Company of all the actions specified in Subsection 9.02(a)(ii) to subject to the Security Interest one or more additional helicopters or other Aviation Units having an aggregate Appraised Value equal to or greater than the aggregate amount of the Pledged Investment Securities to be released from the Security Interest.

          Any Aircraft subject to an Event of Loss or subject to the provisions of Subsection 9.02(b) shall not be included in Aircraft for the purpose of determining the Borrowing Base.

     9.03 Valuation of Aircraft, Etc.

          (a) The Company will deliver or cause to be delivered to the Agent and each Bank on or before June 15 in each calendar year, commencing June 15, 1997, (i) with respect to any Aircraft that shall at the time be new or not more than one year old, an Officers' Certificate certifying the purchase price thereof, and having attached thereto a schedule of all the Aircraft showing the Appraised Value of each Aviation Unit constituting a portion thereof for that year and the immediately prior year and (ii) with respect to any Aircraft that shall at the time be more than one year old, a written opinion of the Independent Appraiser, dated as of a date after April 30 of that year and addressed to the Agent and each Bank, specifying the "purchase price" (as referred to in and determined in accordance with clause (ii) of the definition of "Appraised Value" set forth herein) of such Aircraft as of such date. The written opinion referred to in clause (ii) of the preceding sentence shall (x) state that the Independent Appraiser has, on or after April 30 of that year, made such a physical inspection, if any, of each helicopter or other Aviation Unit covered by said written opinion as he deems necessary or appropriate for the purposes of such opinion; (y) indicate, for each such helicopter or other Aviation Unit, (aa) the make and model, manufacturer's serial number and the United States registration number thereof, (bb) the month and year of purchase thereof by the Company, (cc) the original purchase price thereof and (dd) the "purchase price" thereof referred to in and determined in accordance with clause (ii) of the definition of "Appraised Value" set forth herein; and (z) otherwise be satisfactory in form and substance to the Agent and each Bank. In the event that, after receiving any such annual written opinion of the Independent Appraiser, any Bank shall deliver to the Company and the Agent a written request for a new written opinion and a written statement of the reasons for its objection to the annual opinion, the Company shall cause the Independent Appraiser to deliver to the Agent, with a copy to each Bank, within 30 days after the receipt by the Company of such written request, a new written opinion, dated as of a date within such 30-day period, with respect to the matters referred to in clause (ii) of the first sentence of this Subsection 9.03(a); provided, however, that, if the Company shall not, within 45 days after the delivery to the Agent and the Banks of any annual written opinion, have received a written request for a new written opinion pursuant to the preceding sentence, the Agent and the Banks shall be deemed to have permitted the Company to use such annual written opinion as the basis for determining the "Appraised Value" of Aircraft for purposes of this Agreement, including, without limitation, as the basis for complying with its obligations under Subsection 9.03(b). In the event any Bank shall request a new written opinion pursuant to the preceding sentence, the Agent and the Banks shall be deemed to have permitted the Company to use the most recent annual written opinion delivered by the Independent Appraiser as the basis for determining the "Appraised Value" of Aircraft for purposes of this Agreement until such new written opinion is delivered.

          (b) In the event that for any reason, other than the occurrence of an Event of Loss, the aggregate outstanding principal amounts of the Revolving Credit Loans plus the aggregate amount of Permitted Letter of Credit Amounts shall, at any time, exceed the lesser of $40,000,000 and the Borrowing Base as shown on the most recently delivered Borrowing Base Certificate, then, the Company may, in lieu of the mandatory prepayment required pursuant to Subsection 3.02(b): (i) take all the actions described in Subsection 9.02(a)(ii) for the purpose and with the effect of subjecting to the Security Interest one or more Aviation Units (provided, however, that any such Aviation Units must be acceptable to the Agent and the Creditors) having an aggregate Appraised Value in an amount which, when added to the aggregate Appraised Value of the Aircraft then subject to the Security Interest, the amount of Pledged Investment Securities then held by the Agent subject to the Security Interest, 80% of the amount of Eligible Receivables and 50% of the amount of Eligible Parts (valued at the lower of average cost or market), would cause the Company to be in compliance with the provisions of Section 8.16; or (ii) deposit Pledged Investment Securities with the Agent pursuant to a Securities Pledge Agreement in such an amount that will cause the Company to be in compliance with Section 8.16; provided, however, notwithstanding the time periods set forth in Subsection 9.02(a)(ii), any action taken by the Company pursuant to this Subsection 9.03(b) must be taken within 3 Business Days of the date upon which the Company or any Bank determines that the Company is not in compliance with Section 8.16.

     9.04 Protection of Purchasers. No purchaser of property purporting to be released under this Agreement shall be bound to ascertain the authority of the Agent and the Creditors to execute any documents effecting such release, or to inquire as to any facts required by the provisions of this Agreement to exist as a condition to the proper exercise of such authority.

     9.05 Other Additions to Collateral; Releases of Collateral

          (a) Other Additions to Collateral. Within 30 days after purchasing any Aviation Unit that the Company desires or is required by Subsection 2.03(b) to include in the calculation of the Borrowing Base, the Company will grant a first priority security interest in such Aviation Unit to the Agent for the ratable benefit of the Creditors to secure the Company's obligations hereunder and under any other documents executed in connection herewith or contemplated hereby, whereupon such Aviation Unit shall constitute a portion of the Collateral subject to the Security Interest. Without limitation on the foregoing, within 30 days after the purchase of such Aviation Unit, the Company shall take Appropriate Actions.

          (b) Releases of Collateral. (i) If the Company determines that it is in the best interest of the Company to transfer ownership of one or more Aviation Units that comprise a portion of the Aircraft or exchange one or more Aviation Units that comprise a portion of the Aircraft for one or more other Aviation Units, then upon the delivery of an Officers' Certificate stating the United States registration number of the Aviation Unit to be transferred or exchanged and the date (which shall not be less than 14 nor more than 90 days from the date of such Officers' Certificate) that the Company intends to consummate such transaction, the Company may request that the Agent, on behalf of the Creditors, release from the Security Interest the Aircraft to be transferred or exchanged and the Agent, on behalf of the Creditors, within a reasonable time after such request and in any event on or before the date on which the Company consummates such transaction, shall execute all documents (including all appropriate termination statements and releases) required to effect such release, provided that (A) (I) the Company shall provide the Aviation Unit to be received by it in any such exchange for inclusion in the Security Interest pursuant to Subsection 9.05(b)(ii), and the sum of the Appraised Value of said Aviation Unit, as reflected on a certificate of an Independent Appraiser, in form and substance acceptable to the Agent, plus the amount of any cash to be received by the Company as additional consideration for the Aviation Unit being transferred, shall be greater than or equal to the Appraised Value, as reflected on a certificate of an Independent Appraiser, in form and substance acceptable to the Agent, of the Aviation Unit to be released, and the Company shall pay to the Agent for the ratable benefit of the Banks all proceeds, if any, from such sale, net of direct expenses of, and taxes payable upon or occasioned by, such sale, to be applied to the principal installments due under the Loans according to the terms and conditions of Subsection 3.02(c), or (II) in the event the Company is selling one or more Aircraft, the Company shall pay to the Agent for the ratable benefit of the Banks the proceeds of such sale, net of direct expenses of, and taxes payable upon or occasioned by, such sale to be applied to the principal installments due under the Loans according to the terms and conditions of Subsection 3.02(c), and (B) no Default or Event of Default has occurred and is continuing or would result from the release of the Aircraft to be transferred or exchanged by the Company, and the Company shall have delivered to the Agent an Officers' Certificate to such effect in the form of Exhibit E to this Agreement.

               (ii) For each Aviation Unit that the Company desires or is required to include in the Security Interest as a substitute for an Aviation Unit to be released pursuant to Subsection 9.05(b)(i), the Company shall, upon its acquisition thereof, grant a first priority security interest in such Aviation Unit to the Agent for the ratable benefit of the Creditors to secure the Company's obligations hereunder and under any other documents executed in connection herewith or contemplated hereby, whereupon such Aviation Unit shall constitute a portion of the Collateral subject to the Security Interest. Without limitation on the foregoing, within 30 days after the earlier of the Company's acquiring the Aviation Unit to be subjected to the Security Interest or the Agent's release of the Aircraft pursuant to Subsection 9.05(b)(i), the Company shall take Appropriate Actions.

               (iii) The Agent shall be absolutely entitled to rely on the Officers' Certificates and certificates of Independent Appraisers and opinions of counsel referred to in the definition of "Appropriate Actions" and (b) for the veracity of each of the statements made therein absent actual knowledge to the contrary on the part of the officer of the Agent executing the documents relating to such release or addition. The Agent shall not be required to investigate or verify any statement made in such Officers' Certificates and certificates of Independent Appraisers and opinions of counsel and any investigation that the Agent shall elect to undertake shall not affect its ability to rely on such Officers' Certificates and Certificates of Independent Appraisers and opinions of counsel.

               (iv) As long as there is no Default or Event of Default, each of the Creditors hereby authorizes the Agent to execute and deliver (and, where appropriate, as determined by the Agent in its sole and independent discretion, to authorize others to execute and deliver on its behalf) on behalf of the Creditors, all documents required to effect the release of the Aviation Unit and the addition of one or more substitute Aviation Units received by the Company, if any, under the Security Interest.

               (v) At no one time shall there be more than three (3) Aircraft that are the subject of releases from the Security Interest unless all requirements set forth in this Subsection 9.05(b) with respect thereto and with respect to the Aviation Units to be subjected to the Security Interest in place thereof have been satisfied.

10.  EVENTS OF DEFAULT AND REMEDIES.

     10.01 Events of Default. The following shall constitute Events of Default hereunder:

          (a) The Company shall fail to pay or prepay any principal of or interest on any Note when due or any commitment fee, agent's fee, additional fee, expense, compensation or reimbursement or any other amount payable by the Company hereunder, or under any Security Document when due (including, without limitation, any payment required by Subsection 3.02(b) or Section 7.14), and such failure in either case, shall continue for three (3) days after the date such payment or prepayment is due; or

          (b) The Company or any Subsidiary shall fail to pay any Indebtedness for Money Borrowed in excess of $100,000 in principal amount (other than Indebtedness for Money Borrowed evidenced by the Notes) owing by the Company or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, mandatory prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness for Money Borrowed if the effect of such failure is to permit the holder of such Indebtedness for Money Borrowed to declare such Indebtedness for Money Borrowed due prior to its stated maturity; or any other condition shall exist or event occur permitting any Indebtedness for Money Borrowed (other than Indebtedness for Money Borrowed evidenced by the Notes) owing by the Company or any Subsidiary to become or be declared due prior to its stated maturity; or

          (c) Any material representation or warranty made by the Company herein or in any Security Document or in any writing furnished in connection with this Agreement or any Security Document shall be false in any material respect when made; or

          (d) The Company violates any covenant, agreement or condition contained in Section 7.06, 7.07, 7.09, 7.10, 7.11 (first paragraph), 7.12 (first sentence), Article 8 (except Section 8.16),
Section 9.02 or Subsection 9.03(b); or

          (e) The Company violates any covenant, agreement or condition contained in Subsection 7.01(g) and such violation shall not have been remedied within five (5) days; or

          (f) The Company violates any other covenant, agreement or condition contained herein, or any covenant, agreement or condition contained in any Security Document and such violation shall not have been remedied within 30 days; or

          (g) The Company or any Subsidiary makes an assignment for the benefit of creditors; or

          (h) The Company or any Subsidiary applies to any tribunal for the appointment of a trustee or receiver or custodian of any substantial part of the assets of the Company or any Subsidiary, or commences any proceedings relating to the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction; or

          (i) Any such application is filed, or any such proceedings are commenced, against the Company or any Subsidiary, and the Company or such Subsidiary indicates its approval, consent or acquiescence, or an order is entered appointing a trustee or receiver or custodian, or adjudicating the Company or any Subsidiary bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for 60 days; or

          (j) Any order is entered in any proceeding against the Company or any Subsidiary decreeing the dissolution or split-up of the Company or such Subsidiary, and such order remains in effect for 60 days; or

          (k) Final judgment for the payment of money in excess of $100,000 shall be rendered against the Company or any Subsidiary and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed by the posting of an appeal bond or otherwise; or

          (l) (i) the Company, any Subsidiary, or any agents or representatives of either the Company or any Subsidiary shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which can be expected to result in a material liability to the Company; (ii) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any PBGC Plan or Multiple Employer Plan, if in the reasonable judgment of the Majority Banks, such accumulated funding deficiency would give rise to a material liability of the Company; (iii) the Company, any Subsidiary or any ERISA Affiliate shall apply for or be granted a funding waiver under Section 302 of ERISA or Section 412 of the Code, which waiver or request for waiver is for a material amount; (iv) a Reportable Event (other than a Reportable Event not subject to the provision for thirty-day notice to the PBGC under applicable PBGC regulations) shall occur with respect to any PBGC Plan or Multiple Employer Plan, which Reportable Event is, in the reasonable opinion of the Majority Banks, likely to result in the termination of such PBGC Plan or Multiple Employer Plan for purposes of Title IV of ERISA and to give rise to a material liability of the Company or any Subsidiary; (v) proceedings shall commence to have a trustee appointed or a trustee shall be appointed to terminate or administer a PBGC Plan or a Multiple Employer Plan which proceeding is, in the opinion of the Majority Banks, likely to result in the termination of such PBGC Plan or Multiple Employer Plan and to give rise to a material liability of the Company or any Subsidiary with respect to such termination; (vi) a notice of intent to terminate a PBGC Plan or Multiple Employer Plan under Section 4041(c) is filed with the PBGC if such termination would give rise to a material liability of the Company, any Subsidiary or any ERISA Affiliate; (vii) any Multiemployer Plan is in reorganization or is insolvent and the circumstances are such that, in the opinion of the Majority Banks, there could be a material liability incurred by or imposed upon the Company, any Subsidiary or any ERISA Affiliate; (viii) there is a complete or partial withdrawal from a Multiemployer Plan under circumstances which, in the opinion of the Majority Banks, would likely subject the Company, any Subsidiary or any ERISA Affiliate to material liability; or (ix) any event or condition described in (i) through (viii) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) shall occur or exist with respect to a PBGC Plan, a Multiple Employer Plan or a Multiemployer Plan which individually or in combination with one or more of any events described in clauses (i) through (viii) above (determined without regard to whether the event or condition taken alone would or could result in a material liability), if any, in the opinion of the Majority Banks would likely, subject the Company, any Subsidiary or any ERISA Affiliate to any material tax, penalty or other liability; provided that for the purposes of this Subsection 10.01(l), an obligation or liability shall be considered material if it equals or exceeds $500,000; or

          (m) The Company does not pay any dividend on any of its capital stock as declared or permits any dividend to accumulate on any of its capital stock in respect of which cumulative dividends are provided for.

     10.02 Acceleration of Maturity. Upon (a) the occurrence of any Event of Default described in Subsection 10.01(g), 10.01(h), 10.01(i) or 10.01(j) with respect to the Company, the unpaid principal amount of and accrued interest on the Notes and the Loans shall automatically become immediately due and payable, together with all other amounts payable under this Agreement or any Security Document, and the obligation of each Bank to make Loans and the ability of Issuing Bank to issue Permitted Letters of Credit shall automatically terminate, without presentment, demand, protest or further notice (including, without limitation, notice of acceleration and notice of intent to accelerate) of any kind, all of which are hereby expressly waived by the Company and (b) the occurrence of any other Event of Default, the Agent shall at the request, and may with the consent, of the Majority Banks, by notice to the Company, (i) declare the obligation of each Bank to make Loans and the ability of Issuing Bank to issue Permitted Letters of Credit to be terminated whereupon the same shall forthwith terminate, and (ii) declare the unpaid principal amount of and accrued and unpaid interest on the Notes and the Loans, together with all other amounts payable under this Agreement or any Security Document, to be forthwith due and payable, whereupon the principal amount of and accrued and unpaid interest on the Notes and the Loans, and all such other amounts, shall become and be forthwith due and payable, without presentment, demand, protest or further notice (including, without limitation, notice of acceleration and notice of intent to accelerate) of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of any such Event of Default and the acceleration of the unpaid principal amount of and accrued and unpaid interest on the Notes and the Loans and all other amounts due hereunder and under the Security Documents, the Agent shall at the request, and may with the consent, of the Majority Banks, proceed to protect and enforce the rights of the Creditors either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any Security Document or in aid of the exercise of any power granted in this Agreement or in any Security Document; or may proceed to enforce the payment of the indebtedness outstanding under the Notes, hereunder and under or secured by the Security Documents and interest thereon in the manner set forth therein; it being intended that no remedy conferred herein or in any other Security Document shall be exclusive but shall be in addition to every other remedy given hereunder and under the Security Documents or now or hereafter existing at law or in equity or by statute or otherwise.

     10.03 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) either automatic acceleration of the Notes pursuant to clause (a) of Section 10.02 or the making of the request or the granting of the consent required by clause (b) of Section
10.02 to declare the Notes due and payable pursuant to the provisions of
Section 10.02, each Bank is hereby authorized, to the extent permitted by applicable law, at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness (whether or not then due and payable) at any time owing by such Bank to or for the credit or the account of the Company, against any and all of the obligations of the Company now or hereafter existing under this Agreement, the Notes, or any of the Security Documents, irrespective of whether or not such Bank shall have made any demand for satisfaction of such obligations and although such obligations may be unmatured or portions thereof may be owing to Banks other than the Banks effecting such set-off and application. Each Bank agrees to notify the Company and the Agent promptly after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.03 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have hereunder, under any of the other Security Documents or under any applicable law.

     10.04 Sharing of Payments, Etc. If at any time, whether before or after the occurrence of an Event of Default, any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of principal, interest or Commitment Fees on account of the Notes held by it in excess of its Ratable Share of such payments, such Bank shall purchase from the other Banks such participations in the Notes held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of the amount of such Bank's required repayment to the total amount so recovered from the purchasing Bank) of any interest or Commitment Fee paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 10.04 may exercise all its rights of payment (including the right of set-off) with respect to such participation, at any time, as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

     10.05 Application of Proceeds of Collateral. (a) All moneys received by the Agent as a result of the enforcement of the rights and remedies of the Agent or the Creditors pursuant to the Security Documents and otherwise in respect of the Collateral shall be distributed by the Agent on the dates fixed by the Agent (individually a "Distribution Date" and collectively, the "Distribution Dates") as follows:

     FIRST: to the Agent in payment of the amount of any and all unreimbursed expenses of the Agent, including, without limitation, the fees and disbursements of its counsel and of any agents and experts employed by the Agent, incurred by the Agent prior to the relevant Distribution Date in connection with (w) the administration of this Agreement and the Security Documents, (x) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon any assets of the Company pursuant to the Security Documents (y) the exercise or enforcement of any of the rights of the Agent hereunder or under the Security Documents or (z) the failure by the Company to perform or observe any of the provisions of this Agreement or any Security Document;

     SECOND: to the Banks in an amount equal to the sum of the unpaid principal of and interest on the Notes plus the aggregate amount of Permitted Letter of Credit Amounts (excluding all such Permitted Letter of Credit Amounts which the Issuing Bank of any Permitted Letters of Credit has paid to the beneficiary thereof and has been reimbursed therefor by the Company), and accrued interest thereon, if any, and to the Swap Providers in an amount equal to the obligations of the Company (calculated, if the Swap Agreement is an ISDA Master Agreement (Multicurrency-Cross Border) ("ISDA Agreement"), pursuant to Section 6(e) thereof, or, if the Swap Agreement is not an ISDA Agreement, pursuant to the provisions of such Swap Agreement substantially similar to Section 6(e) of the ISDA Agreement) under the Swap Agreements and any accrued interest thereon, if any, and, in the event such moneys shall be insufficient to pay in full such amounts, then to the payment thereof ratably to each Creditor in the same proportion which
               (x) the sum of aggregate unpaid principal of and interest on the Notes held by such Bank plus the aggregate amount of unreimbursed Permitted Letter of Credit Amounts and accrued interest thereon (excluding therefrom an amount equal to that portion of such interest calculated at a rate per annum in excess of the rate per annum provided for under Subsection 2.04(b), such excluded amount being the "Excess Interest"), if any, in respect of Permitted Letters of Credit issued by such Bank or the sum of the obligations of the Company (calculated as described above) to such Swap Provider under the applicable Swap Agreement and any accrued interest thereon, as the case may be, bears to
               (y) the sum of the aggregate unpaid principal of and interest on the Notes plus the aggregate amount of Permitted Letter of Credit Amounts and accrued interest thereon (excluding therefrom an amount equal to the aggregate Excess Interest), if any, plus an amount equal to the obligations of the Company (calculated as described above) under the Swap Agreements and any accrued interest thereon, if any, on the relevant Distribution Date (all such prepayments to be applied by each Creditor first to the payment of accrued and unpaid interest, if any, owing by the Company to such Creditor, then to the payment of principal on the Notes or the obligations of the Company (calculated as described above) under the Swap Agreements, as the case may be, and finally pursuant to the documents evidencing the Permitted Letter of Credit Amounts, if any, of such Creditor); provided, however, in the event any Bank that has issued a Permitted Letter of Credit does not for any reason apply its portion of the proceeds of the Collateral as provided herein within 30 days after the expiration date of such Permitted Letter of Credit, such Bank shall return all such unapplied proceeds to the Agent for distribution to the Banks for the ratable application to any unpaid obligations held by the Banks in respect of the Notes and any other Permitted Letters of Credit;

     THIRD: to the Creditors in an amount equal to the sum of unpaid commitment and agent's fees payable under this Agreement plus the fees, if any, due in respect of any Permitted Letters of Credit plus the fees, if any, due in respect of any Swap Agreements (collectively the "Fees"), whether matured or unmatured, and, in the event such moneys shall be insufficient to pay in full such amount, then to the payment thereof ratably to each Creditor in the same proportion which the aggregate amount of Fees due to such Creditor bears to the aggregate unpaid Fees due to all the Creditors on the relevant Distribution Date;

     FOURTH: to the Banks in an amount equal to the aggregate Excess Interest plus all other amounts due under this Agreement and the Security Documents and to the Swap Providers, in an amount equal to all other amounts, due under the Swap Agreements, this Agreement and the Security Documents (collectively the "Other Amounts"), and in the event such moneys shall be insufficient to pay in full such amount, then to the payment thereof ratably to each Creditor in the same proportion which the aggregate amount of Other Amounts due such Creditor to the aggregate unpaid Other Amounts due to all the Creditors on the relevant Distribution Date; and

     FIFTH: any surplus then remaining shall be paid to the Company, or to its successors and assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

          (b) The term "unpaid" as used in this Section 10.05 shall mean all obligations outstanding as of a Distribution Date as to which prior distributions have not been made, after giving effect to any adjustments which are made pursuant to Section 10.04 and of which the Agent shall have been notified.

11.  THE AGENT.

     11.01 Appointment of Agent; Authority. Each of the Creditors irrevocably appoints and authorizes the Agent to act on its behalf under this Agreement and under the Security Documents, and to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. As to (i) any action which is discretionary with the Agent under the provisions hereof or of the Notes or the Security Documents or (ii) any action not expressly required of the Agent by this Agreement, the Notes and the Security Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all of the Creditors, and such instructions shall be binding upon all Creditors and all holders of Notes; provided, however, that the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, either exposes the Agent to personal liability or is contrary to this Agreement, any Note, any Security Document or applicable law.

     11.02 INDEMNIFICATION OF AGENT. The Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes or the Security Documents, unless indemnified to its satisfaction by the Creditors against loss, cost, liability and expense. If any indemnity furnished to the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition EACH OF THE CREDITORS AGREES TO INDEMNIFY the Agent, its officers, directors, employees, attorneys and agents (each an "Indemnified Party") (to the extent not reimbursed by the Company), ratably according to such Creditor's pro rata interest in the Obligations (as defined in the Louisiana Security Agreement), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Indemnified Party in any way relating to or arising out of this Agreement, the Security Documents, or the Notes, or any of them, or any action taken or omitted by such Indemnified Party under this Agreement, the Security Documents or the Notes, or any of them, provided that no Creditor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnified Party's gross negligence or willful misconduct, provided further, that IT IS THE INTENTION OF THE CREDITORS TO INDEMNIFY EACH INDEMNIFIED PARTY FROM AND AGAINST THE CONSEQUENCES OF ITS OWN NEGLIGENCE. Without limiting the generality of the foregoing, each Creditor agrees to reimburse each Indemnified Party promptly upon demand for its pro rata percentage of any out-of-pocket expenses (including counsel fees) incurred by such Indemnified Party in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights hereunder or under the Notes or the Security Documents to the extent such Indemnified Party is not reimbursed by the Company.

          The payment obligations and indemnities contained in this
Section 11.02 shall survive the payment or sale or transfer of the Notes, and the termination of this Agreement and any and all Swap Agreements
(i) with respect to all events, facts, conditions or other circumstances occurring or existing prior to such sale, transfer or termination, and
(ii) with respect to all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, charges, expenses and disbursements, whenever the same shall be imposed, incurred or asserted (whether before or after such sale, transfer, resignation, removal or termination), arising out of the events, facts, conditions or other circumstances referred to in the first paragraph of this Section 11.02. The aforesaid payment obligations and indemnities are made expressly for the benefit of, and shall be enforceable by, any Indemnified Party.

     11.03 LIABILITY OF AGENT. NEITHER THE AGENT NOR ANY OTHER INDEMNIFIED PARTY SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED BY IT OR THEM HEREUNDER, OR IN CONNECTION HEREWITH, (i) with the consent or at the request of the Creditors, or (ii) in the absence of its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Creditor and shall not be responsible to any Creditor for any statements, warranties or representations made in or in connection with this Agreement, any Swap Agreement, any Security Document or any Note; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance or any of the terms, covenants or conditions of this Agreement, any Swap Agreement, the Security Documents or any Note, or to inspect the property (including the books and records) of the Company or any Subsidiary; (v) shall not be deemed to have notice of any Default or Event of Default absent actual knowledge thereof by a Responsible Officer of the Agent; (vi) shall not be responsible to any Creditor for the due execution, legality, validity, enforceability or genuineness of this Agreement, any Swap Agreement, any Security Document or any Note, or any other instrument or document furnished pursuant thereto; and (vii) shall incur no liability under or in respect of the Agreement, any Security Document or any Note by acting upon any notice or consent (whether oral or written and whether by telephone, telegram, cable, telex or facsimile), certificate or other instrument or writing (which may be by telegram, cable, telex or facsimile) believed by it to be genuine and communicated, signed or sent by the proper person or persons.

     11.04 Independent Credit Decision. Each Creditor agrees that it has relied solely upon its independent review of the financial statements of the Company and all other representations and warranties made by the Company herein or otherwise in making the credit decisions preliminary to entering into this Agreement and agrees that it will continue to rely solely upon its independent review of the facts and circumstances of the Company in making future decisions with respect to this Agreement and the Borrowings. Each Bank agrees that it has not relied and will not rely upon the Agent or any other Creditor respecting the ability of the Company to perform its obligations pursuant to this Agreement, any Swap Agreement, the Notes or any Security Document.

     11.05 Agent and Affiliates; Multiple Capacities. With respect to its Commitment, the Loans made by it and the Notes payable to it, NationsBank shall have the same rights and powers under this Agreement, the Security Documents and the Notes as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include NationsBank in its individual capacity. NationsBank and its affiliates, including, without limitation, any Swap Provider affiliated with NationsBank, may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, the Company, any of the Subsidiaries and any person or entity who may do business with or own securities of any of them or of their subsidiaries, all as if NationsBank were not the Agent and without any duty to account therefor to the Creditors. No exercise or failure to exercise by NationsBank of any of its discretionary powers, rights or remedies in one capacity shall constitute, or be deemed to constitute, a breach of any duty of loyalty, fiduciary duty or other duty which NationsBank has, or may have, in any other capacity. If at any time any other Bank shall serve as Agent, the foregoing provisions of this Section 11.05 shall apply to such Bank mutatis mutandis.

     11.06 Successor Agent. The Agent or any successor or successors hereunder may at any time, by giving 30 days' prior written notice to the Company and the Creditors, resign and be discharged of the responsibilities under this Agreement, the Security Documents and the Notes, such resignation to become effective upon the earlier of (i) 30 days from the date of such notice or (ii) the appointment of a successor agent, and the approval of such successor agent by the Majority Banks and the Company (which consent of the Company will not be unreasonably withheld). The Agent may be removed at any time and a successor agent appointed, with the consent of the Company (which consent shall not be unreasonably withheld), by the affirmative vote of all of the Banks (other than the Agent); provided that the Agent so removed shall be entitled to its fees and expenses to the date of removal. If no successor agent shall be appointed and accepted within 30 days from the date of the giving of the aforesaid notice of resignation or within 30 days from the date of such removal, the Bank that is an original party to this Agreement (excluding the Agent that has resigned or been removed) having the largest Ratable Share shall become the Agent. Any such successor agent shall immediately and without further act be superseded by any successor agent appointed by the Banks as above provided. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. After any retiring Agent's resignation or removal as Agent under this Agreement, the Security Documents and the Notes, the provisions of this Article 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement, the Security Documents and the Notes.

12.  MISCELLANEOUS.

     12.01 No Waiver; Remedies. No failure or delay on the part of the Agent or any Creditor in exercising any power or right hereunder or under the Notes or any Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The remedies herein are cumulative and not exclusive of any remedies provided by law.

     12.02 Amendments, Etc. Except for amendments to the Security Documents to effect the addition or release of certain Collateral pursuant to Sections 9.02, 9.03, or 9.05, no modification or waiver of any provision of this Agreement, any of the Security Documents or the Notes and no consent to the departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks, affect the rights or duties of the Agent hereunder or under any Security Document. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     12.03 Duty With Respect to Collateral. The duty of the Agent and any Creditor with respect to the Collateral shall be solely to use reasonable care in the custody and preservation of Collateral in its possession, and neither the Agent nor any Creditor shall be required to take any steps to preserve rights against prior parties.

     12.04 Performance of Company's Covenants. If the Company shall fail to perform or cause to be performed any of the covenants contained in Subsections 7.06(b)-(h), 7.09, 7.10 and 7.11, any Bank may, but shall be under no obligation to, advance sums to perform the same on its behalf;
and sums so advanced by such Bank shall be repaid by the Company on demand and shall bear interest at the rate of the lesser of the Highest Lawful
Rate or the Prime Rate plus 3% per annum until paid, and shall be secured hereby, having the benefit of the Security Interest. No such advance shall be deemed to relieve the Company from any default under this Agreement.

     12.05 INDEMNITIES. Any provision hereof to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement shall be consummated:

          (a) The Company agrees to pay on demand (i) all reasonable costs and expenses of the Agent and the Creditors paid to third parties in connection with the preparation, execution, delivery and administration of this Agreement, any Swap Agreement, the Notes and the Security Documents, and also in connection with any future amendment or supplement to or waiver or release with respect to (whether or not given) any of the foregoing (including, without limitation, the reasonable fees and out-of-pocket expenses of Baker & Botts, L.L.P., special counsel for the Agent and the Banks, and Liskow & Lewis, special Louisiana counsel for the Agent and the Banks), and (ii) all reasonable costs and expenses of the Agent and the Creditors (including reasonable counsel fees and expenses), if any, in connection with the enforcement of, and preservation of any rights under this Agreement, any Swap Agreement, the Notes and the Security Documents.

          (b) THE COMPANY HEREBY ASSUMES LIABILITY FOR, AND AGREES TO INDEMNIFY, PROTECT, SAVE AND KEEP HARMLESS the Agent and each Creditor and their respective successors and assigns and any of their respective officers, directors, employees, attorneys and agents, and any of them (hereinafter for purposes hereof called an "Indemnified Credit Party"), from and against, any and all liabilities, obligations, losses, damages, penalties, claims, causes of action, suits, demands, judgments, costs, charges, expenses and disbursements (including legal fees and expenses), of whatsoever kind and nature (hereinafter for the purposes hereof collectively called "Expenses"), imposed on, asserted against or incurred or suffered by any Indemnified Credit Party and in any way relating to or arising out of this Agreement, any Swap Agreement, any of the Security Documents or the construction, manufacture, installation, purchase, acceptance, non-acceptance, rejection, ownership, delivery, non-delivery, possession, use, occupancy, transportation, operation, insurance, condition, safety, return, sale, exchange or other disposition of or in respect of the Collateral or any portion thereof or interest therein, including latent and other defects, whether or not discoverable by the Company or any Indemnified Credit Party, any claim for patent, trademark or copyright infringement, any claim arising under the strict liability doctrine in tort or any claim arising from (a) injury to persons or property growing out of or in connection with the ownership or use of the Collateral, or any portion thereof or interest therein, or resulting from the condition or safety thereof or (b) violation or breach by the Company of any representation, warranty, covenant, agreement or condition contained in this Agreement, any Swap Agreement or any of the Security Documents or of conditions, agreements, laws, regulations, requirements and rules affecting or relating to the Collateral, or any portion thereof or interest therein; provided, however, that the Company shall not be required to indemnify any Indemnified Credit Party against Expenses incurred by an Indemnified Credit Party attributable to its gross negligence or willful misconduct; provided, further, THAT IT IS THE INTENT OF THE PARTIES HERETO THAT THE COMPANY INDEMNIFY EACH INDEMNIFIED
CREDIT PARTY AGAINST EXPENSES INCURRED BY AN INDEMNIFIED CREDIT PARTY ATTRIBUTABLE TO THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER SOLE, CONCURRENT, CONTRIBUTORY OR OTHERWISE. If the Company shall have knowledge of any Expense hereby indemnified against, it will give prompt written notice thereof to every Indemnified Credit Party concerned. All amounts payable by the Company under this Subsection 12.05(b) shall be paid directly to the Indemnified Credit Party or Parties entitled to indemnification. The Company shall be obligated under this Subsection 12.05(b) as primary obligor whether or not any Indemnified Credit Party shall also be indemnified with respect to the same matter under any other agreement by any other person, and any Indemnified Credit Party seeking to enforce the indemnification by the Company may proceed directly against the Company under this Subsection 12.05(b) without first resorting to any such other rights of indemnification. If any action, suit or proceeding shall be brought against any Indemnified Credit Party in connection with any claim indemnified against under this Subsection 12.05(b), the Company may (and, upon such Indemnified Credit Party's request, will), at the Company's own cost and expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended, by counsel selected by the Company and approved by such Indemnified Credit Party, and, in the event of any failure by the Company to do so, the Company will pay all costs and expenses (including legal fees and expenses) incurred by such Indemnified Credit Party in connection with such action, suit or proceeding. In the event that the Company shall be required to make any payment under this Subsection 12.05(b), the amount payable (and which the Company hereby covenants to pay) shall be an amount which, after deduction of all taxes required to be paid by the particular Indemnified Credit Party in respect of the receipt thereof under the laws of the United States of America or of any political subdivision thereof (after giving credit for any savings in respect of any such taxes by reason of deductions, credits or allowances in respect of the payment of the expense indemnified against, and of any such taxes), shall be equal to the amount of such payment. Upon the payment in full by the Company of any indemnities under this Subsection 12.05(b), the Company shall be subrogated to any right of such Indemnified Credit Party in respect of the matter against which indemnity shall have been given. Thereafter, and so long as no Default or Event of Default has occurred and is continuing, any payment received by any Indemnified Credit Party from any person (except the Company) as a result of any matter with respect to which such Indemnified Credit Party has been indemnified by the Company under this Subsection 12.05(b) shall be paid over to the Company to the extent necessary to reimburse the Company for indemnification payments previously made.

          Without limiting the generality of the foregoing, THE COMPANY HEREBY ASSUMES LIABILITY FOR, AND AGREES TO INDEMNIFY, PROTECT, SAVE AND KEEP HARMLESS each Indemnified Credit Party from and against, any and all liabilities, obligations, losses, damages, penalties, claims, causes of action, suits, demands, judgments, costs, charges, expenses and disbursements (including legal fees and expenses), which any of the Indemnified Credit Parties may sustain or incur by reason of or arising out of any and all claims or proceedings (whether brought by a private party, governmental authority, or otherwise) for bodily injury, property damage, abatement, remediation, environmental damage, or impairment or any other injury or damage resulting from or relating to any Hazardous Materials located upon, migrating into, from, or through or otherwise relating to any property of the Company or any Subsidiary (whether or not the release of such Hazardous Materials was caused by the Company, any Subsidiary, a tenant, or subtenant of the Company or any Subsidiary, a prior owner, a tenant or subtenant of any prior owner or any other party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation, or disposal of any Hazardous Materials or the mere presence of any Hazardous Materials on such property; provided that the Company shall not be liable to the Indemnified Credit Parties where the release of such Hazardous Materials occurs at any time after which the Company or any Subsidiary has ceased to own such property), which any Indemnified Credit Party may incur due to the performance of its obligations under any Swap Agreement or the making of Loans or the Commitments hereunder, the exercise of any of its rights under this Agreement, any Swap Agreement, the Notes, the Security Documents, or otherwise, provided that no Indemnified Credit Party shall be entitled to the benefits of this paragraph to the extent its own gross negligence or willful misconduct contributed to its loss, provided, further, THAT IT IS THE INTENT OF THE PARTIES HERETO THAT THE COMPANY INDEMNIFY EACH INDEMNIFIED CREDIT PARTY FROM AND AGAINST THE CONSEQUENCES OF SUCH INDEMNIFIED CREDIT PARTY'S OWN NEGLIGENCE, WHETHER SOLE, CONCURRENT, CONTRIBUTORY OR OTHERWISE. If any action, suit or proceeding shall be brought against any Indemnified Credit Party in connection with any claim indemnified against under this paragraph of this Subsection 12.05(b), the Company may (and, upon such Indemnified Credit Party's request, will), at the Company's own cost and expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended, by counsel selected by the Company and approved by such Indemnified Credit Party, and, in the event of any failure by the Company to do so, the Company will pay all costs and expenses (including legal fees and expenses) incurred by such Indemnified Credit Party in connection with such action, suit or proceeding. Upon the payment in full by the Company of any indemnities under this Subsection 12.05(b), the Company shall be subrogated to any right of such Indemnified Credit Party in respect of the matter against which indemnity shall have been given. Thereafter, and so long as no Default or Event of Default has occurred and is continuing, any payment received by any Indemnified Credit Party from any person (except the Company) as a result of any matter with respect to which such Indemnified Credit Party has been indemnified by the Company under this Subsection 12.05(b) shall be paid over to the Company to the extent necessary to reimburse the Company for indemnification payments previously made.

          (c) The payment obligations and indemnities contained in this Section 12.05 shall survive the payment or sale or transfer of the Notes, and the termination of this Agreement and any and all Swap Agreements with respect to all events, facts, conditions or other circumstances occurring or existing prior to such sale, transfer or termination, and with respect to all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, charges, expenses and disbursements, whenever the same shall be imposed, incurred or asserted (whether before or after such sale, transfer, resignation, removal or termination), arising out of the events, facts, conditions or other circumstances referred to in clause (i) of this Subsection 12.05(c). The aforesaid payment obligations and indemnities are made expressly for the benefit of, and shall be enforceable by, any Indemnified Credit Party.

     12.06 Notices. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, cable or facsimile communication) and shall be delivered, mailed, telegraphed, telexed or cabled addressed as follows:

          (a)  If to the Company, to it at:

               Mr. John H. Untereker
               Petroleum Helicopters, Inc.
               113 Borman Drive
               Municipal Airport
               Lafayette, LA  70508
               Telecopy:  (504) 828-8333

          (b)  If to the Agent or NationsBank, to it at:

               901 Main Street, Suite 6700
               Dallas, Texas 75202
               Attention:  Mr. Thomas Blake
               Telecopy No.: (214) 508-0980

          (c)  If to Whitney, to it at:

               228 St. Charles
               New Orleans, Louisiana 70130
               Attention:  Mr. Harry Stahel
               Telecopy No.: (504) 599-3073

          (d)  If to FNBC, to it at:

               201 St. Charles, 28th Floor
               New Orleans, Louisiana 70170
               Attention:  Mr. J. Charles Freel, Jr.
               Telecopy No.: 504-623-1316

          (e) If to a Swap Provider, to it at the address specified in the applicable Swap Agreement.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (a) when deposited in the United States mail, when sent by registered or certified mail, return receipt requested, and with proper postage prepaid; (b) when sent (after receipt of confirmation or answer back), if sent by telecopy, telex or other similar facsimile transmission;
(c) when deposited with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger; and in each case addressed to such party as provided in this Section 12.06 or in accordance with the latest unrevoked direction from such party, except for Notices of Borrowing, Notices of Election and notices of prepayment of Loans hereunder, each of which shall be deemed to have been given only when actually received by the Agent.

     12.07 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company, the Agent and the Banks, and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and each Creditor and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Creditors and that the undertaking of the Banks to make the Loans to the Company shall not inure to the benefit of any successor or assign of the Company.

     12.08 Interest. No provision of this Agreement or of the Notes, any Security Document or any other instrument is intended or shall be construed to require or permit the payment or collection of interest at a rate that exceeds the Highest Lawful Rate (and, to the extent that the Highest Lawful Rate is at any time determined by Texas law, such rate shall be the "indicated rate ceiling" described in Section (a)(1) of
Article 1.04 of Chapter 1, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended; provided, however, to the extent permitted by such Article, the Banks from time to time by notice through the Agent to the Company may revise the aforesaid election of such interest rate ceiling as such ceiling affects the then current or future balances of the Borrowings outstanding under the Notes). Accordingly, if the maturity of the Notes is accelerated for any reason, or in the event of voluntary prepayment of all or any portion of the Notes by the Company, or in any other event, earned interest for any Bank on each Borrowing may never exceed the Highest Lawful Rate, computed from the Borrowing Date of each such Borrowing until payment, and any unearned interest otherwise payable under any Note which is in excess of the Highest Lawful Rate shall be canceled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, at the option of the holder of such Note, be either refunded to the Company or credited on the principal of such Note. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Banks shall, to the maximum extent permitted by applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, and (b) amortize, prorate, allocate and spread, in equal parts during the period of the full stated term of the borrowing in question, all interest at any time contracted for, charged, received or reserved in connection with such Borrowing.

     12.09 Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the Notes, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

     12.10 Severability. Should any clause, sentence, paragraph, subsection or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

     12.11 Descriptive Headings. The section headings in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

     12.12 Counterparts. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts. When counterparts executed by all the parties shall have been delivered to the Agent, this Agreement shall become effective, and at such time the Agent shall notify the Company and each Creditor. Each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

     12.13 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE INTERPRETED AND GOVERNED BY, AND THE RIGHTS, OBLIGATIONS AND LIABILITIES OF THE PARTIES HERETO AND THERETO SHALL BE DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW. Without limitation of the foregoing, nothing in this Agreement or in the Notes shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the rate of interest which such Bank may contract for, take, reserve, receive or charge in respect of any borrowing. Chapter 15, Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended (relating to revolving loan and revolving triparty accounts), shall not apply to this Agreement or the Notes hereunder or the transactions contemplated hereby.

          THIS WRITTEN "LOAN AGREEMENT" (AS DEFINED IN SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AS IN EFFECT ON THE EFFECTIVE DATE AND AS THE SAME MAY THEREAFTER BE AMENDED AT ANY TIME AND FROM TIME TO
TIME), TOGETHER WITH THE NOTES AND THE SECURITY DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE COMPANY, THE BANKS AND THE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SAID PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SAID PARTIES.

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


                              PETROLEUM HELICOPTERS, INC.



                              By:
                              Name:
                              Title:


                              NATIONSBANK OF TEXAS, N.A.,
                              individually and as Agent



                              By:
                              Name:
                              Title:


                              WHITNEY NATIONAL BANK



                              By:
                              Name:
                              Title:


                              FIRST NATIONAL BANK OF COMMERCE



                              By:
                              Name:
                              Title:




                                  EXHIBIT A-2


                          PETROLEUM HELICOPTERS, INC.

                             Revolving Credit Note
  $___________                                        March 31, 1997


            FOR VALUE RECEIVED, the undersigned, Petroleum
  Helicopters, Inc., a Louisiana corporation (successor by merger to Petroleum Helicopters, Inc., a Delaware corporation) (herein called the "Company"), hereby promises to pay to the order of
  ________________ (herein called the "Bank") in lawful money of the United States of America on or before the Termination Date unless the maturity is earlier accelerated, the principal sum of
  ____________ and _____/100 Dollars ($      ) or, if less, the aggregate
  unpaid principal amount of all Revolving Credit Loans made by the Bank to the Company and outstanding on the Termination Date, at such times and upon the terms set forth in that certain Amended and Restated Loan Agreement dated as of March 31, 1997 (as the same heretofore has been amended and as the same hereafter from time to time may be supplemented, amended, restated, extended or otherwise modified, the "Amended and Restated Loan Agreement") among the Company, the Bank, the other Banks and NationsBank of Texas, N.A., as Agent thereunder. The Company also agrees to pay interest on the unpaid principal balance of this note from the date hereof until maturity, whether by acceleration or otherwise, payable on each Interest Payment Date during such period and at maturity, at the rate or rates per annum provided for in the Amended and Restated Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Amended and Restated Loan Agreement.

            If any payment or prepayment of principal or interest on this note shall become due on a day that is not a Business Day, such payment or prepayment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest in connection with such payment or prepayment provided, however, if such extension would cause payment of interest on or principal of LIBOR Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            All past due principal and interest on this note shall bear interest at a rate equal to the lesser of (i) the Prime Rate plus 3% per annum or (ii) the Highest Lawful Rate.

            Payments of both principal and interest are to be made in immediately available funds at the Office of the Agent or such other place as the Agent shall designate in writing to the Company.

            This note is one of the Notes provided for in, and is entitled to the benefits of, the Amended and Restated Loan Agreement which Amended and Restated Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified and to the effect that no provision of the Amended and Restated Loan Agreement, the Security Documents or this note shall be construed to require or permit the payment or collection of interest at a rate that exceeds the Highest Lawful Rate.
  This note is secured by and entitled to the benefits of the Security Documents.

            [Furthermore, this note does not effect a novation but is given, to the fullest extent applicable, in modification, renewal, extension, rearrangement and replacement of [$_______________] of the aggregate principal amount of that certain Revolving Credit and Term Note dated August 13, 1996, in the principal face amount of $_____________, executed by the Company, payable to the order of the Bank (the "1996 Note"), which 1996 Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by both (i) that certain Capital Loan Note dated as of October 31, 1995, in the principal face amount of $___________, executed by the Company, payable to the order of the Bank (the "1995 Capital Loan Note"), which 1995 Capital Loan Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by that certain Capital Loan Note of the Company dated as of October 31, 1994 (the "1994 Capital Loan Note"), which 1994 Capital Loan Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by that certain Capital Loan Note of the Company dated as of July 9, 1993 (the "1993 Capital Loan Note"), which 1993 Capital Loan Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by that certain Term Note of the Company dated October 29, 1991 (the "1991 Term Note"), which 1991 Term Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by certain Term Notes of the Company dated as of December 28, 1990 (the "1990 Term Notes"), which 1990 Term Notes modified, renewed, extended, rearranged and replaced certain indebtedness originally evidenced by certain Term Notes of the Company dated as of April 22, 1986 (the 1986 Term Notes ), and (ii) that certain Revolving Credit Note dated as of October 31, 1995 in the principal face amount of $_______________, executed by the Company, payable to the order of the Bank (the "October 1995 Note"), which October 1995 Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by that certain Revolving Credit Note dated as of October 31, 1994 (the "October 1994 Note"), which October 1994 Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by that certain Revolving Credit Note dated as of October 31, 1993 (the "October 1993 Note"), which October 1993 Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by that certain Revolving Credit Note dated as of July 9, 1993 (the "July 1993 Note"), which July 1993 Note modified, renewed, extended, rearranged and replaced certain indebtedness originally evidenced by certain Revolving Credit Notes of the Company dated as of April 22, 1986 (the "1986 Notes"), and delivered pursuant to that certain Loan Agreement originally dated as of January 31, 1986, as amended and restated in its entirety as of August 1, 1988, amended and restated in its entirety as of December 28, 1990, amended and restated in its entirety as of July 9, 1993, amended and restated in its entirety as of August 13, 1996 and amended as of January 1, 1997, of which said Loan Agreement the Amended and Restated Loan Agreement is an amendment and restatement in its entirety. All liens and security interests securing payment of the 1996 Note (including, without limitation, those securing payment of the 1995 Capital Loan Note, the 1994 Capital Loan Note, the 1993 Capital Loan Note, the 1991 Term Note, the 1990 Term Notes, the 1986 Term Notes, the October 1995 Note, the October 1994 Note, the October 1993 Note, the July 1993 Note, and the 1986 Notes) are hereby collectively renewed, extended, rearranged, ratified and brought forward as security for the payment and performance of this note. The Company hereby agrees that this modification, renewal, extension, rearrangement, and replacement shall in no manner affect, release, cancel, terminate, extinguish or otherwise impair the liens and security interests securing payment of the 1996 Note and that said liens and security interests shall not in any manner be waived. - To be included in NationsBank of Texas, N.A. s and Whitney National Bank s Revolving Credit Notes]

            [Furthermore, this note does not effect a novation but is given, to the fullest extent applicable, in modification, renewal, extension, rearrangement and replacement of [$_______________] of the aggregate principal amount of those certain Revolving Credit and Term Notes dated August 13, 1996, in the principal face amounts of $_____________, _____________ and______________, respectively, executed by the
  Company, payable to the order of the Bank, NationsBank of Texas, N.A. and Whitney National Bank, respectively (the "1996 Notes"), which 1996 Notes modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by both
  (i) those certain Capital Loan Notes dated as of October 31, 1995, in the principal face amounts of $___________, ________________ and _____________, respectively, executed by the Company, payable to the order of the Bank, NationsBank of Texas, N.A. and Whitney National Bank, respectively (the "1995 Capital Loan Notes"), which 1995 Capital Loan Notes modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by those certain Capital Loan Notes of the Company dated as of October 31, 1994 (the "1994 Capital Loan Notes"), which 1994 Capital Loan Notes modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by those certain Capital Loan Notes of the Company dated as of July 9, 1993 (the "1993 Capital Loan Notes"), which 1993 Capital Loan Notes modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by those certain Term Notes of the Company dated October 29, 1991 (the "1991 Term Notes"), which 1991 Term Notes modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by certain Term Notes of the Company dated as of December 28, 1990 (the "1990 Term Notes"), which 1990 Term Notes modified, renewed, extended, rearranged and replaced certain indebtedness originally evidenced by certain Term Notes of the Company dated as of April 22, 1986 (the 1986 Term Notes ), and (ii) those certain Revolving Credit Notes dated as of October 31, 1995 in the principal face amounts of $_______________, _____________________ and ___________________, respectively, executed by the Company, payable to the order of the Bank, Nationsbank of Texas, N.A. and Whitney National Bank, respectively (the "October 1995 Notes"), which October 1995 Notes modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by those certain Revolving Credit Notes dated as of October 31, 1994 (the "October 1994 Notes"), which October 1994 Notes modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by those certain Revolving Credit Notes dated as of October 31, 1993 (the "October 1993 Notes"), which October 1993 Notes modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by those certain Revolving Credit Notes dated as of July 9, 1993 (the "July 1993 Notes"), which July 1993 Notes modified, renewed, extended, rearranged and replaced certain indebtedness originally evidenced by certain Revolving Credit Notes of the Company dated as of April 22, 1986 (the "1986 Notes"), and delivered pursuant to that certain Loan Agreement originally dated as of January 31, 1986, as amended and restated in its entirety as of August 1, 1988, amended and restated in its entirety as of December 28, 1990, amended and restated in its entirety as of July 9, 1993, amended and restated in its entirety as of August 13, 1996 and amended as of January 1, 1997, of which said Loan Agreement the Amended and Restated Loan Agreement is an amendment and restatement in its entirety. All liens and security interests securing payment of the 1996 Notes (including, without limitation, those securing payment of the 1995 Capital Loan Notes, the 1994 Capital Loan Notes, the 1993 Capital Loan Notes, the 1991 Term Notes, the 1990 Term Notes, the 1986 Term Notes, the October 1995 Notes, the October 1994 Notes, the October 1993 Notes, the July 1993 Notes, and the 1986 Notes) are hereby collectively renewed, extended, rearranged, ratified and brought forward as security for the payment and performance of this note. The Company hereby agrees that this modification, renewal, extension, rearrangement, and replacement shall in no manner affect, release, cancel, terminate, extinguish or otherwise impair the liens and security interests securing payment of the 1996 Notes and that said liens and security interests shall not in any manner be waived. - To be included in FNBC s Revolving Credit Note only]

            The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of intent to accelerate, notice of acceleration and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon, in whole or in part, with or without notice, before or after maturity.

               THIS NOTE SHALL BE INTERPRETED AND GOVERNED BY, AND THE RIGHTS, OBLIGATIONS AND LIABILITIES OF THE PARTIES HERETO
  SHALL BE DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE
  OF TEXAS AND APPLICABLE FEDERAL LAW.


                                          PETROLEUM HELICOPTERS, INC.


                                          By:________________________
                                          Name:______________________
                                          Title:_____________________


                                  EXHIBIT A-1


                          PETROLEUM HELICOPTERS, INC.

                                   Term Note
  $  __________                                      March 31, 1997


            FOR VALUE RECEIVED, the undersigned, Petroleum Helicopters, Inc., a Louisiana corporation (successor by merger to Petroleum Helicopters, Inc., a Delaware corporation) (herein called the "Company"), hereby promises to pay to the order of __________________________________________________
  (herein called the "Bank") in lawful money of the United
  States of America on or before the Termination Date unless the maturity is earlier accelerated, the principal sum of _________ and ____/100 Dollars ($ ___________). The principal of this note shall be due and payable in quarterly installments each in an amount equal to (i) for all quarterly installments prior to the Termination Date, [$_______________] and (ii) for the quarterly installment due on the Termination Date, [$_______________], which quarterly payments shall be payable on the last day of each January, April, July and October of each year commencing April 30, 1997 and ending on the first such date on which the aggregate unpaid principal amount of this note shall be paid in full by reason of quarterly payments as aforesaid and any prepayments made pursuant to the Amended and Restated Loan Agreement (as defined below) or otherwise (but in any event no later than the Termination
  Date). The Company also agrees to pay interest on the unpaid principal balance of this note from the date hereof until maturity, whether by acceleration or otherwise, payable on each Interest Payment Date during such period and at maturity, at the rate or rates per annum provided for in that certain Amended and Restated Loan Agreement dated as of March 31, 1997 (as the same heretofore has been amended and as the same hereafter from time to time may be supplemented, amended, restated, extended or otherwise modified, the "Amended and Restated Loan Agreement") among the Company, the Bank, the other Banks and NationsBank of Texas, N.A., as Agent thereunder. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Amended and Restated Loan Agreement.

            If any payment or prepayment of principal or interest on this note shall become due on a day that is not a Business Day, such payment or prepayment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest in connection with such payment or prepayment provided, however, if such extension would cause payment of interest on or principal of LIBOR Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            All past due principal and interest on this note shall bear interest at a rate equal to the lesser of (i) the Prime Rate plus 3% per annum or (ii) the Highest Lawful Rate.

            Payments of both principal and interest are to be made in immediately available funds at the Office of the Agent or such other place as the Agent shall designate in writing to the Company.

            This note is one of the Notes provided for in, and is entitled to the benefits of, the Amended and Restated Loan Agreement which Amended and Restated Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified and to the effect that no provision of the Amended and Restated Loan Agreement, the Security Documents or this note shall be construed to require or permit the payment or collection of interest at a rate that exceeds the Highest Lawful Rate. This note is secured by and entitled to the benefits of the Security Documents.

            Furthermore, this note does not effect a novation but is given, to the fullest extent applicable, in modification, renewal, extension, rearrangement and replacement of [$_______________] of the aggregate principal amount of that certain Revolving Credit and Term Note dated August 13, 1996, in the principal face amount of $_____________, executed by the Company, payable to the order of the Bank (the "1996 Note"), which 1996 Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by both (i) that certain Capital Loan Note dated as of October 31, 1995, in the principal face amount of $___________, executed by the Company, payable to the order of the Bank (the "1995 Capital Loan Note"), which 1995 Capital Loan Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by that certain Capital Loan Note of the Company dated as of October 31, 1994 (the "1994 Capital Loan Note"), which 1994 Capital Loan Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by that certain Capital Loan Note of the Company dated as of July 9, 1993 (the "1993 Capital Loan Note"), which 1993 Capital Loan Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by that certain Term Note of the Company dated October 29, 1991 (the "1991 Term Note"), which 1991 Term Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by certain Term Notes of the Company dated as of December 28, 1990 (the "1990 Term Notes"), which 1990 Term Notes modified, renewed, extended, rearranged and replaced certain indebtedness originally evidenced by certain Term Notes of the Company dated as of April 22, 1986 (the
   1986 Term Notes ), and (ii) that certain Revolving Credit Note dated as of October 31, 1995 in the principal face amount of $_______________, executed by the Company, payable to the order of the Bank (the "October 1995 Note"), which October 1995 Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by that certain Revolving Credit Note dated as of October 31, 1994 (the "October 1994 Note"), which October 1994 Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by that certain Revolving Credit Note dated as of October 31, 1993 (the "October 1993 Note"), which October 1993 Note modified, renewed, extended, rearranged and replaced certain indebtedness evidenced by that certain Revolving Credit Note dated as of July 9, 1993 (the "July 1993 Note"), which July 1993 Note modified, renewed, extended, rearranged and replaced certain indebtedness originally evidenced by certain Revolving Credit Notes of the Company dated as of April 22, 1986 (the "1986 Notes"), and delivered pursuant to that certain Loan Agreement originally dated as of January 31, 1986, as amended and restated in its entirety as of August 1, 1988, amended and restated in its entirety as of December 28, 1990, amended and restated in its entirety as of July 9, 1993, amended and restated in its entirety as of August 13, 1996 and amended as of January 1, 1997, of which said Loan Agreement the Amended and Restated Loan Agreement is an amendment and restatement in its entirety. All liens and security interests securing payment of the 1996 Note (including, without limitation, those securing payment of the 1995 Capital Loan Note, the 1994 Capital Loan Note, the 1993 Capital Loan Note, the 1991 Term Note, the 1990 Term Notes, the 1986 Term Notes, the October 1995 Note, the October 1994 Note, the October 1993 Note, the July 1993 Note, and the 1986 Notes) are hereby collectively renewed, extended, rearranged, ratified and brought forward as security for the payment and performance of this note. The Company hereby agrees that this modification, renewal, extension, rearrangement, and replacement shall in no manner affect, release, cancel, terminate, extinguish or otherwise impair the liens and security interests securing payment of the 1996 Note and that said liens and security interests shall not in any manner be waived.

            The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of intent to accelerate, notice of acceleration and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon, in whole or in part, with or without notice, before or after maturity.

            THIS NOTE SHALL BE INTERPRETED AND GOVERNED BY, AND
  THE RIGHTS, OBLIGATIONS AND LIABILITIES OF THE PARTIES HERETO
  SHALL BE DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE
  OF TEXAS AND APPLICABLE FEDERAL LAW.


                                          PETROLEUM HELICOPTERS, INC.


                                          By:_______________________
                                          Name:_____________________
                                          Title:____________________



                         EXHIBIT E
   OFFICER'S CERTIFICATE AS TO RELEASE OF COLLATERAL

The undersigned [Carroll W. Suggs or John H. Untereker] the [Chairman of the Board or the Treasurer, respectively] of Petroleum Helicopters, Inc., a Lousiana corporation (the "Company"), on my behalf and on behalf of the Company, hereby certifies as to the matters set forth in the numbered paragraphs below. The capitalized terms used and not defined herein are used with the same meaning assigned thereto in that certain Amended and Restated Loan Agreement among the Company and NationsBank of Texas, N.A., individually and as agent, Whitney National Bank, and First National Bank of Commerce dated as of March 31, 1997 (the "Loan Agreement").

1. The Company is currently and will be, immediately after giving effect to Amendment No. ____ dated ________, ____, to the Louisiana Security Agreement (the "Amendment"), in full compliance with all of the provisions of the Loan Agreement.

2. The helicopters to be released consist of one or more complete helicopters or other Aviation Units.

3. The portion of the Aircraft remaining subject to the Security Interest consists of complete helicopters or other Aviation Units in the operating condition required by Section 7.09 of the Loan Agreement to be maintained by the Company.

4. The Company has satisfied, or promptly hereafter will satisfy, the requirements of the proviso of Subsection 9.05(b) of the Loan Agreement.

5. There are no more than three (3) Aircraft that are the subject of releases from the Security Interest with respect to which all the requirements set forth in Subsection 9.05(b), including those with respect to the Aviation Units to be subjected to the Security Interest in place thereof, have not been satisfied.

6. There is currently no Default or Event of Default under the Loan Agreement, no such Default or Event of Default is imminent and no such Default or Event of default will be precipitated or continued by the transactions contemplated herein. The Company is currently, and immediately after giving effect to the Amendment will be, in full compliance with each of the Security Documents.

               IN TESTIMONY WHEREOF, I hereunto set over my hand and affix the corporate seal of the Company on this ___ day of _____________, ____.

                                         ________________________________
                                         [Carroll W. Suggs or John H. Untereker]
                                         [Chairman of the Board or Treasurer,
                                         respectively]


                                SCHEDULE II

                   LIENS OF THE COMPANY AND SUBSIDIARIES






LIENHOLDER/LENDER                          NATURE OF COLLATERAL

debis Financial Services, Inc.         A Purchase Money Security Interest
                                       in Three (3) BK-117 Aircraft not
                                       constituting a portion of the Aircraft

                               SCHEDULE III

               INDEBTEDNESS OF THE COMPANY AND SUBSIDIARIES






LIENHOLDER/LENDER                          NATURE OF INDEBTEDNESS

debis Financial Services, Inc.           $9,300,000.00, 7% fixed rate,
                                         10-year installment financing on
                                         or about June 4, 1993, secured by
                                         the Purchase Money Security Interest
                                         described on Schedule II, as of
                                         March 31, 1997, approximately
                                         $6,530,011.00 was outstanding.


                                   EXHIBIT C

                         BORROWING BASE CERTIFICATE


  The undersigned [Carroll W. Suggs or John H. Untereker] the [Chairman of the Board or the Treasurer, respectively] of Petroleum Helicopters, Inc., a Louisiana corporation
  (the "Company"), on my behalf and on behalf of the Company, hereby certifies as to the matters set forth in the numbered paragraphs below. The capitalized terms used and not defined herein are used with the same meaning assigned thereto in that certain Amended and Restated Loan Agreement among the Company and NationsBank of Texas, N.A., individually and as agent, Whitney National Bank, and First National Bank of Commerce dated as of March 31, 1997.

  1. As of the date hereof, the Borrowing Base is [$___________], which consists of (a) (i) 80% of Eligible Receivables ([$___________]), as more fully set forth on Annex 1 attached hereto and made a part hereof, (ii) 50% of the Appraised Value of the Aircraft ([$___________]), as more fully set forth on Annex 2 attached hereto and made a part hereof, (iii) the Value of Pledged Securities ([$___________]), as more fully set forth on Annex 3 attached hereto and made a part hereof, and (iv) 50% of the value of Eligible Parts (valued at the lower of cost or market) as more fully set forth on Annex 4 attached hereto and made a part hereof, in which each of the Creditors has a valid, equal and ratable first priority Security Interest, pursuant to the Security Documents, minus (b) the aggregate principal amount of the Term Loans.

  2. [After giving effect to the Borrowing contemplated in the Notice of Borrowing dated [_______________], the] The aggregate principal amount of the Revolving Credit Loans and the aggregate amount of Permitted Letter of Credit Amounts does not [will not] exceed the lesser of (i) $40,000,000 and (ii) the Borrowing Base.

            IN TESTIMONY WHEREOF, I hereunto set over my hand and affix the corporate seal of the Company on this ___ day of _____________, ____.



                                _______________________________________
                                [Carroll W. Suggs or John H. Untereker]
                                [Chairman of the Board or Treasurer,
                                respectively]



                                 EXHIBIT B

                               SUBSIDIARIES


                                                                      # of
                                                            % of      Shares
                                                         Outstanding  Subject
                                                           Shares       to
                           Class of Number of  Number of    Owned    Outstand
                   Juris-  Capital  Shares of  Shares of  Directly or  ing
                 diction of Stock   Each Class Each Class Indirectly  Options
   Name of         Incor    Author- Author-      Out-      by The     Warrants
  Subsidiary     -poration   ized    ized      standing    Company    Etc.

International
 Helicopter
 Transport, Inc.  Louisiana  Common    20,000      100        All       None

Evangeline
 Airmotive, Inc.  Louisiana  Common       100      100        All       None

Petroleum
 Helicopters
 De Bolivia, Inc. Delaware   Common       100      100        All       None

Heli-Tours, Inc.  Louisiana  Common     1,000      100        All       None

Acadian Composites,
 Inc.             Louisiana  Common     1,000    1,000        All       None



                                EXHIBIT D-1

                  [LETTERHEAD OF CORRERO FISHMAN HAYGOOD
                 PHELPS WEISS WALMSLEY & CASTEIX, L.L.P.]

                             April [   ], 1997



NationsBank of Texas, N.A.,                   Whitney National Bank
individually and as agent                     228 St. Charles Avenue
901 Main Street, Suite 6700                   New Orleans, Louisiana 70130
Dallas, Texas  75202

First National Bank of Commerce
201 St. Charles Avenue, 28th Floor
New Orleans, Louisiana 70170

RE: Amended and Restated Loan Agreement, dated as of March 31, 1997 (the Amended Loan Agreement ), among Petroleum Helicopters, Inc. (the Company ), being the successor by merger to Petroleum Helicopters, Inc., a Delaware corporation ( PHI-Delaware ), NationsBank of Texas, N.A. ( NationsBank ), Whitney National Bank ( Whitney ), First National Bank of Commerce ( FNBC ) (NationsBank, Whitney and FNBC are collectively referred to as the Banks ) and NationsBank as agent, being an amendment and restatement in its entirety of that certain Loan Agreement, originally dated as of January 31, 1986 (the Original Agreement )

Gentlemen:

     This opinion is rendered pursuant to Section 6.01(a) of the Amended Loan Agreement and Section 4.2(a) of that certain Master Agreement dated as of March 31, 1997 between NationsBank of Texas, N.A. (the Initial Swap Provider ) and the Company, together with all schedules thereto (the Swap Agreement ).

     For purposes of this opinion, we have reviewed each of the following (collectively, the Examined Documents ): (i) an executed original of the Amended Loan Agreement; (ii) executed originals of that certain $15,000,000 Term Note payable to the order of NationsBank, that certain $15,000,000 Term Note payable to the order of Whitney, that certain $10,000,000 Term Note payable to the order of FNBC, that certain $15,000,000 Revolving Credit Note payable to the order of NationsBank, that certain $15,000,000 Revolving Credit Note payable to the order of Whitney and that certain $10,000,000 Revolving Credit Note payable to the order of FNBC, each dated March 31, 1997 (the 1997 Notes ); (iii) an executed original of the Amended and Restated Security Agreement by the Company to NationsBank, as agent for the Banks, the Initial Swap Provider, and any other Swap Providers (as defined in the Amended Loan Agreement) (the Amended and Restated Security Agreement ); (iv) a photocopy of that certain Agreement dated as of March 31, 1997 among the Initial Swap Provider, the Banks and NationsBank as agent for the Banks; (v) a photocopy of that certain Security Agreement, dated as of September 25, 1990, made by PHI-Delaware to NCNB Texas National Bank, as agent (the Original Louisiana Security Agreement ), that certain First Amendment to Security Agreement, dated December 28, 1990, by PHI-Delaware, Whitney, FNBC and NCNB Texas National Bank, individually and as agent (the First Amendment ), that certain Amendment No. 4 to Security Agreement, dated July 15, 1991 by PHI-Delaware, Whitney, FNBC and NCNB Texas National Bank, individually and as agent (the
 Fourth Amendment ), and that certain Amendment No. 16 to Security Agreement, dated July 22, 1993 by PHI-Delaware, Whitney, FNBC and NationsBank, individually and as agent (the Sixteenth Amendment );
(vi) a photocopy of the file-stamped Louisiana UCC-1 Financing Statement executed by PHI-Delaware in connection with the Original Louisiana Security Agreement and filed on October 3, 1990 in Jefferson Parish, Louisiana, under file number 26-163010 (the
 Jefferson UCC-1"), a photocopy of the file-stamped Louisiana UCC-3 Statements of Continuation, Release, Assignment, etc. executed by NationsBank as agent and PHI-Delaware in connection with the First Amendment and filed December 21, 1990 in Jefferson Parish, Louisiana, under file no. 26-164815 and a photocopy of the file-stamped Louisiana UCC-3 Statements of Continuation, Release, Assignment, etc. executed by NationsBank as agent, and filed on September 11, 1995 in Jefferson Parish, Louisiana, under file no. 26-201769 continuing the Jefferson UCC-1; (vii) a photocopy of the file-stamped Louisiana UCC-1 Financing Statement executed by PHI-Delaware in connection with the Original Louisiana Security Agreement and filed on October 28, 1994 in Orleans Parish, Louisiana, under file no. 36-88428 (the Orleans UCC-1"); (viii) a photocopy of the file-stamped Louisiana UCC-3 Statements of Continuation, Release, Assignment, etc. executed by the Company and NationsBank, as agent in connection with the Amended and Restated Security Agreement filed on April 15, 1997 in Jefferson Parish, Louisiana, under file no. 26214174; (ix) a photocopy of the file-stamped Louisiana UCC-3 Statements of Continuation, Release, Assignment, etc. executed by the Company and NationsBank, as agent in connection with the Amended and Restated Security Agreement and filed on April 15, 1997 in Orleans Parish, Louisiana, under file no. 36-116707; (x) those certain UCC, state and federal lien searches of the records of Jefferson and Orleans Parish, Louisiana dated February 18, 1997; (xi) an executed original of the Swap Agreement; and (xii) such other documents, instruments and corporate records as we have deemed necessary or appropriate, subject to the limitations hereof with respect to the scope of our investigation in cases in which opinions are based on our current actual knowledge.

     For the purposes of this opinion, the First Amendment, Fourth Amendment and Sixteenth Amendment and the amendments to the Original Louisiana Security Agreement dated February 13, 1991, February 25, 1991, October 29, 1991, October 29, 1991, November 18, 1991, December 20, 1991, January 23, 1992, February 7, 1992, March 27, 1992, June 9, 1992, July 20, 1992, February 18, 1993, March 1,
1993, October 19, 1993, November 23, 1993, December 8, 1993,
January 12, 1994, February 25, 1994, March 18, 1994, March 23,
1994, March 31, 1994, April 8, 1994, April 21, 1994, August 12,
1994, September 12, 1994, October 20, 1994, December 29, 1994, June
14, 1995, July 27, 1995, September 19, 1995, October 25, 1995,
November 15, 1995, November 15, 1995, November 20, 1995, December 27, 1995, December 29, 1995, December 29, 1995, January 8, 1996,
February 29, 1996, March 8, 1996, April 10, 1996, May 1, 1996, June
4, 1996, June 14, 1996, June 24, 1996, July 16, 1996, August 12,
1996, August 27, 1996, September 23, 1996, October 29, 1996 and
March 6, 1997 are defined as the Security Agreement Amendments. The Original Louisiana Security Agreement, as amended by the Security Agreement Amendments, is the Security Agreement.

     As to any facts material to our opinion, we have relied upon factual representations made in or pursuant to the Amended Loan Agreement and the documents referred to therein by the various parties thereto. We have also reviewed and relied on (i) that
certain Officers  Certificate dated April [   ], 1997, executed by
John H. Untereker, Vice President and Chief Financial Officer of the Company, a copy of which is attached hereto as Exhibit A and
(ii) that certain Certificate of Corporate Officers dated April [ ], 1997, executed by John H. Untereker, Vice President, and Robert
D. Cummiskey, Jr., Secretary of the Company, a copy of which is attached hereto as Exhibit B (collectively, the Officers Certificates ). We have additionally relied upon such other documents, certificates, instruments, corporate records and reports of Company officers, public officials and others, as to factual matters, to the extent that we deemed reasonable, subject to the limitations hereof with respect to the scope of our investigation in cases in which opinions are based on our current actual knowledge.

     In our examination of the foregoing, we have assumed that the parties signing all documents, other than the Company, have been properly authorized to do so; the authenticity of all documents submitted as copies thereof, that the only currently effective amendment forming part of the Original Agreement as of the date hereof is the Amended Loan Agreement (this firm has no knowledge of any other amendments); and that the only amendments forming part of the Original Louisiana Security Agreement as of the date hereof are the Security Agreement Amendments (this firm has no knowledge of any other amendments).

     For all purposes of this opinion, we have also assumed the validity and enforceability of the Amended Loan Agreement, the Original Agreement and the 1997 Notes (specifically including without limitation the Texas usury provisions) under the laws of the State of Texas.

     Unless otherwise provided, capitalized terms that are used but are not defined in this opinion are used herein with the same definitions assigned to them in the Amended Loan Agreement. Based on the foregoing and limited by the matters specified below, we are of the opinion that:

     1. The Company is a corporation duly organized and existing in good standing under the laws of the State of Louisiana and has the power and authority to conduct its business as presently conducted. Our opinions set out above are limited by the fact that our knowledge of the Company s present business is limited to our current actual knowledge.

     2. The Amended Loan Agreement, the Amended and Restated Security Agreement, the Swap Agreement and the 1997 Notes have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company. The Amended and Restated Security Agreement constitutes a legal, valid and binding obligation of the Company. If, notwithstanding the choice of law provision of the Amended Loan Agreement, the Swap Agreement and the 1997 Notes, Louisiana law were to apply to the Amended Loan Agreement, the Swap Agreement and the 1997 Notes, the Amended Loan Agreement, the Swap Agreement and the 1997 Notes would constitute legal, valid and binding obligations of the Company.

     3. The Amended and Restated Security Agreement continues in the case of the Collateral (as defined in the Amended and Restated Security Agreement) that is subject to the Security Agreement or creates in the case of all other Collateral, as the case may be, a valid security interest (the Security Interest ). Based upon our examination of the Examined Documents and assuming that the financing statement changes reflecting the additions of collateral pursuant to the Security Agreement Amendments (other than the First Amendment, Fourth Amendment and Sixteenth Amendment) were filed in accordance with Article 9 of the Louisiana Commercial Laws ( LCL ), the Security Interest is perfected. In rendering the foregoing opinion, we express no opinion as to which portion of the Collateral described in the Amended and Restated Security Agreement was previously subject to the Security Agreement. The 1997 Notes and the Swap Agreement are entitled to the benefits and security provided by the Amended and Restated Security Agreement.

     4. Subject to the last two sentences of this paragraph, no consent, approval or authorization of any person and no registration with or notice to any governmental or public authority or agency is required in connection with the offer, issue, or delivery of the 1997 Notes or the performance of the Amended Loan Agreement, the Amended and Restated Security Agreement and the Swap Agreement, in all cases excepting such actions as are specified in SS 5.13 and 5.15 of the Amended Loan Agreement and excepting such approvals or other actions as are needed as to those Accounts (as defined in the Amended and Restated Security Agreement) or Receivables that are payable by the United States of America or any agency or department thereof. Any opinion expressed above that all actions that relate to (i) the aircraft described in Schedule III to the Amended and Restated Security Agreement or (ii) any aircraft engine described in the Amended and Restated Security Agreement have been duly taken, is based with respect to all factual and legal matters (other than matters of Louisiana law to the extent that it is applicable), solely on our assumption that no further action is required under the Federal Aviation Act or any other rules, regulations, or orders of the Federal Aviation Administration or related laws, rules, regulations, and orders to perfect or create, or to maintain the perfection of the liens and security interests created by or continued pursuant to the Amended and Restated Security Agreement in any of such Collateral and that all such necessary or appropriate actions have been taken. Our other opinions expressed in this Paragraph 4 are based with respect to all factual matters solely on our current actual knowledge and on matters set out in the Officers Certificates.

     5. Based solely on our current actual knowledge and on the matters set out in the Officers Certificates, neither (i) the offer, issuance, or delivery of the 1997 Notes, nor (ii) the performance of the Amended Loan Agreement, the Amended and Restated Security Agreement and the Swap Agreement will conflict with or result in a breach of the terms, conditions or provisions of any evidence of Indebtedness, agreement or instrument to which the Company is a party or under which it is obligated, including, without limitation any indenture, mortgage, deed of trust, lease, credit agreement or franchise, or will constitute a default under any of the foregoing or will result in the creation or imposition of any Lien of any material nature upon any of the Company s properties or assets under the terms of any such evidence of Indebtedness, agreement or instrument (except security interests previously created by the Security Documents and any security interests previously created in favor of the Agent or its predecessor in interest for the benefit of the Banks or their predecessors in interest in connection with the Amended Loan Agreement or any of the indebtedness governed thereby).

     6. No documentary stamp or other issuance or transfer Taxes for which the Company is responsible under S 7.06(f) of the Amended Loan Agreement are payable under Louisiana or federal law in respect of or by reason of the offer, issuance, or delivery of the 1997 Notes.

     7. The performance of the 1997 Notes, the Amended Loan Agreement, the Amended and Restated Security Agreement and the Swap Agreement will not conflict with or result in a breach of the terms, conditions, or provisions of the charter or by-laws of the Company.

     The opinions expressed herein are subject to the following additional assumptions, exceptions, qualifications and limitations:

     A. The enforceability of the Amended Loan Agreement, the 1997 Notes, the Amended and Restated Security Agreement and the Swap Agreement is subject to the effect of bankruptcy, insolvency, reorganization, moratorium, respite, litigious rights and similar laws affecting creditors rights generally or the collection of debtors obligations generally; fraudulent conveyance or fraudulent transfer laws; and, matters affecting the availability of certain equitable remedies, regardless of whether enforcement is sought in a proceeding at equity or at law, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

     B. We express no opinion with respect to any of the following matters:

     1. the validity or enforceability of any provision (including without limitation Sections 10.05(a) and 12.05(b)) of the Amended Loan Agreement, the Amended and Restated Security Agreement, the Swap Agreement or the 1997 Notes that purports to allow the collection of any attorneys fees in excess of reasonable fees;

     2. the enforceability in all circumstances of any no waiver provisions, or the enforceability of any provision that prohibits the amendment of a document or documents except in writing, or prohibits the introduction of oral evidence as to the parties agreement;

     3. the validity or enforceability of (i) waivers of unknown rights, unknown claims or unknown defenses, (ii) the creation of a constructive trust as to any funds received by any person, or (iii) standards for commercial reasonableness to the extent such standards are manifestly unreasonable;

     4. the validity or enforceability of any provision which (i) permits the Agent or any Creditor to exercise remedies under any document without notice to the obligor thereunder, (ii) permits the Agent or any Bank to exercise any remedy granted under any document prior to occurrence of an event which constitutes a default under such document, (iii) purports to grant an irrevocable power of attorney or license, (iv) requires any party to indemnify another party for claims arising from the indemnified party s own negligence, or otherwise releases or limits the liability of a party for its intentional or gross fault or for causing physical injury to the other party, (v) provides that any party s determinations will be final and/or non-appealable, (vi) provides for the severability of any provision of any document to the extent that any such provision is material to the document in question,
(vii) expressly or by implication provides for liquidated damages or penalties or calculates the measure of damages of any party,
(viii) confers self-help (except to the extent exercised in conformity with Part 5 of Article 9 of the LCL) or equitable remedies with respect to corporeal moveable property, (ix) waives or releases in advance the legal rights of any party prior to the accrual or existence of such rights, (x) allows or authorizes the delay or omission of enforcement of any remedy, indemnity or consent judgement to the extent the delay or omission is contrary to the course of dealing or conduct established by the Agent, (xi) establishes non-culpability for actions taken by or on behalf of any party or any other person, (xii) restricts or prohibits the transfer of title to or further encumbrance of any property described in the Examined Documents and the Amended and Restated Security Agreement, other than with respect to the creation of an Event of Default, (xiii) defines rights relating to exculpation, subrogation (other than the waiver thereof), waiver or ratification of future acts, trespass, conversions, negligence or fraud, (xiv) establishes methods of appraisal or (xv) allows the Agent to take possession of any collateral, other than payments from the account debtors of the Company in accordance with the Amended and Restated Security Agreement and LCL, prior to valid foreclosure of the liens against such collateral or the taking of some action that is judicially deemed to be equivalent thereof;

     5.   with respect to the last sentence of Section 2.01(a) and
Section 2.02(a) of the Amended Loan Agreement, whether the Loans made under the Amended Loan Agreement will not effect a novation of the loans, made under the Original Agreement, as amended, to the extent of any increase in the amount of each Bank s obligations under the Commitments (as defined in the Prior Amended and Restated Loan Agreement), and to the extent that the terms of the Prior Amended and Restated Loan Agreement have been modified (but such possible novation will not render the Amended Loan Agreement or the 1997 Notes unenforceable);

     6.   the enforceability of Section 2.06 of the Amended Loan
Agreement, as it may be limited by Article 2924 of the Louisiana
Civil Code;

     7.   the enforceability of Section 2.09 of the Amended Loan
Agreement or of any other provision waiving any rights to set-off or to counterclaim;

     8. any provisions, including Section 10.05(a) of the Amended Loan Agreement, to the extent, if any, that they order the application of the proceeds of collateral in any other manner except as provided in La. R.S. S 10:9-504;

     9. the validity or enforceability of (i) any Examined Document other than the Amended Loan Agreement, the 1997 Notes, the Amended and Restated Security Agreement and the Swap Agreement, or
(ii) except with respect to the continuity of the security interest created by the Security Agreement addressed in paragraph 3 of our opinion, any documents or other writings incorporated by reference in or amended or modified by the Amended Loan Agreement, the 1997 Notes, the Amended and Restated Security Agreement and the Swap Agreement;

     10. the perfection of a security interest in collateral in which the perfection of a security interest is governed by Federal law;

     11. the perfection of a security interest in permits, copyrights, trademarks, trade names and other similar collateral;

     12.  the enforceability of any provision of the Examined
Documents upon a determination by any court or other tribunal that the Agent or the Banks failed to act reasonably, in good faith and in compliance with law;

     13. the enforceability of the choice of law provisions in the Amended Loan Agreement, the Swap Agreement and the 1997 Notes with respect to claims related to but arising outside of the Amended
Loan Agreement, the Swap Agreement or the 1997 Notes;

     14. with respect to the legality, validity, binding effect or enforceability of any provision of the Amended and Restated Security Agreement purporting to cover or affect, or grant a security interest in, any Collateral located outside the State of Louisiana, with respect to which Collateral the creation and or perfection of a security interest therein is governed by laws of jurisdictions other than the State of Louisiana;

     15. the priority of any security interest created by the Amended and Restated Security Agreement (except that the execution and delivery of the Amended and Restated Security Agreement will not result in a loss of the priority of the security interest created by the Security Agreement, whatever that priority may be);

     16. whether any of the representations and warranties given in the Examined Documents are true, correct and complete;

     17. whether any information delivered or otherwise disclosed to the Creditors in connection with the Examined Documents is true, correct and complete except as may be expressly covered by our opinions;

     18. whether any of the obligations, covenants or agreements contained in the Examined Documents have been or will be fulfilled, completed or performed; or

     19. the validity or enforceability of provisions of the 1997 Notes and the Amended Loan Agreement which make the Agent s calculation of interest or principal due conclusive absent its manifest error.

     C. Under certain circumstances described in Sections 9-301, 9-308 and 9-309 of the LCL, purchasers of Collateral may take free of a perfected security interest; and in the case of proceeds of the Collateral, continuation of perfection of the Agent s security interest therein is limited to the extent set forth in Section 9-306 of the LCL.

     D. We have not made an examination of title to any of the Collateral or the effect of failure or lack of title thereto on the validity, binding effect or enforceability of the security interests created by the Amended and Restated Security Agreement.

     E. We have assumed that NationsBank of Texas, N.A. is the duly authorized successor to NCNB Texas National Bank.

     F. We advise you that the rights of the Agent and/or the Creditors against any person responsible for paying proceeds attributable to any Event of Loss, theft or condemnation of any Collateral will be subject to any dealings by such person with the Company, or its successor in interest, until such person receives written notice from or on behalf of the Agent, the Creditors or the Company of the collateral assignment to Agent on behalf of the Creditors of the right to receive such proceeds (provided that the naming of Agent as loss payee under any policies of insurance covering the Aircraft and parts shall constitute sufficient notice of the right of the Agent, on behalf of the Creditors, to receive such proceeds).

     G. With respect to the opinions set out above that are based on our current actual knowledge, such knowledge consists only of the conscious awareness of information by the lawyers of this firm that have given substantive legal attention to the affairs of the Company, with such awareness having been gained solely in the course of the matters that this firm has been asked to handle on behalf of the Company. With your consent, we have performed no independent investigation of public records, Company records, or any other matter whatsoever. Our current actual knowledge is also limited by the fact that this firm commenced its representation of the Company with respect to corporate matters in June, 1994; that we did not represent the Company with respect to any significant legal matters prior to that date; and that this firm did not represent the Company as counsel with respect to the Original Agreement and the transactions contemplated therein until June, 1996.

     H. With respect to the opinions based on the Officers Certificates, we have, with your consent, relied entirely on and assumed the accuracy of the factual matters set out in the Officers Certificates without any investigation whatsoever. We have no current knowledge that the Officers Certificates are incomplete or inaccurate.

     I. We are qualified to practice law in the State of Louisiana, and this opinion is limited to the laws and jurisprudence of the State of Louisiana and to federal law (other than the Federal Aviation Act of 1958, regulations promulgated thereunder, and laws, rules, regulations, and orders of the Federal Aviation Administration), and we do not express any opinion herein concerning any other law or with respect to the Federal Aviation Act of 1958, regulations promulgated thereunder, and laws, rules, regulations, and orders of the Federal Aviation Administration, or with respect to the laws of any other state or jurisdiction that are or may be applicable to any of the transactions or documents referred to herein or their effect on any such transaction or document. In addition, we have not been requested to review, and have not undertaken to review, federal or state banking laws or regulations in order to determine whether the transaction complies with such laws and regulations.

     J. The foregoing expresses our legal opinion, subject to the limitations set forth above, as to the specific matters set forth above and is based on our professional knowledge and judgment at this time. It is not, however, to be construed as a guaranty.

     K. This opinion is rendered to you solely in connection with the Amended Loan Agreement, the Amended and Restated Security Agreement, the Swap Agreement and the 1997 Notes and may not be relied upon by you or any other person or entity for any other purpose whatsoever. The opinions expressed herein are expressed as of the date hereof and are not intended to have prospective effect. We undertake no responsibility to advise you or any other persons of any change in the law or facts after the date hereof, whether or not deemed material, that would alter the scope or substance of the opinions expressed herein unless otherwise requested by you in writing.

                             Very truly yours,